Exhibit 10.24

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6)

4th (FOURTH) AMENDMENT TO AND RESTATEMENT OF THE PRIVATE INSTRUMENT OF INDENTURE OF THE 1st (First) ISSUE OF SIMPLE, NON-CONVERTIBLE DEBENTURES, WITH SECURITY INTEREST, WITH ADDITIONAL PERSONAL GUARANTEE, IN A SINGLE SERIES, FOR PUBLIC DISTRIBUTION WITH RESTRICTED DISTRIBUTION EFFORTS, OF NUVINI S.A.

The “Parties”,

I. NUVINI S.A., a privately-held corporation headquartered in the city of São Paulo, State of São Paulo, at Rua Jesuíno Arruda, No. 769, room 20B, Postal Code 04532-082, duly registered with the National Corporate Taxpayers Register of the Ministry of Economy, Finance and Planning (“CNPJ/ME”) [***], with its articles of incorporation filed with the Commercial Registry of the State of São Paulo (“JUCESP”) [***], herein represented in the form of its Bylaws (“Issuer” or “Company”);

II. VÓRTX DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA., a limited liability company headquartered in the city of São Paulo, State of São Paulo, at Rua Gilberto Sabino, No. 215, 4th floor, Pinheiros, Postal Code 05425-020, registered with the CNPJ/ME [***], with its articles of incorporation filed with JUCESP [***], herein represented in the form of its articles of association, representing the community interests of the holders of the debentures of the 1st (First) issue by the Issuer (“Trustee” and “Debentureholders”, respectively);

III. ONCLICK SISTEMAS DE INFORMAÇÃO LTDA., a limited liability company (sociedade limitada) headquartered in the city of Marília, State of São Paulo, at Rua Hygino Muzzi Filho, No. 529, room 135, Campus Universitário, Prédio CITEC/CIEM – Centro de Inovação Tecnológica, Postal Code 17525-901, registered with the CNPJ/ME [***], with its articles of incorporation duly registered with JUCESP [***], herein represented in the form of its articles of association (“Onclick”);

IV. COMMIT CONSULTING LTDA., a limited liability company headquartered in the city of Marília, State of São Paulo, at Rua Hygino Muzzi Filho, No. 529, room 135, Campos Universitário, Prédio CITEC/CIEM – Centro de Inovação Tecnológica, Postal Code 17525-901, registered with CNPJ/ME [***], with its articles of incorporation duly registered with JUCESP [***], herein represented in the form of its articles of association (“Commit”);

V. APIE.COMM TECNOLOGIA LTDA., a limited liability company headquartered in the city of São Paulo, State of São Paulo, headquartered at Avenida Giovanni Gronchi, No. 6195, rooms 1614/1615, Vila Andrade, Postal Code 05724-005, enrolled in CNPJ/ME [***], with its articles of incorporation duly registered with JUCESP [***], herein represented in the form of its articles of association (“Apiecomm”); and

IV. LEADLOVERS TECNOLOGIA LTDA., a legal entity governed by private law, registered with the CNPJ/ME under No. 22.799.684/0001-76, headquartered at Rua do Semeador, No. 461, CIC, in the City of Curitiba, State of Paraná, Postal Code 81270-050, with its articles of incorporation registered with the Commercial Registry of the State of Paraná [***], hereby represented in the form of its Bylaws (“Leadlovers” and, together with Onclick, Commit and Apiecomm, “Sureties”);

hereby, in the best form of law, sign this “4th (Fourth) Amendment to and Restatement of the Private Instrument of Indenture of the 1st (First) Issue of Simple, Non-Convertible Debentures, With Security Interest, with Additional Personal Guarantee, in a Single Series, for Public Distribution with Restricted Distribution Efforts, of Nuvini S.A.” (“Amendment”), in accordance with the sections and conditions below.

Ex. 10.24-1

WHEREAS:

A. on May 18, 2021, the Issuer and the Trustee entered into the “Private Instrument of Indenture of the 1st Issue of Simple, Non-Convertible Debentures, With Security Interest, With Additional Personal Guarantee, in a Single Series, for Public Distribution with Restricted Distribution Efforts, of Nuvini S.A.”, which was duly registered with JUCESP [***], in session of May 28, 2021 (“Original Indenture”);

B. on May 25, 2021, the Issuer and the Trustee entered into the “1st (First) Amendment to the Private Instrument of Indenture of the 1st Issue of Simple, Non-Convertible Debentures, With Security Interest, With Additional Personal Guarantee, in a Single Series, for Public Distribution with Restricted Distribution Efforts, of Nuvini S.A.”, which was duly registered at JUCESP [***], in session of June 16, 2021 (“1st Amendment”);

C. on September 28, 2021, the Issuer and the Trustee entered into the “Re-ratification of the 1st (First) Amendment to the Private Instrument of Indenture of the 1st Issue of Simple, Non-Convertible Debentures, With Security Interest, With Additional Personal Guarantee, in a Single Series, for Public Distribution with Restricted Distribution Efforts, of Nuvini S.A.” which was duly registered with JUCESP [***], in a session on April 05, 2022 (“Re-ratification”);

D. on May 31, 2021, the Issuer, the Trustee, Onclick, Commit and Apiecomm entered into the “Second (2nd) Amendment to the Private Instrument of Indenture of the 1st Issue of Simple, Non-Convertible Debentures, With Security Interest, With Additional Personal Guarantee, in a Single Series, for Public Distribution with Restricted Distribution Efforts, of Nuvini S.A.” which was duly registered with JUCESP [***], in session of July 14, 2021 (“2nd Amendment”);

E. on August 12, 2021, the Issuer, the Trustee and Leadlovers entered into the “Third (3rd) Amendment to the Private Instrument of Indenture of the 1st Issue of Simple, Non-Convertible Debentures, With Security Interest, With Additional Personal Guarantee, in a Single Series, for Public Distribution with Restricted Distribution Efforts, of Nuvini S.A.”, which was duly registered with JUCESP [***], in a session of September 02, 2021 (“3rd Amendment”, being the Original Indenture, as amended by the 1st Amendment, by the Re-ratification, by the 2nd Amendment and by the 3rd Amendment, simply designated as “Debenture Indenture”);

F. at the general meeting of Debentureholders held on March 30, 2022 (“AGD of March 30, 2022”), the Debentureholders approved certain amendments to the Debenture Indenture; and

G. the Parties wish to enter into this Amendment to reflect the amendments to the Debenture Indenture approved at the AGD and to restate the Debenture Indenture.

The Parties RESOLVE to amend and restate the Debenture Indenture through this Amendment, in accordance with the following terms and conditions.

1. AUTHORIZATIONS

1.1. This Amendment is entered into by and among the Parties in accordance with the approvals and authorizations of the Debentureholders at the AGD of March 30, 2022.

2. FILING AND RECORDS

2.1. This Amendment will be duly filed with JUCESP, in accordance with article 62, item II, and paragraph 3, of the Corporation Law.

2.2. The Issuer undertakes to (i) have this Amendment filed with JUCESP by April 29, 2022, with no further registration or filing being required; (ii) meet any requirements made by JUCESP in a timely manner; and (iii) send to the Trustee 1 (one) original copy of this Amendment duly filed with JUCESP within 5 (five) Business Days after the date of the respective filing.

3. AMENDMENTS

3.1. In order to reflect the resolutions taken at the AGD of March 30, 2022, the Parties decide to amend sections 5.2, 6.1.2(q), 7.1(a)(ii) and 7.1(a)(iii) of the Debenture Indenture, as well as to include sections 3.10.1(iii), 7.1(u), 7.1(v) and 7.1.1 in the Debenture Indenture, which will come into force with the wording contained in the restatement of the Debenture Indenture approved pursuant to Section 4 of this Amendment.

Ex. 10.24-2

4. RESTATEMENT

4.1. The Parties resolve to restate the Debenture Indenture in order to reflect the changes approved under the terms of the 1st Amendment, the Re-ratification, the 2nd Amendment, the 3rd Amendment and this Amendment, and the Debenture Indenture hereby becomes effective, as of this date, as set out in Exhibit 1 to this Amendment (Exhibit 1- Restatement of the Debenture Indenture).

5. GENERAL PROVISIONS

5.1. The terms used in this Amendment with initials in capital letters, whether in the singular or plural, and that are not expressly defined in this Amendment, will have the meaning attributed to them in the Debenture Indenture.

5.2. All terms and conditions of the Debenture Indenture that have not been expressly amended by this Amendment are hereby ratified and remain in full force and effect as reflected in the restatement of the Debenture Indenture approved pursuant to Section 4 of this Amendment.

5.3. If any of the provisions of this Amendment is found to be illegal, invalid or ineffective, all the remainder of the provisions not affected by such judgment shall prevail, and the Parties undertake, in good faith, to replace the affected provision with another that, as far as possible, produce the same effect.

5.4. The Parties acknowledge that this Amendment was negotiated and fully drafted by all the Parties, together, so that its interpretation cannot be carried out to the benefit of any of them, for not having drafted a certain provision and/or this Amendment.

5.5. This Amendment, the Debenture Indenture and the Debentures are extrajudicial enforcement instruments, under the terms of items I and II of article 784, of the Code of Civil Procedure, and the Parties henceforth recognize that regardless of any other applicable measures, the obligations assumed under the terms of this Amendment, the Debenture Indenture and in relation to the Debentures are subject to specific execution, subject to the provisions of articles 815 et seq. of the Code of Civil Procedure, without prejudice to the right to declare the early maturity of the Debentures, pursuant to the terms of Debenture Indenture.

5.6. This Amendment is governed by the Laws of the Federative Republic of Brazil.

5.7. The jurisdiction of the Judicial District of São Paulo, State of São Paulo, is elected, excluding any other, however privileged it may be, to resolve any issues that may arise from this Debenture Indenture.

5.8. All documents and communications related to this Amendment shall always be sent pursuant to section 11.10 of the Debenture Indenture.

5.9. The Parties may enter into this Amendment electronically using the certification process made available by the Brazilian Public Key Infrastructure - ICP-Brasil, producing all effects in relation to the signatories, pursuant to paragraph 1 of article 10 of Provisional Measure No. 2.200-2 of August 24, 2001, of which the Parties declare to have full knowledge.

The Parties enter into this Amendment in 1 (one) electronic copy in the presence of 2 (two) witnesses.

São Paulo, April 25, 2022.

[Remainder of page intentionally left blank]

Ex. 10.24-3

[Signatures Page 1 of 7 the “4th (Fourth) Amendment to and Restatement of the Private Instrument of Indenture of the 1st (First) Issue of Simple, Non-Convertible Debentures, With Security Interest, With Additional Personal Guarantee, in a Single Series, for Public Distribution with Restricted Distribution Efforts, of Nuvini S.A.”, entered into on April 25, 2022]

Nuvini S.A.

Issuer

/s/ Pierre Carneiro Ribeiro Schurmann

Name: Pierre Carneiro Ribeiro Schurmann

Ex. 10.24-4

[Signatures Page 2 of 7 the “4th (Fourth) Amendment to and Restatement of the Private Instrument of Indenture of the 1st (First) Issue of Simple, Non-Convertible Debentures, With Security Interest, With Additional Personal Guarantee, in a Single Series, for Public Distribution with Restricted Distribution Efforts, of Nuvini S.A.”, entered into on April 25, 2022]

VÓRTX DISTRIBUIDORA DE TÍTILOS E VALORES MOBILIÁRIOS LTDA.

Trustee

1. /s/ Guilherme Marcuci Machado	2. /s/ Bruno Ivonez Borges Alexandre

Name: Guilherme Marcuci Machado	Name: Bruno Ivonez Borges Alexandre

Ex. 10.24-5

[Signatures Page 3 of 7 the “4th (Fourth) Amendment to and Restatement of the Private Instrument of Indenture of the 1st (First) Issue of Simple, Non-Convertible Debentures, With Security Interest, With Additional Personal Guarantee, in a Single Series, for Public Distribution with Restricted Distribution Efforts, of Nuvini S.A.”, entered into on April 25, 2022]

ONCLICK SISTEMAS DE INFORMAÇÃO LTDA.

Surety

/s/ Pierre Carneiro Ribeiro Schurmann

Name: Pierre Carneiro Ribeiro Schurmann

Ex. 10.24-6

[Signatures Page 4 of 7 the “4th (Fourth) Amendment to and Restatement of the Private Instrument of Indenture of the 1st (First) Issue of Simple, Non-Convertible Debentures, With Security Interest, With Additional Personal Guarantee, in a Single Series, for Public Distribution with Restricted Distribution Efforts, of Nuvini S.A.”, entered into on April 25, 2022]

COMMIT CONSULTING LTDA.

Surety

/s/ Pierre Carneiro Ribeiro Schurmann

Name: Pierre Carneiro Ribeiro Schurmann

Ex. 10.24-7

[Signatures Page 5 of 7 the “4th (Fourth) Amendment to and Restatement of the Private Instrument of Indenture of the 1st (First) Issue of Simple, Non-Convertible Debentures, With Security Interest, With Additional Personal Guarantee, in a Single Series, for Public Distribution with Restricted Distribution Efforts, of Nuvini S.A.”, entered into on April 25, 2022]

APIE.COMM TECNOLOGIA LTDA.

Surety

/s/ Pierre Carneiro Ribeiro Schurmann

Name: Pierre Carneiro Ribeiro Schurmann

Ex. 10.24-8

[Signatures Page 6 of 7 the “4th (Fourth) Amendment to and Restatement of the Private Instrument of Indenture of the 1st (First) Issue of Simple, Non-Convertible Debentures, With Security Interest, With Additional Personal Guarantee, in a Single Series, for Public Distribution with Restricted Distribution Efforts, of Nuvini S.A.”, entered into on April 25, 2022]

LEADLOVERS TECNOLOGIA LTDA.

Surety

/s/ Pierre Carneiro Ribeiro Schurmann

Name: Pierre Carneiro Ribeiro Schurmann

Ex. 10.24-9

[Signatures Page 7 of 7 the “4th (Fourth) Amendment to and Restatement of the Private Instrument of Indenture of the 1st (First) Issue of Simple, Non-Convertible Debentures, With Security Interest, With Additional Personal Guarantee, in a Single Series, for Public Distribution with Restricted Distribution Efforts, of Nuvini S.A.”, entered into on April 25, 2022]

Witnesses

1. /s/ Fernando Megale	2. /s/ Catarina Silva

Name: Fernando Megale	Name: Catarina Silva

Ex. 10.24-10

EXHIBIT 1

To the “4th (FOURTH) Amendment to and Restatement of the Private Instrument of Indenture of the 1st (First) Issue of Simple, Non-Convertible Debentures, With Security Interest, With Additional Personal Guarantee, in a Single Series, for Public Distribution with Restricted Distribution Efforts, of Nuvini S.A.”, entered into on April 25, 2022

RESTATEMENT OF THE

DEBENTURE INDENTURE

PRIVATE INSTRUMENT OF INDENTURE OF THE 1ST (FIRST) ISSUE OF SIMPLE, NON-CONVERTIBLE DEBENTURES, WITH SECURITY INTEREST, WITH ADDITIONAL PERSONAL GUARANTEE, IN A SINGLE SERIES, FOR PUBLIC DISTRIBUTION WITH RESTRICTED DISTRIBUTION EFFORTS, OF NUVINI S.A.

The “Parties”,

I. NUVINI S.A., a closely-held corporation headquartered in the city of São Paulo, State of São Paulo, at Rua Jesuíno Arruda, No. 769, room 20B, Postal Code 04532-082, duly registered with the National Corporate Taxpayers Register of the Ministry of Economy, Finance and Planning (“CNPJ/ME”) [***], with its articles of incorporation filed with the Commercial Registry of the State of São Paulo (“JUCESP”) [***], herein represented in the form of its bylaws (“Issuer” or “Company”):

II. VÓRTX DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA., a limited liability company (sociedade limitada) headquartered in the city of São Paulo, State of São Paulo, at Rua Gilberto Sabino, No. 215, 4th floor, Pinheiros, Postal Code 05425-020, registered with the CNPJ/ME [***], with its articles of incorporation filed with JUCESP [***], herein represented in the form of its articles of association, representing the community interests of the Debentureholders of the 1st (First) issue of the Issuer’s debentures (“Trustee” and “Debentureholders”, respectively);

III. ONCLICK SISTEMAS DE INFORMAÇÃO LTDA., a limited liability company headquartered in the city of Marília, State of São Paulo, at Rua Hygino Muzzi Filho, No. 529, room 135, Campus Universitário, Prédio CITEC/CIEM – Centro de Inovação Tecnológica, Postal Code 17525- 901, enrolled with the CNPJ/ME [***], with its articles of incorporation duly registered with JUCESP [***], herein represented in the form of its articles of association (“Onclick”);

IV. COMMIT CONSULTING LTDA., a limited liability company (sociedade limitada) headquartered in the city of Marília, State of São Paulo, at Rua Hygino Muzzi Filho, No. 529, room 135, Campus Universitário, Prédio CITEC/CIEM – Centro de Inovação Tecnológica, Postal Code 17525-901, registered with CNPJ/ME [***], with its articles of incorporation duly registered with JUCESP [***], herein represented in the form of its articles of association (“Commit”);

V. APIE.COMM TECNOLOGIA LTDA., a limited liability company (sociedade limitada) headquartered in the city of São Paulo, State of São Paulo, headquartered at Avenida Giovanni Gronchi, No. 6195, rooms 1614/1615, Vila Andrade, Postal Code 05724-005, enrolled in CNPJ/ME [***], with its articles of incorporation duly registered with JUCESP [***], herein represented in the form of its articles of association (“Apiecomm”); and

VI. LEADLOVERS TECNOLOGIA LTDA., a legal entity governed by private law, registered with the CNPJ/ME [***], headquartered at Rua do Semeador, No. 461, CIC, in the City of Curitiba, State of Paraná, Postal Code 81270-050, with it articles of incorporation registered with the Commercial Registry of the State of Paraná [***], hereby represented in the form of its Bylaws (“Leadlovers” and, together with Onclick, Commit and Apiecomm “Sureties”)

hereby, in the best form of law, sign this “Private Instrument of Indenture of the 1st (First) Issue of Simple, Non-Convertible Debentures, With Security Interest, With Additional Personal Guarantee, in a Single Series, for Public Distribution with Restricted Distribution Efforts, of Nuvini S.A.” (“Debenture Indenture”), in accordance with the sections and conditions below.

Ex. 10.24-11

1. AUTHORIZATION

1.1. This Debenture Indenture is entered into in accordance with the authorization of the Issuer’s Extraordinary General Meeting, at a meeting held on March 26, 2021 (“Issuer’s Corporate Approval”), in which occasion the following matters were resolved and approved: (a) the terms and conditions of the Issue (as defined below) and the Restricted Offering (as defined below); (b) the granting of Security Interest (as defined below) under the Guarantee Agreements (as defined below); and (c) express authorization for the Issuer’s executive board to perform all acts, take all steps and adopt all necessary measures for the formalization, effectiveness and administration of the resolutions taken in the Corporate Approval, and for the signature of any and all documents related to the Issue and the Restricted Offering, including, but not limited to, the Debenture Indenture, the Distribution Agreement (as defined below), the amendment to this Debenture Indenture that will ratify the result of the Bookbuilding Procedure (as defined below), to the Guarantee Agreements and any amendments to such instruments (if necessary), and for the hiring of service providers necessary for the implementation of the Issue and the Restricted Offering, pursuant to article 59 of Law No. 6.404, of December 15, 1976, as amended (“Corporation Law”), and in accordance with Law No. 6.385, of December 7, 1976, as amended, and with the Brazilian Securities Commission (“CVM”) Instruction No. 476, of January 16, 2009, as amended (“CVM Instruction 476”).

1.2. The granting of the Suretyship (as defined below) as well as the assumption of the other obligations provided for in this Debenture Indenture, as applicable, were approved based on the following resolutions of the Sureties: (i) 20th amendment to and restatement of Onclick’s articles of association, registered with JUCESP [***], on June 16, 2021; (ii) 2nd amendment to and restatement of Commit’s articles of association, registered with JUCESP [***], on June 16, 2021; (iii) 4th amendment to and restatement of Apiecomm’s articles of association, registered with JUCESP [***], on June 15, 2021; and (iv) 5th amendment to and restatement of Leadlovers’ articles of association, registered with the Commercial Registry of Paraná (JUCEPAR) [***], on September 16, 2021 (“Sureties’ Corporate Approval” and, when referred to together with the Issuer’s Corporate Approval, “Corporate Approvals”).

2. REQUIREMENTS FOR THE ISSUE

2.1. The 1st (First) issue of simple, non-convertible Debentures issued by the Issuer, with security interest, with additional personal guarantee, in a single series (“Issue” and “Debentures”, respectively), for public distribution, with restricted distribution efforts, in a mixed placement regime, pursuant to CVM Instruction 476 (“Restricted Offering”) and this Debenture Indenture, will be carried out in compliance with the following requirements:

2.2. Filing and Publication of Corporate Approval

2.2.1. Pursuant to article 62, item I, and article 289 of the Corporation Law, the minutes of the Corporate Approval that approved the terms and conditions of the Issue and the Debentures (a) will be duly filed with JUCESP; and (b) were published on the “Monitor Mercantil” newspaper and on the Official Gazette of the State of São Paulo on March 27, 2021 (“Publication Newspapers”).

2.2.2. If, prior to the financial settlement of the Restricted Offering, it is not possible to have the Corporate Approval duly filed with JUCESP as a result of restrictive measures to the normal operation of JUCESP arising exclusively from the Covid-19 pandemic, the Issuer hereby undertakes to provide for such filings within 30 (thirty) calendar days from the date on which JUCESP reestablishes its regular provision of services, pursuant to Law No. 14.030, of July 28, 2020, as amended (“Law 14.030”).

2.2.3. The Issuer undertakes to (a) have the Corporate Approval published on the Publication Newspapers within 5 (five) Business Days of the granting thereof; and (b) send to the Trustee 1 (one) electronic copy of the Corporate Approval in “.pdf” format, containing the digital seal of JUCESP filing within 2 (two) Business Days after attaining the respective registration or publication, as applicable.

Ex. 10.24-12

2.3. Filing this Debenture Indenture with JUCESP

2.3.1. Pursuant to article 62, item II, and paragraph 3, of the Corporation Law, this Debenture Indenture and any amendments thereto will be filed with JUCESP within 10 (ten) Business Days as of the respective signature, so it may be subsequently filed with JUCESP.

2.3.2. If, prior to the financial settlement of the Restricted Offering, it is not possible to have this Debenture Indenture and any amendments to the Debenture Indenture duly filed with JUCESP as a result of restrictive measures to the normal operation of JUCESP arising exclusively from the Covid-19 pandemic, the Issuer undertakes to provide for such filings within 30 (thirty) calendar days as of the date on which JUCESP reestablishes its regular provision of services, pursuant to Law 14.030.

2.3.3. The Issuer undertakes to send to the Trustee 1 (one) electronic copy of this Debenture Indenture in “.pdf” format, containing the digital seal of the JUCESP filing of this Debenture Indenture, as well as any amendments thereto, within 2 (two) Business Days after attaining such registrations.

2.3.4. Pursuant to Section 3.7.2 below, this Debenture Indenture will be amended through amendment to reflect the result of the Bookbuilding Procedure (as defined below), on the terms and conditions approved in the Corporate Approval, and therefore, without the need for a new corporate approval by the Issuer or holding a General Meeting of Debentureholders (as defined below). The amendment referred to in this Section will be registered with JUCESP, pursuant to Section 2.3.1 above.

2.3.5. Any amendments to this Debenture Indenture shall be filed with JUCESP, pursuant to Section 2.3.2 above.

2.3.6. This Indenture may be amended, regardless of approval at the General Meeting of Debentureholders, whenever such amendment arises exclusively from the need to fulfill the express requirements of CVM and B3 S.A. - Brasil, Bolsa, Balcão - Balcão B3 (“B3”), for compliance with legal or regulatory rules or in the case of correction of material errors.

2.3.7. The Trustee is hereby authorized and granted all powers, in an irrevocable and irreversible manner, on behalf of the Issuer and at its expense, to make the registration of this Debenture Indenture with JUCESP if the Issuer fails to do so within the period determined in Section 2.3.2 above, which does not, however, detract from the non-compliance with a non-pecuniary obligation by the Issuer, on the terms of item “a” of Section 6.1.2 below.

2.4. Subscription to Debentures

2.4.1. The Debentures will be subject to subscription by the Debentureholders.

2.5. Deposit for Distribution, Trading, Electronic Custody and Settlement

2.5.1. The Debentures will be deposited to:

(a) public distribution in the primary market through the Asset Distribution Module (Módulo de Distribuição de Ativos – MDA), administered and operated by B3, with the distribution being financially settled through B3; and

(b) trading, in the secondary market, through CETIP21 – Títulos e Valores Mobiliários, administered and operated by B3, with trading being financially settled and the Debentures held in electronic custody by B3.

2.5.2. Notwithstanding the provision in Section 2.5.1 above, the Debentures may only be traded between qualified investors in the regulated stock markets 90 (ninety) days after each subscription or acquisition by a professional investor, as provided for in articles 13 and 15 of CVM Instruction 476.

Ex. 10.24-13

2.6. Exemption from registration with the CVM

2.6.1. The Issue will be carried out pursuant to article 6 of CVM Instruction 476 and other applicable legal and regulatory provisions and is, therefore, automatically exempt from the distribution registration referred to in article 19 of Law No. 6.385, of December 07, 1976, as amended, except for sending the communication about the beginning of the Restricted Offering and the communication of its expiration to the CVM, pursuant to articles 7-A and 8, respectively, of CVM Instruction 476.

2.7. Registration by the Brazilian Association of Financial and Stock Markets Entities

2.7.1. The Restricted Offering will be subject to registration with the Brazilian Association of Financial and Stock Markets Entities (Associação Brasileira das Entidades dos Mercado Financeiro e de Capitais -”ANBIMA”), pursuant to item II, of article 16, and item V, of article 18, of the ANBIMA Code of Regulation and Best Practices for Public Offerings (“ANBIMA Code”).

2.7.2. This Debenture Indenture was initially prepared in accordance with the rules and procedures of the ANBIMA Guide for the Best Practices of standardization for the calculation of non-convertible debentures, subject to modification by means of any amendments and subsequent amendments as of the date hereof.

2.8. Guarantee Agreements

2.8.1. The Fiduciary Sale of Shares and Units (as defined below) will be formalized through an Agreement for Fiduciary Sale of Shares and Units (as defined below), substantially in the form of Exhibit I, and will be established within the time periods and terms of the Agreement for Fiduciary Sale of Shares and Units.

2.8.2. The Fiduciary Assignment of Receivables (as defined below) will be formalized through the Agreement for Fiduciary Assignment of Receivables (as defined below), and will be established within the time periods and terms of the Agreement for Fiduciary Assignment of Receivables.

3. ISSUER’S CORPORATE PURPOSE AND CHARACTERISTICS OF THE ISSUE

3.1. Issuer’s Corporate Purpose

3.1.1. Pursuant to article 3 of its bylaws, the Issuer’s corporate purpose is to hold interest in other civil or commercial companies, as partner, shareholder or quotaholder.

3.2. Allocation of Proceeds

3.2.1. The totality of the net proceeds raised through this Issue will be used for ordinary expenses and capital reinforcement of the Issuer, through the acquisition by the Issuer of companies that do business in the production and commercialization of software and related activities.

3.2.2. For the purposes of Section 3.2.1 above, “net proceeds” are the funds raised by the Issuer, through the pay-in of the Debentures, discounting the costs incurred to pay expenses arising from the Issue and the Restricted Offering.

3.2.3. The Issuer shall send to Trustee a statement on letterheaded stationary and signed by a legal representative attesting to the allocation of proceeds from this Issue, within 30 (thirty) calendar days as of the date of effective allocation of the proceeds in totality or on the Maturity Date, whichever occurs first. For purposes of monitoring the allocation of proceeds, in addition to the statement, the issuer will submit to the Trustee the respective balance sheet or its individual statements of income containing the equivalent financial transaction in its accounting headings equivalent to the amount informed in the statement.

3.3. Issue Number

3.3.1. This Issue is the 1st (First) issue of Debentures by the Issuer.

3.4. Series Number

3.4.1. The Issue will be carried out in a single series.

3.5. Issue Total Amount

3.5.1. The issue total amount is up to two hundred and fifty million Brazilian Reais (R$250,000,000.00), on the Issue Date (as defined below) (“Issue Total Amount”).

Ex. 10.24-14

3.6. Placement and Distribution Procedure

3.6.1. The Debentures will be subject of the Restricted Offering, which will be carried out in a mixed distribution regime, with the Intermediation of a financial institution that is part of the securities distribution system (“Underwriter”) responsible for the placement of the Debentures, according to the terms and conditions of the “Agreement for Underwriting, Placement and Public Distribution, with Restricted Efforts, in Mixed Regime, of the 1st (First) Issue of Simple, Non-Convertible Debentures, With security interest, in a Single Series, of Nuvini S.A.”, entered into by and between the Issuer and the Lead Underwriter on May 21, 2021 (“Distribution Agreement”).

3.6.2. The public distribution plan for the Debentures will follow the procedure described in CVM Instruction 476, as provided for in the Distribution Agreement. To this end, the Lead Underwriter may access not more than 75 (seventy-five) Professional Investors (as defined below), with the subscription to the Debentures being possible for not more than fifty (50) Professional Investors, in accordance with article 3 of CVM Instruction 476, provided that investment funds and managed portfolios of securities whose investment decisions are made by the same manager will be considered as a single investor for the purposes of the limits above.

3.6.3. The Debentures may be placed at a premium or discount, at the Lead Underwriter’s discretion, to be defined, if applicable, upon payment of the Debentures, provided that (i) it is applied to the totality of the Debentures; and (ii) the Issuer receives the same net amount that it would receive due to the payment of the Debentures if no discount was applied, that is, that does not represent any additional cost for the Issuer.

3.6.4. Upon subscription to and payment of the Debentures, each Professional Investor will sign a statement attesting, pursuant to article 7 of CVM Instruction 476 and Exhibit 9-A to the CVM Instruction 539 (as defined below), as applicable, the respective Professional Investor status and awareness of and declaration, among other matters, that: (i) it has sufficient knowledge of the financial market so that a set of legal and regulatory protections conferred to other investors are not applicable to him/her; (ii) it is able to understand and consider the financial risks related to the investment of its funds in securities that can only be acquired by Professional Investors; (iii) it has financial investments in an amount greater than R$10,000,000.00 (ten million Brazilian Reais); (iv) the Restricted Offering was not registered with the CVM; (v) the Offering will not be subject to prior analysis by ANBIMA, being registered with ANBIMA only after sending its closing notice to CVM, pursuant to item II, of article 16 and item V, of article 18, of the Code ANBIMA; (vi) the Debentures are subject to trading restrictions set forth in CVM Instruction 476 and in this Debenture Indenture; and (vii) it carried out their own analysis regarding the Issuer’s ability to pay.

3.6.5. Pursuant to CVM Instruction 539, of November 13, 2013, as amended by CVM Instruction No. 554, of December 17, 2014 (“CVM Instruction 539” and “CVM Instruction 554”, respectively), and for purposes of the Restricted Offering, “Professional Investors” will be considered (i) financial institutions and other institutions authorized to operate by the Central Bank of Brazil; (ii) insurance companies and capitalization companies; (iii) open and closed private supplementary pension entities; (iv) individuals or legal entities that have financial investments in an amount greater than R$10,000,000.00 (ten million Brazilian Reais) and that, additionally, attest in writing their status as Professional Investors through their own term, in accordance with the Exhibit 9-A of CVM Instruction 539; (v) investment funds; (vi) investment clubs, provided that their portfolio is managed by a securities portfolio manager authorized by the CVM; (vii) autonomous investment agents, portfolio managers, analysts and securities consultants authorized by the CVM, in relation to their own funds; and (viii) non-resident investors.

3.6.5.1. The social security systems instituted by the Federal Government, by the States, by the Federal District or by Municipalities are considered Professional Investors only if recognized as such according to specific regulations of the Ministry of Social Security.

3.6.6. The Issuer and the Lead Underwriter undertake not to carry out the search for investors for this Issue through stores, offices or establishments open to the public, or through the use of public communication services, such as the press, radio, television and pages open to the public on the World Wide Web, pursuant to CVM Instruction 476.

Ex. 10.24-15

3.6.7. The Restricted Offering may be completed even in the event of partial distribution of the Debentures, pursuant to article 30, paragraph 2, of CVM Instruction No. 400, of December 29, 2003, as amended (“CVM Instruction 400”) and of article 5-A of CVM Instruction 476.

3.6.8. Bearing in mind that the distribution may be partial, under the terms of article 31 of CVM Instruction 400, the Professional Investor may, upon acceptance of the Restricted Offering, condition his adherence to the distribution:

(i) of the totality of the Debentures subject matter of the Restricted Offering, provided that, if such condition is not implemented (a) the Professional Investor’s orders will be cancelled, provided that, in this case, the settlement process at B3 will not have started; or (b) if the Professional Investor has already paid the Subscription Price (as defined below), the Debentures shall be returned to the Issuer through redemption, without reimbursement and with deduction of the amounts related to the applicable taxes, if any, and the applicable charges, if any, within a period of up to 5 (five) Business Days as of the date on which the non-implementation of the condition is verified, provided that, in relation to the Debentures in electronic custody at B3, such procedure will be carried out in accordance with B3 procedures; or

(ii) of a minimum proportion or quantity of Debentures originally the purpose of the Restricted Offering, defined according to the investor’s own discretion, and the Professional Investor may be able, at the time of acceptance, to indicate whether, upon implementation of the foregoing condition, he intends to remain with the totality of the Debentures subscribed for and paid in by such Professional Investor or a number equivalent to the proportion between the number of Debentures actually distributed and the number of Debentures originally subject of the Restricted Offering, and, in the absence of any statement in this regard, the Professional Investor’s interest in keeping the totality of the Debentures subscribed for and paid in by such Professional Investor shall be presumed. If the Professional Investor has indicated a minimum proportion or number and such condition is not implemented, (a) the orders will be cancelled, provided that, in this case, the settlement process at B3 will not have started; or (b) if the Professional Investor has already paid the Subscription Price (as defined below), the Debentures shall be returned to the Issuer through redemption, without reimbursement and with deduction of the amounts related to the taxes applicable, if any, and the applicable charges, if any, within a period of up to 5 (five) Business Days as of the date on which the non-implementation of the condition is been verified, provided that, in relation to the Debentures in electronic custody at B3, such procedure will be carried out in accordance with the B3 procedures.

3.6.9. The Issuer undertakes to: (a) not contact or provide information about the Restricted Offering to any investor, except if previously agreed with the Lead Underwriter; and (b) inform the Lead Underwriter of the occurrence of contact received from potential investors who may express their interest in the Restricted Offering, within 1 (one) Business Day as of such contact, and the Issuer hereby undertakes to henceforth not to take any action in relation to said potential investors in this period.

3.6.10. There will be no advanced reservations, nor setting of minimum or maximum lots for the Restricted Offering, and the Lead Underwriter, with the express and prior consent of the Issuer, will organize the distribution plan on the terms of CVM Instruction 476, having as target audience Professional Investors.

3.6.11. There will be no preference for the subscription to the Debentures by the Issuer’s current shareholders.

3.6.12. The distribution of the Debentures will be carried out in accordance with B3 procedures and with the distribution plan described in the Distribution Agreement and in this Debenture Indenture.

3.6.13. No liquidity support fund will be established. A market maker agreement may be entered into for the Debentures. A price stabilization contract for the Debentures in the secondary market will not be signed yet.

Ex. 10.24-16

3.7. Bookbuilding Procedure

3.7.1. The Lead Underwriter organized the procedure to collect investment intentions from potential investors in the Debentures, without receiving reserves, without minimum or maximum lots, subject to the provisions of article 3 of CVM Instruction 476 defining the number of Debentures to be issued (“Bookbuilding Procedure”).

3.7.2. The result of the Bookbuilding Procedure was ratified by means of an amendment to this Debenture Indenture, which will be registered with JUCESP.

3.8. Settlement Agent and Bookrunner

3.8.1. The settlement agent for the Issue and the bookrunner for the Debentures is Vórtx Distribuidora de Títulos e Valores Mobiliários Ltda., a financial institution incorporated as a corporation (sociedade por ações), headquartered in the city of São Paulo, State of São Paulo, at Rua Gilberto Sabino, No. 215, 4th floor, Pinheiros, Postal Code 05425-020, registered with CNPJ/ME under No. 22.610.500/0001-88 (“Settlement Agent” and “Bookrunner”, respectively, whose definitions include any another institution that will succeed the Settlement Agent and the Bookrunner in the rendering of the services of settlement bank and bookrunner provided for in this Debenture Indenture). The Bookrunner will be responsible for carrying out the bookkeeping of the Debentures, among other responsibilities defined in the rules issued by CVM and B3. The Settlement Agent and Bookrunner may be replaced at any time, upon approval by the Debentureholders at the General Meeting of Debentureholders.

3.9. Risk rating

3.9.1. A risk rating agency will not be contracted within the scope of the Restricted Offering to assign a risk rating to the Debentures.

3.10. Security Interest

3.10.1. In guarantee of the faithful, timely and full compliance with all obligations, principal or ancillary, related to the Debentures and the Debenture Indenture, by the Issuer, including the payment of the Uni Par Value or the balance of the Unit Par Value, as the case may be, accrued by Conventional Interest, calculated pro rata temporis, from the First Payment Date or from the last Conventional Interest Payment Date immediately preceding, as the case may be, plus the Delay Charges as of the date of late payment of pecuniary obligations until the date of their effective payment and other applicable charges due by the Issuer on the terms of the Debentures, this Debenture Indenture and the Guarantee Agreements; as well as other present and future pecuniary obligations, principal and ancillary, provided for in this Debenture Indenture and in the Guarantee Agreements, including any and all court and/or out of court costs or expenses that are reasonable and demonstrably incurred by the Trustee, including its fees, and/or by the Debentureholders when establishing, formalizing, executing and/or foreclosing the Security Interest, as well as a result of proceedings, procedures and/or other court or out of court measures necessary to protect their rights and prerogatives arising from the Debentures, this Debenture Indenture and/or the Guarantee Agreements, expenses with Trustee, Settlement Agent, Bookrunner arising from the Debentures or this Debenture Indenture (“Secured Obligations”), the Debentures will have, once formalized and established, the following security interest:

(i) Fiduciary assignment of all rights and credits arising from the Disbursement Escrow Account (as defined in the Agreement for Fiduciary Assignment) and the Centralizing Escrow Account (as defined in the Fiduciary Assignment Agreement), both held by the Issuer indicated in the Agreement for Fiduciary Assignment of Receivables (jointly referred to as “Escrow Accounts”), where (a) the funds arising from this Issue will be deposited into the Disbursement Escrow Account, which will be released to the Issuer’s free transaction account on the terms of Section 3.10.2 below; and (b) funds from credits held and to be held by companies that do business in the production and sale of software and related activities to be acquired by the Issuer with funds arising from this Issue (“Acquired Companies” and “Fiduciary Assignment of Receivables”) will be deposited in the Centralizing Escrow Account on the terms and conditions to be established in the “Private Instrument of Fiduciary Assignment of Rights and Credits and Other Covenants”, to be entered into between the Issuer and the Trustee, as representative of the Debentureholders (as amended from time to time, the “Agreement for Fiduciary Assignment of Receivables”);

Ex. 10.24-17

(ii) Fiduciary sale, by the Issuer, of all shares and units of the Acquired Companies, as well as any other common or preferred shares, with or without voting rights, representing the share capital of the Acquired Companies, which may be subscribed, acquired or in any way held by the Issuer (“Fiduciary Sale of Shares and Units” and, referred to jointly with the Fiduciary Assignment of Receivables, the “Security Interest”), on the terms and conditions to be established in the “Private Instrument of Fiduciary Sale of Shares and Units and Other Covenants”, to be entered into between the Issuer and the Trustee, as representative of the Debentureholders, with the intervention and consent of the Acquired Companies, as applicable (“Agreement for Fiduciary Sale of Shares and Units” and, jointly with the Agreement for Fiduciary Assignment of Receivables, the “Guarantee Agreements”); and

(iii) for the period provided for in Section 7.1.1, the fiduciary sale, by the Issuer, of all units representing the share capital of the following companies, through the Agreement for Fiduciary Sale of Shares and Units: (a) Effecti Tecnologia Web Ltda., a company headquartered in the Municipality of Rio do Sul, State of Santa Catarina, at Avenida Oscar Barcelos, No. 1.731, rooms 201 and 202, Santana, Postal Code 89160-314, registered with CNPJ [***] and registered with the Commercial Registry of the State of Santa Catarina [***] (“Effecti”): (b) Ipê Tecnologia Digital Ltda., a company headquartered in the Municipality of Uberlândia, State of Minas Gerais, at Avenida Dr. Arnaldo Godoy de Souza, No. 1.734, Tubalina, Postal Code 38412-096, registered with the CNPJ [***] and registered with the Commercial Registry of the State of Minas Gerais [***] (“Ipê”); and (c) Dataminer Dados, Informação e Documentos Ltda., a company headquartered in the City of São Paulo, State of São Paulo, at Rua Irmã Gabriela, No. 51, ground floor, Cidade Monções, Postal Code 04571- 130, enrolled with the CNPJ [***] and registered with the Commercial Registry of the State of São Paulo [***] (“Dataminer”).

On the Issue Date, the Debentureholders will only have the guarantee provided for in the Disbursement Escrow Account, since the other guarantees will only be established upon acquisition by the Issuer of the Acquired Companies.

3.10.2. The funds deposited in the Disbursement Escrow Account will be disbursed as follows: (a) the funds required to pay the Issue expenses will be released by the Trustee to the Issuer’s free transaction account upon the Issuer’s request; (b) the funds necessary to prepay the Bank Credit Note issued in favor of Itaú Unibanco S.A. on April 19, 2021 in the amount of R$10,000,000.00 (ten million Brazilian Reais) (“Itaú Financing”); (c) the remaining funds allocated to the acquisition of the Acquired Companies (“Funds from the Acquired Companies”) will be released to the Issuer’s free transaction account at the Issuer’s request due to the acquisition of any Acquired Company to be carried out by means of notice to the Trustee which shall include: (c.1) brief description of the Acquired Company; (c.2) the total acquisition value of the Acquired Company; (c.3) the amount of the payment due on the closing date of the acquisition of the Acquired Company (“Closing Date”) or the deferred payment due under the terms of the purchase agreement of the Acquired Company to be presented duly formalized (“Acquired Company SPA”); and (c.4) duly signed copy of the Acquired Company SPA (“Notice of Acquisition”), subject to the provisions of Section 3.10.4 below. There will be no questioning on the part of the Trustee about the valuation or acquisition price for the Issuer in relation to the acquired Companies.

3.10.3. The payment of the Itaú Financing shall take place within 10 (ten) days from the payment of the funds arising from the Debentures, which will be deposited in the Disbursement Escrow Account, under penalty of early maturity of the obligations arising from this Debenture Indenture.

3.10.4. The Funds of the Acquired Companies will be released on the business day following the sending of the Notice of Acquisition, provided that, on the Closing Date, the following are presented: (a) an amendment to the Agreement for Fiduciary Assignment of Receivables, in the form of Exhibit IV to the Agreement for Fiduciary Assignment of Receivables, duly signed by the Issuer, by the Acquired Company and by the Trustee as representative of the Debentureholders’ community, providing for the inclusion of the respective Acquired Company as a consenting intervening party, under the terms and conditions set forth in the Agreement for Fiduciary

Ex. 10.24-18

Assignment of Receivables; (b) the Agreement for Fiduciary Sales of Shares and Units or amendment to the respective instrument, in the form of Exhibit I to this Debenture Indenture or Exhibit III to the Agreement for Fiduciary Sale of Shares and Units, as applicable, duly signed by the Issuer, by Acquired Company and by the Trustee acting as a representative of the community regime of the Debentureholders, for the formalization of the Fiduciary sale of the shares or units of the respective Acquired Company in favor of the Debentureholders; and (c) statement in which the Issuer affirms that all conditions precedent for the closing of the acquisition of the Acquired Company have been duly completed, with the exception of the payment of the acquisition price of the respective Acquired Company, which will be made with the Funds from the Acquired Companies.

3.10.5. If the Funds from the Acquired Company are required for deferred payments within the scope of the Acquired Company SPA and the Acquired Company has already joined as an intervening party in the Guarantee Agreements, the procedure provided for in Section 3.10.3 above will not be applicable. For this purpose, the Issuer shall prove to the Trustee on the Closing Date that the funds fit this condition.

3.10.6. It will not be necessary to hold any General Meeting of Debentureholders for the execution of the Agreement for Fiduciary Sale of Shares and Units or any amendment to the Guarantee Agreements under the terms set forth in this Section.

3.10.7. The Acquired Companies shall, additionally, become sureties of this Issue, within 10 (ten) Business Days after the Closing Date of the respective Acquired Company, by means of an amendment to this Debenture Indenture, pursuant to Exhibit II, without the need authorization at a general meeting of Debentureholders.

3.11. Suretyship

3.11.1. In guarantee of faithful, full and timely payment and fulfillment of the Secured Obligations, the Sureties accept this Debenture Indenture and provide suretyship (“Suretyship” and, jointly with the Security Interest, “Guarantees”) in favor of the Debentureholders, represented by the Trustee, which binds itself or is bound by its successors in any capacity, as sureties and main payors, jointly and severally liable among themselves and in relation to the Issuer, in accordance with article 818 of the Civil Code.

3.11.2. Subject to the provisions of this Debenture Indenture, the Sureties undertake, regardless of any suit, action, dispute or claim that the Issuer may have or exercise in relation to its obligations, to pay the entire amount of the Secured Obligations of a pecuniary nature, within a period of up to 2 (two) Business Days after receiving written notice from the Trustee to the Sureties, which shall be accompanied, when applicable, by copies of proof of expenses incurred. Such notice shall be immediately issued by the Trustee after the Issuer fails to pay any amount due in relation to the Debentures on the payment dates defined in this Indenture or upon the declaration of early maturity. The payment shall be made outside the scope of B3, free and net, without the deduction of any taxes, rates, fees, contributions of any nature, charges or withholdings, present or future, as well as any interest, fines or other tax liabilities, and the Sureties shall pay the additional amounts that are necessary for the Debentureholders to receive, after such deductions, collections or payments, an amount equivalent to that they would have received if such deductions, collections or payments were not applicable.

3.11.3. The Suretyship will remain valid and fully effective, in case of amendments, alterations and any other modifications of the conditions set forth in this Debenture Indenture, so that the obligations of the Sureties assumed herein will not be affected by acts or omissions that may exonerate them from their obligations or affect them, including, but not limited to, due to: (i) any term extension or agreement between the Issuer and the Debentureholders; (ii) any novation or non-exercise of any right of the Debentureholders against the Issuer; and (iii) any limitation or inability of the Issuer, including its filing for out of court reorganization, court reorganization or bankruptcy.

Ex. 10.24-19

3.11.4. The Sureties expressly waive any and all benefit of order, rights and powers of exoneration of any nature provided for in articles 333, sole paragraph, 364, 366, 821, 824, 827, 829, 830, 834, 835, 836, 837, 838 and 839 of the Civil Code and articles 130 and 794 of Law No. 13.105, of March 16, 2015, as amended (“Code of Civil Procedure”).

3.11.5. Subject to the provisions of Section 3.11.6 below, the Sureties and/or their successors temporarily waive herein the exercise of subrogation in the credit rights corresponding to the obligations assumed in this Section until full settlement of the Debentures. Thus, in the event of foreclosure of the Suretyship, the Sureties will not have any right to recover from the Issuer any amount resulting from the execution of the Suretyship until full settlement of the Debentures. After full settlement of the Debentures, the Sureties will be entitled to receive the amounts disbursed in favor of the Issuer as a result of the Suretyship.

3.11.6. The Sureties hereby agree and undertake to (i) only after the full settlement of all amounts due to the Debentureholders and the Trustee under the terms of the Debentures and this Debenture Indenture, demand and/or sue the Issuer as a result of any amount that it has borne under the terms of the Debentures and/or this Debenture Indenture, except to the extent necessary to protect its rights against statute of limitations and/or peremption, but provided that the effects of such measure do not imply a violation of any provision relating to the provisions of this Section or interfere with any right of the Debentureholders and/or the Trustee in relation to the receipt of all amounts due to the Debentureholders under the terms of this Debenture Indenture; and (ii) if it receives any amount from the Issuer as a result of any amount it has borne under the terms of the Debentures and/or this Indenture before the full settlement of all amounts due to the Debentureholders and the Trustee under the terms of the Debentures and/or this Debenture Indenture, transfer, within 1 (one) Business Day as of the date of receipt, such amount to the Debentureholders, outside the scope of B3.

3.11.7. This Suretyship will remain valid in all its terms until the date of full compliance with the Secured Obligations.

3.11.8. The Sureties are allowed to pay any obligation defaulted by the Issuer, regardless of any notice from the Trustee, including during any cure period established in this Indenture, in which case the default may be remedied by the Sureties.

3.11.9. It is hereby established and agreed that the non-compliance by the Trustee of the terms for the execution of the Suretyship in favor of the Debentureholders will under no circumstance give rise to the forfeiture of any right or power provided herein, and the Suretyship may be executed and enforced by the Trustee, either in or out of court, as many times as necessary until the full settlement of the Secured Obligations, and the Trustee shall, therefore, immediately notify the Issuer and the Sureties.

4. GENERAL CHARACTERISTICS OF THE DEBENTURES

4.1. Issue Date

4.1.1. For all legal purposes, the Issue Date of the Debentures will be May 14, 2021 (“Issue Date”).

4.2. Convertibility, Type and Form

4.2.1. The Debentures will be simple, that is, non-convertible into shares issued by the Issuer. The Debentures will be book-entry and registered, with no issue of warrants or certificates.

4.3. Type

4.3.1. The Debentures will be of the security interest type, pursuant to article 58, main provision, of the Corporation Law, given that the Debentures will also have an additional personal guarantee provided by the Sureties.

4.4. Term of Effectiveness and Maturity Date

4.4.1. The Debentures will mature on May 14, 2026 (“Maturity Date”), except for the cases of early maturity of the Debentures, Total Optional Early Redemption of Debentures and Offering of Total Optional Early Redemption, under the terms of this Debenture Indenture.

Ex. 10.24-20

4.5. Unit par value

4.5.1. The Unit Par Value of the Debentures will be R$1,000.00 (one thousand Brazilian Reais) on the Issue Date (“Unit Par Value”).

4.6. Number of Debentures

4.6.1. Up to 250,000 (two hundred and fifty thousand) Debentures will be issued.

4.7. Term and Form of Subscription and Payment

4.7.1. The Debentures will be subscribed and paid in cash, in national currency, upon subscription, during the Debentures distribution period, pursuant to Articles 7-A and 8 of CVM Instruction 476, in accordance with the settlement rules applicable to B3, at their Unit Par Value on the first payment date (“First Payment Date”); or, if the payment takes place on more than one date, at its Unit Par Value or balance of the Unit Par Value, as the case may be, plus Conventional Interest, calculated on a pro rata temporis basis, from the First Payment Date to the date of their effective subscription and payment, if they are subscribed and paid after the First Payment Date, as the case may be (“Subscription Price”). The Subscription Price may count on a discount on the payment date, provided that they are offered under equal conditions to investors on each payment date.

4.7.2. The Debentures may be placed with premium or discount, at the discretion of the Lead Underwriter, to be defined, if applicable, upon payment of the Debentures, provided that (i) it applies to all Debentures on each date of Payment; and (ii) the Issuer receives the same net amount that it would receive due to the payment of the Debentures if no discount was applied, that is, that does not represent any additional cost for the Issuer.

4.8. Proof of Ownership

4.8.1. The Issuer will not issue Debenture certificates. For all legal purposes, the ownership of the Debentures will be proven by the deposit account statement issued by the Bookrunner in which the names of the respective Debentureholders will be registered. Additionally, with respect to the Debentures that are in electronic custody at B3, the statement issued by B3, on behalf of the respective Debentureholder, will be recognized as proof of ownership of the Debentures.

4.9. Monetary Adjustment of Debentures

4.9.1. The Unit Par Value or the balance of the Unit Par Value of the Debentures will not be monetarily adjusted.

4.10. Conventional Interest

4.10.1. The Unit Par Value or balance of the Unit Par Value will incur conventional interest corresponding to 100.00% (one hundred percent) of the accumulated variation of the average daily rates of the DI - Interfinancial Deposit rate for one day, “over extra group” (“DI Rate”), expressed as a percentage per year, based on 252 (two hundred and fifty-two) Business Days, calculated and disclosed daily by B3 S.A. - Brasil, Bolsa, Balcão, in its daily newsletter available on its website (www.b3.com.br) exponentially accrued by a spread or surcharge of eight whole percent (8.0000%) per annum, based on 252 (two hundred and fifty-two) Business Days (“Conventional Interest”).

4.10.2. The Conventional Interest will incur on the Unit Par Value or balance of the Unit Par Value of the Debentures from the First Payment Date, or the immediately preceding Conventional Interest Payment Date, as the case may be, until the subsequent Conventional Interest Payment Date, until the Maturity Date of the Debentures, until the date of the effective payment of the Debentures resulting from the Total Optional Early Redemption of the Debentures, Offering of Total Optional Early Redemption or until the date of the declaration of the early maturity of the Debentures, under the terms of this Debenture Indenture, as applicable.

4.10.3. The Conventional Interest of the Debentures will be calculated exponentially and cumulatively pro rata temporis for business days elapsed, levied on the Unit Par Value or balance of the Unit Par Value, according to the formula below:

J = VNe x (Interest Factor - 1)

Ex. 10.24-21

where:

J = unit value of the Conventional Interest of the Debentures, accumulated in the period, at the end of each capitalization period, calculated with 8 (eight) decimal places without rounding;

VNe = Unit Par Value or balance of the Unit Par Value of the Debentures informed/calculated with 8 (eight) decimal places, without rounding;

Interest Factor = Interest factor composed of the fluctuation parameter plus the spread, calculated with 9 (nine) decimal places, with rounding, calculated as follows:

Interest Factor = (DI Factor x Spread Factor)

where:

DI Factor = Production of the DI Rates, of the First Payment Date, or the Debentures Conventional Interest Payment Date immediately preceding, inclusive, up to the calculation date, exclusive, calculated with 8 (eight) decimal places, with rounding, calculated as follows:

(formula)

where:

k = number of DI Rates orders, ranging from 1 (one) to “n”;

n = total number of DI Fees, considered until the calculation date, where “n” is an integer;

TDIk = DI Rate, of order k, expressed per day, calculated with 8 (eight) decimal places with rounding, calculated as follows:

(formula)

where: k = 1, 2,..., n

DI k = DI rate, of order k, disclosed by B3 S.A. - Brasil, Bolsa, Balcão, used with 2 (two) decimal places;

dk = 1

Spread Factor = Fixed interest surcharge, calculated with 9 (nine) decimal places, with rounding, calculated according to the formula below:

Spread Factor -

(formula)

where:

Spread = 8.0000;

DP = number of Business Days between the First Payment Date or the Conventional Interest Payment Date on the immediately preceding Debentures, the Debentures, and the calculation date, where “DP” is a whole number.

The DI Rate shall be used considering the same number of decimal places published by the body responsible for its calculation.

Notes:

(i) The factor resulting from the expression (1 + TDIk) is considered with 16 (sixteen) decimal places, without rounding;

(ii) The product of the daily factors (1 + TDIk) is carried out, and for each accumulated daily factor, the result is truncated with 16 (sixteen) decimal places, applying the next daily factor, and so on until the last considered;

(iii) Once the factors are accumulated, the resulting factor “Factor Dl” is considered with 8 (eight) decimal places, with rounding; and

Ex. 10.24-22

(iv) The factor resulting from the expression (Factor DI x Factor Spread) is considered with 9 (nine) decimal places, with rounding.

4.10.3.1. Subject to the provisions of the paragraph below, if, at any time during the effectiveness of the Debentures, the DI Rate is not disclosed, the last DI rate available so far will be applied to calculate the remuneration, with no compensation being due between the Issuer and the holder of the Debentures upon subsequent disclosure of the DI Rate that would be applicable.

4.10.3.2. If the DI Rate ceases to be disclosed for a period longer than 30 (thirty) days, or if it is extinguished, or there is the legal impossibility of applying the DI Rate to calculate Conventional Interest, the Trustee shall, within a maximum period of up to 5 (five) business days from the end of the period of 30 (thirty) days mentioned above or the event of extinction or inapplicability, as the case may be, call a General Meeting of Debentureholders, in the manner and within the terms stipulated in article 124 of the Corporation Law and in this Debenture Indenture, as defined in Section 9 below, which will have as its purpose the resolution by the Debentureholders, in common agreement with the Issuer, of the new parameter of Conventional Interest, a parameter that shall preserve the real value and the same Conventional Interest rate levels. If there is no agreement on the new Conventional Interest parameter between the Issuer and the Debentureholders representing at least 2/3 (two thirds) of the Outstanding Debentures on the first or second call or in case of absence of a quorum for installing the second call, the Issuer shall acquire all of the Debentures, within a maximum period of 30 (thirty) calendar days from the closing date of the respective General Meeting of Debentureholders or the date on which the General Meeting of Debentureholders of the Debentures should have taken place, as applicable or in a longer period that may be defined by common agreement at said meeting, or even, on the Maturity Date, whichever occurs first, at its Unit Par Value or balance of the Unit Par Value, plus the Conventional Interest due up to the effective acquisition date, calculated pro rata temporis, from the First Payment Date of the Debentures. The Debentures acquired pursuant to this item will be canceled by the Issuer. In this alternative, to calculate the Conventional Interest to be acquired, for each day of the period in which there are no fees, the last officially published DI rate will be used.

4.11. Payment of Conventional Interest

4.11.1. Without prejudice to the cases of Total Optional Early Redemption of Debentures, Offering of Total Optional Early Redemption or early payment resulting from Early Maturity Events, the Conventional Interest will be paid quarterly, always on the 14th of the months of February, May, August and November each year, with the first payment on August 14, 2021 and the last payment on the Maturity Date of the Debentures, as per the table below (“Conventional Interest Payment Date”):

Installments	Payment Dates of Conventional Interest on Debentures
1st	August 14, 2021
2nd	November 14, 2021
3rd	February 14, 2022
4th	May 14, 2022
5th	August 14, 2022
6th	November 14, 2022
7th	February 14, 2023
8th	May 14, 2023
9th	August 14, 2023
10th	November 14, 2023
11th	February 14, 2024

Ex. 10.24-23

12th	May 14, 2024
13th	August 14, 2024
14th	November 14, 2024
15th	February 14, 2025
16th	May 14, 2025
17th	August 14, 2025
18th	November 14, 2025
19th	February 14, 2026
20th	Maturity Date of Debentures

4.11.2. The Debentureholder holding Debentures at the end of the Business Day prior to the respective payment date provided for in this Debenture Indenture will be entitled to payments.

4.12. Repayment of the balance of the Unit Par Value

4.12.1. Without prejudice to the cases of Total Optional Early Redemption of the Debentures, Offering of Total Optional Early Redemption or early payment resulting from Early Maturity Events, under the terms of this Debenture Indenture, the balance of the Unit Par Value of the Debentures will be repaid in quarterly installments, always in the 14th of February, May, August and November of each year, starting on May 14, 2023 (each a “Scheduled Repayment Date”), on the dates and percentages indicated in the table below:

Installment	Scheduled Repayment Date	Percentage of the balance of the Unit Par Value to be repaid
1	May 14, 2023	4.0000%
2	August 14, 2023	4.1667%
3	November 14, 2023	4.3478%
4	February 14, 2024	9.0909%
5	May 14, 2024	10.0000%
6	August 14, 2024	11.1111%
7	November 14, 2024	12.5000%
8	February 14, 2025	14.2857%
9	May 14, 2025	16.6667%
10	August 14, 2025	25.0000%
11	November 14, 2025	33.3333%
12	February 14, 2026	50.0000%
13	Maturity Date of Debentures	100.0000%

4.13. Scheduled Renegotiation

4.13.1. The Debentures will not be subject to scheduled renegotiation.

Ex. 10.24-24

4.14. Fine and Default Interest

4.14.1. Without prejudice to Conventional Interest, in the event of delay in the payment of any amount due to Debentureholders, overdue debts will be subject, regardless of notice or notice or judicial or extrajudicial notice, to: (i) default interest at the rate of 1% (one percent) per month on the amount due calculated pro rata temporis, from the date of default to the date of actual payment; and (ii) conventional, irreducible and non-compensatory fine of 2% (two percent) on the amount due and unpaid (“Delay Charges”).

4.15. Payment place

4.15.1. The payments to which the Debentures are entitled will be made by the Issuer using, as the case may be: (a) the procedures adopted by B3, for the Debentures held in electronic custody at B3; or (b) the procedures adopted by the Bookrunner for the Debentures that are not electronically held in custody at B3, or, as the case may be, by the financial institution contracted for this purpose, or even at the Issuer’s headquarters, if applicable.

4.16. Extension of Terms

4.16.1. The terms referring to the payment of any obligation provided for and resulting from this Debenture Indenture will be considered extended if the due date does not coincide with a Business Day, without any addition to the amounts to be paid. For the purposes of this Debenture Indenture, a “Business Day” will be considered any and all days that are not Saturdays, Sundays or national holidays in the Federative Republic of Brazil.

4.17. Advertising

4.17.1. All acts and decisions to be taken as a result of this Issue that, in any way, come to involve the interests of the Debentureholders shall be compulsorily communicated in the form of notices, in the Publication Newspapers or another newspaper that may be designated for that purpose by the shareholders’ meeting of the Issuer, as well as on the Issuer’s page on the World Wide Web (http://www.nuvini.com.br) (“Notices to Debentureholders”), subject to the provisions of article 289 of the Corporation Law and the limitations imposed by CVM Instruction 476 in relation to the publicity of the Restricted Offering and the legal time frames. If the Issuer changes any of the Publication Newspapers after the Issue Date, it shall send a notice to the Trustee informing the new newspaper and publish in the previously used Publication Newspapers, a notice to the Debentureholders informing the new newspaper(s).

5. OPTIONAL EARLY REDEMPTION, OPTIONAL ACQUISITION AND EARLY REDEMPTION OFFERING

5.1. Total Optional Early Redemption

5.1.1. The Issuer may, at its sole discretion, carry out the total optional early redemption of the Debentures (“Total Optional Early Redemption of the Debentures”). On the occasion of the Total Optional Early Redemption, the amount due by the Issuer will be equivalent to (a) Unit Par Value of the Debentures or balance of the Unit Par Value of the Debentures, as the case may be, to be redeemed; plus (b) the Conventional Interest, calculated pro rata temporis, from the First Payment Date of the Debentures or the Payment Date of the Conventional Interest, immediately preceding, as the case may be, until the date of the effective payment of the Optional Early Redemption of the Debentures (exclusive); (c) Delay Charges, if any; (d) any pecuniary obligations and other accruals referring to the Debentures; (e) a flat premium levied on the Unit Par Value of the Debentures or balance of the Unit Par Value of the Debentures, plus Conventional Interest (“Premium” and “Total Optional Early Redemption Value”, respectively):

Optional Early Redemption Date	Premium
As of the Issue Date (including) to May 14, 2022 (exclusive)	5.0000%
As of May 14, 2022 (including) to the Maturity Date (exclusive)	0.0000%

5.1.2. The Total Optional Early Redemption of the Debentures will only be carried out by sending an individual communication to the Debentureholders, or publishing an announcement, under the terms of Section 4.17 above, in both cases with a copy to the Trustee, B3 and ANBIMA, with 10 (ten) Business Days in advance of the date on which the effective Total Optional Early Redemption is intended to be carried out (“Redemption Communication”), and said communication shall include: (a) the date on which the Total Optional Early Redemption is carried

Ex. 10.24-25

out, which shall be a Business Day; (b) mention that the amount corresponding to the payment will be the Unit Par Value of the Debentures or Balance of the Unit Par Value of the Debentures, as the case may be, plus (i) Conventional Interest, calculated as provided for in Section 4.10, (ii) the Redemption Premium; and (c) any other information necessary for the operation of the Total Optional Early Redemption.

5.1.3. The Total Optional Early Redemption for Debentures held in electronic custody at B3 will follow the event settlement procedures adopted by it. If the Debentures are not electronically held in custody at B3, the Total Optional Early Redemption will be carried out through the Bookrunner, upon deposit to be made.

5.1.4. If the date of the Optional Early Redemption of the Debentures carried out coincides with a date of repayment and/or payment of Conventional Interest, the Premium of the Debentures shall be calculated on the value after the repayment of the balance Unit Par Value and/or the payment of Conventional Interest.

5.1.5. The Total Optional Early Redemption will be binding on all Debentureholders.

5.1.6. The Debentures redeemed by the Issuer, as provided for in this Section, shall be mandatorily cancelled.

5.1.7. Partial optional early redemption of Debentures will not be admitted.

5.2. Extraordinary Repayments

5.2.1. In the event that, on the date on which 1 (one) year from the Issue Date is completed, that is, on May 14, 2022, there are remaining amounts in the Disbursement Escrow Account (“Remaining Amount”), the Issuer shall carry out the repayment mandatory extraordinary repayment of the Debentures in proportion to the Remaining Amount (“Mandatory Extraordinary Repayment”). On the occasion of the Mandatory Extraordinary Repayment, the amount due by the Issuer will be equivalent to the portion of the Unit Par Value of the Debentures or the balance of the Unit Par Value of the Debentures, as the case may be, to be repaid, plus the Remuneration and other charges due and unpaid until the date of the Mandatory Extraordinary Repayment, calculated pro rata temporis from the respective First Payment Date or the Conventional Interest Payment Date immediately prior to the date of the effective Mandatory Extraordinary Repayment, levied on the Unit Par Value or balance of the Unit Par Value (“Mandatory Extraordinary Repayment”), without the levy of any premium.

5.2.1.1. The Mandatory Extraordinary Repayment will be limited to 98% (ninety eight percent) of the Debentures and shall be preceded by sending an individual communication to the Debentureholders (“Notice of the Mandatory Extraordinary Repayment”), or publication of an announcement (“Notice of Mandatory Extraordinary Repayment”), in both cases with a copy to the Trustee and to ANBIMA, 10 (ten) Business Days in advance of the date on which the effective Mandatory Extraordinary Repayment of the Debentures is intended to be carried out, and the said communication shall include: (a) the date of the Mandatory Extraordinary Repayment, which shall be a Business Day; (b) mention that the amount corresponding to the payment will be the Unit Par Value of the Debentures or balance of the Unit Par Value of the Debentures, as the case may be, plus Remuneration, calculated as provided for in section 5.2.1, and (c) any other information necessary for the implementation of the Mandatory Extraordinary Repayment.

5.2.1.2. The Issuer shall, at least 3 (three) Business Days in advance of the date of the Mandatory Extraordinary Repayment, notify the Bookrunner and the Settlement Agent regarding the Mandatory Extraordinary Repayment Date.

5.2.2. In the event of the occurrence of Funding Events involving the Issuer, the Issuer shall carry out the mandatory extraordinary repayment of the Debentures, without incurring any premium (“Repayment in Funding Events”), provided that: (i) the Repayment in Funding Events will be limited to the maximum total amount of R$6,100,000.00 (six millions, one hundred thousand Brazilian Reais) (considering, for verification of said limit, only the principal amount of the Debentures that is repaid at each Repayment in Funding Events); (ii) Repayment in Funding Events will be 5% (five percent) of the net amount received by the Issuer in one or more Funding

Ex. 10.24-26

Events that may occur, until the maximum limit provided for in item “i” of this Section is reached; (iii) Repayment in Funding Events will be carried out in as many Funding Events as necessary for the repaid amount to reach the maximum limit referred to in item “i” of this Section; (iv) for each Repayment in Funding Events, in addition to the repayment calculated under the terms of item “ii” of this Section, Conventional Interest shall be paid referring to the principal amount to be repaid; (v) the repayment referring to a certain Funding Event, as well as the payment of the Conventional Interest referred to in item “iv” of this Section, shall be carried out within 10 (ten) Business Days counted from the closing date of the Funding Event in question; (vi) the rules related to early redemption, for any purposes, will not apply; and (vii) no Additional amounts will be due to the Debentureholders, for any reason, including any remuneration related to the partial advance payment of the Debentures represented by the extraordinary repayment.

5.2.2.1. For the purposes of the provisions of Section 5.2.2, “Funding Event” means an operation in which resources are contributed, in national currency, to the Issuer, through the increase of its capital stock, by third parties that are not shareholders of the Issuer or holders of securities issued by the Issuer prior to the transaction in question. For clarification purposes, the distribution of securities already issued by the Issuer and/or the conversion of these securities into an equity interest in the Issuer, through the Issuer’s capital increase, will not be considered a Funding Event.

5.2.2.2. The Issuer shall, at least 3 (three) Business Days in advance of the date of Repayment in Funding Events, notify the Bookrunner and the Settlement Agent regarding the date of Repayment in Funding Events.

5.2.3. For Debentures held in electronic custody at B3, redemption and repayment operations will follow the procedures adopted by B3, which shall be communicated by the Issuer, together with the Trustee, at least 3 (three) Business Days in advance of its completion. For Debentures that are not electronically held in custody at B3, redemption and repayment operations will follow the procedures to be indicated by the Bookrunner.

5.3. Optional Acquisition of Debentures

5.3.1. The Issuer may, at any time, acquire Debentures, subject to the provisions of article 55, paragraph 3, of the Corporation Law, provided that it complies with the terms and conditions of CVM Instruction No. 620, of March 17, 2020, such fact, if so, required by applicable legal and regulatory provisions, shall be included in the Issuer’s management report and financial statements. The Debentures acquired by the Issuer pursuant to this Section may, at the Issuer’s discretion, be cancelled, remain in the Issuer’s treasury, or be placed on the market again, subject to the restrictions imposed by CVM Instruction 476.

5.3.2. The Debentures acquired by the Issuer to be held in treasury, under the terms of this Section, if and when returned to the market, will be entitled to the same Conventional Interest applicable to the other Debentures.

5.4. Offering of Total Optional Early Redemption

5.4.1. The Issuer may, at its sole discretion, at any time, make an offering for the early redemption of the Debentures, addressed to all Debentureholders, ensuring that all Debentureholders have equal conditions to accept the redemption of the Debentures held thereby (“Early Redemption Offering”). The Early Redemption Offering will be operationalized as follows:

5.4.2. The Issuer will carry out the Early Redemption Offering by means of an individual communication sent to the Debentureholders, with a copy to the Trustee, or publication of an announcement, under the terms of Section 4.17 above (“Communication of Early Redemption Offering”), with 30 (thirty) Business Days in advance of the date on which the Early Redemption Offering is to be carried out, and the said communication shall include: (a) whether the Early Redemption Offering will be related to all or part of the Debentures and, in the case of an Offering of Partial Early Redemption of Debentures, indicate the number of Debentures subject matter of said offer, subject to the provisions of Section 5.4.6 below;

Ex. 10.24-27

(b) the value of the redemption premium, if any, which cannot be negative; (c) form of statement, to the Issuer, by the Debentureholder that accepts the Early Redemption Offering; (d) the effective date for the redemption of the Debentures and payment to the Debentureholders, which shall be a Business Day; and (e) other information necessary for decision-making and operationalization by the Debentureholders.

5.4.3. After the publication of the terms of the Early Redemption Offering, the Debentureholders that choose to adhere to said offering will have to express to the Issuer within the term and in the manner set forth in the Communication of the Early Redemption Offering, which will occur on a single date for all Debentures subject matter of the Early Redemption Offering, provided that the Issuer may only redeem earlier the number of Debentures that have been indicated by their respective holders in adherence to the Early Redemption Offering.

5.4.4. The Issuer may condition the Early Redemption Offering to its acceptance for a minimum percentage of debentures, to be defined by it when carrying out the Early Redemption Offering. This percentage shall be stipulated in the Communication of Early Redemption Offering.

5.4.5. The amount to be paid to the Debentureholders will be equivalent to the Unit Par Value of the Debentures or balance of the Unit Par Value of the Debentures to be redeemed, plus (a) Conventional Interest and Charges due and not paid up to the date of the Early Redemption Offering, calculated pro rata temporis from the First Payment Date, or the date of payment of the previous Conventional Interest, as the case may be, until the effective redemption date of the Debentures subject matter of the Early Redemption Offering, and (b) if applicable, the premium redemption indicated in the Communication of Early Redemption Offering.

5.4.6. If the Issuer chooses to carry out a partial Early Redemption Offering of the Debentures and the number of Debentureholders that have adhered to the Early Redemption Offering is greater than the number to which said offering was originally directed, the redemption will be carried out through a drawing, coordinated by the Trustee and whose procedure will be defined in a notice, being certain that all stages of this procedure, such as qualification, calculation, validation and numbers will be carried out outside the scope of B3. The Debentureholders drawn will be notified at least 2 (two) Business Days in advance of the Early Redemption Offering.

5.4.7. The Debentures redeemed by the Issuer, as provided for in this Section, will be mandatorily cancelled.

5.4.8. The Partial or Total Early Redemption arising from the Early Redemption Offering for the Debentures held in electronic custody at B3 will follow the settlement procedures adopted by it. If the Debentures are not electronically held in custody at B3, it will be carried out through the Bookrunner.

5.4.9. B3 and ANBIMA shall be notified by the Issuer of the performance of the Partial or Total Early Redemption resulting from the Early Redemption Offering at least 3 (three) Business Days before the effective date of its completion, by means of correspondence with the agreement of the Trustee.

6. EARLY MATURITY

6.1. The Debentures and all obligations contained in this Debenture Indenture shall be considered to have matured in advance, and the Issuer shall immediately pay the Unit Par Value or balance of the Unit Par Value, plus Conventional Interest, calculated on a pro rata basis, as of the First Payment Date, or the last Conventional Interest Payment Date, until the date of its effective payment, without prejudice, when applicable, to the collection of Delay Charges and any other amounts due by the Issuer under the terms of this Debenture Indenture, in the event of the cases described in Sections 6.1.1 and 6.1.2 below, subject to any cure periods and respective procedures, when applicable (each one, an “ Early Maturity Event”).

Ex. 10.24-28

6.1.1. Events of Automatic Early Maturity: Subject to any applicable terms, the occurrence of any of the events indicated in this Section 6.1.11 will result in the automatic early maturity of the Debentures, regardless of any extrajudicial notice, judicial notice, prior notice to the Issuer or consultation with Debentureholders (individually referred to as “Event of Automatic Early Maturity”):

(a) default, by the Issuer, of any pecuniary, principal or ancillary obligation, related to the Debentures and/or provided for in this Debenture Indenture and/or in the Guarantee Agreements, on the respective payment date provided for in this Debenture Indenture and/or in the Guarantee Agreements, which is not fully remedied within a period of up to 1 (one) Business Day from the respective payment date provided for in this Debenture Indenture;

(b) judicial or arbitration challenge filed by the Issuer and/or by any of its subsidiaries and/or parent companies, as applicable, regarding the validity, effectiveness or enforceability of this Debenture Indenture and/or the Guarantee Agreements, the provisions and obligations established in this Debenture Indenture, in the Guarantee Agreements and in the other documents of the Issue and Offering;

(c) existence of a court decision, immediately enforceable (without suspensive effect), declaring the invalidity, ineffectiveness, nullity or unenforceability of the Debentures or of any provisions of this Debenture Indenture and/or of the Guarantee Agreements, unless, in the case of an interlocutory court decision, the effects of such decision are reversed within the respective legal term;

(d) carrying out a reduction in the Issuer’s capital, except (i) if the transaction has been previously approved by the Debentureholders, pursuant to article 174, paragraph 3, of the Corporation Law; or (ii) for absorption of losses; or (iii) due to a Permitted Corporate Restructuring (as defined below);

(e) if Mr. Pierre Carneiro Ribeiro Schurmann (“Mr. Pierre”) ceases to hold a position within the Issuer’s management at any time during the term of effectiveness of the Debentures;

(f) transfer or other form of assignment or promise of assignment to third parties, in whole or in part, by the Issuer, of its respective rights and any obligation set forth in this Debenture Indenture, without prior consent by the Debentureholders at a General Meeting called especially for this purpose, except if due to a Permitted Corporate Restructuring;

(g) (i) liquidation (including extrajudicial liquidation and ordinary liquidation), dissolution or winding up of the Issuer and/or the Issuer’s subsidiaries that individually represent at least 10% (ten percent) of the Issuer’s revenues, as per the last restated Financial Statement released by the Issuer (“Relevant Subsidiaries”), except if due to a Permitted Corporate Restructuring (as defined below); (ii) bankruptcy of the Issuer and/or any of the Issuer’s subsidiaries; (iii) file for self-declaration of bankruptcy made by the Issuer and/or by any of the Issuer’s subsidiaries; (iv) filing for bankruptcy by the Issuer and/or any of the Issuer’s subsidiaries, filed by third parties, not remedied within the legal term, that is, 10 (ten) days from service of process and/or not challenged by the Issuer or by said subsidiary of the Issuer, as applicable, within the legal term, in cases for which the law does not require an evasive deposit; or (v) request for judicial reorganization, regardless of approval by the competent court, or submission to any creditor or class of creditors of a request for negotiation of an out of court reorganization plan, formulated by the Issuer, by any of its subsidiaries, by any of its controlling shareholders and/or by any of the Acquired Companies, regardless of whether court approval of said plan has been requested;

(h) transformation of the Issuer’s corporate form into any other corporate type, pursuant to articles 220 to 222 of the Corporation Law, so that the Issuer ceases to be a corporation;

(i) declaration of early maturity of any financial obligations, pecuniary debts of the Issuer and/or its subsidiaries contracted with financial institutions, investment vehicles operating in the financial market and/or any other creditor operating in the financial and stock markets, either in the local or international market, in value, individually or in aggregate, greater than R$3,265,000.00 (three million, two hundred and sixty-five thousand Brazilian Reais) or 3% (three percent) of the last EBITDA (as defined below) calculated, whichever is greater, or the equivalent in other currencies, monetarily restated, from the Payment Date, by the positive variation of the Broad Consumer Price Index (IPCA); and

(j) non-use, by the Issuer, of funds obtained from the Issue in accordance with the allocation provided for in Section 3.2.1 above.

Ex. 10.24-29

6.1.2. Event of Non-Automatic Early Maturity: In any of the events indicated in this Section 6.1.2, which are not remedied within the possibly applicable period of cure, the provisions of sections 6.1.4 et seq. “Event of Non-Automatic Early Maturity”) shall occur:

(a) default, by the Issuer, of any non-pecuniary obligation provided for in this Debenture Indenture or in the Guarantee Agreements, not remedied within 15 (fifteen) Business Days from the date of the respective default, and the term provided for in this item does not apply to obligations for which a specific period of cure has been stipulated or for which the period of cure has been expressly excluded;

(b) making any payment of dividends or interest on equity by the Issuer or any other profit sharing provided by the bylaws, if it is in arrears with the pecuniary obligations provided for in this Debenture Indenture, except for the minimum mandatory dividends provided for in article 202 the Corporation Law;

(c) judicial or arbitration questioning filed by third parties regarding the validity, effectiveness or enforceability of the Debentures, the provisions and obligations established in this Debenture Indenture, in the Guarantee Agreements, in the other documents of the Issue and the Offering, as well as other documents of the Issue and the Restricted Offering, except if such questioning is being discussed in good faith in the judicial and/or administrative spheres;

(d) alteration of the Issuer’s corporate purpose as provided for in its bylaws in effect on the Issue Date, in order to substantially alter the prevailing activities in which it engages;

(e) spin-off, merger, absorption, merger of shares or any form of corporate restructuring of the Issuer and/or the Acquired Companies, except if (i) Mr. Pierre remains the direct or indirect controlling shareholder of the Issuer; or (ii) it involves companies from the same economic group as the Issuer and the Issuer remains the controlling company of the economic group; or (iii) the Debentureholders that wish to have assured, during a minimum period of 6 (six) months from the date of publication of the minutes of the corporate acts relating to the operation, the redemption of the Debentures they hold, upon payment of the Unit Par Value or balance of the Unit Par Value of the Debentures, as the case may be, plus Conventional Interest, calculated pro rata temporis from the first Payment Date or the Payment Date of the Debentures Conventional Interest immediately preceding, as the case may be, until the date of effective payment, without any premium or penalty, pursuant to article 231, paragraph 1 of the Corporation Law (“Permitted Corporate Restructuring”);

(k) pecuniary default of any financial obligations, pecuniary debts of the Issuer and/or its subsidiaries contracted with financial institutions, investment vehicles operating in the financial market and/or any other creditor operating in the financial and stock markets, both in the local or international market, in an individual or aggregate amount greater than R$3,265,000.00 (three million, two hundred and sixty-five thousand Brazilian Reais) or 3% (three percent) of the last EBITDA calculated, whichever is greater, or the equivalent in other currencies, monetarily restated, from the Payment Date, by the positive variation of the IPCA;

(l) protest of securities against the Issuer or against any of the Acquired Companies, in an individual or aggregate amount greater than R$3,265,000.00 (three million, two hundred and sixty-five thousand Brazilian Reais) or 3% (three percent) of the last Calculated EBITDA, or its equivalent in other currencies, monetarily restated, from the Payment Date, by the positive variation of the IPCA, except if, within the legal term, it has been proven to the Trustee that the protest(s) was (/were) suspended or cancelled;

(m) non-compliance with any judicial or arbitration decision or judgment of immediate enforceability (without suspensive effect), of a condemnatory nature, against the Issuer or against any of the Acquired Companies, in an amount corresponding to the greater of (i) R$3,265,000.00 (three million, two hundred and sixty-five thousand Brazilian Reais); and (ii) 3% (three percent) of the last calculated EBITDA, or its equivalent, monetarily restated, from the Issue Date, by the positive variation of the IPCA, except if, within 15 (fifteen) Business Days counted from the date of the decision or order, the suspensive effect of the respective decision and/or order is obtained, or the Issuer has deposited in court the amounts equivalent to the order to pay;

Ex. 10.24-30

(n) existence, against the Issuer, of any of its Relevant Subsidiaries and/or Acquired Companies, their respective managers, directors, officers and employees with management power, acting on behalf of and benefiting the Issuer and/or the Relevant Subsidiaries, of a court decision or arbitral proceedings of immediate enforceability (without suspensive effect), in judicial and/or arbitral proceedings, even at the lower level, as applicable, related to the violation (i) of environmental legislation, including but not limited to the National Environmental Policy and Resolutions of the National Council for the Environment (Conselho Nacional do Meio Ambiente – CONAMA), as well as labor legislation, including noting the use of child labor and/or in conditions analogous to slavery, carrying out all the steps required by law for its economic activities, including as refers to conduct of race or gender discrimination or crime against the environment, criminal exploitation of prostitution, as well as crime against the rights of forest dwellers, in particular, but not limited to, the right over areas of indigenous occupation (“Social-Environmental Legislation”): and/or (ii) the applicable laws or regulations against the practice of acts of corruption or harmful acts to the public administration, including, without limitation, Law No. 9.613, of March 03, 1998, as amended, and Law No. 12.846, of August 01, 2013, as amended, Law No. 8.429, of June 02, 1992, as amended, US Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and the Organization for Economic Co-operation and Development (OECD) Anti-Corruption Convention (“Anti-Corruption Laws”):

(o) assignment, promise of assignment, sale, disposal of and/or any form of transfer or promise of transfer to third parties of a substantial part of the assets or properties of the Issuer or any of its Relevant Subsidiaries, in an individual or aggregate amount equal to or higher, the greater of (i) R$3,265,000.00 (three million, two hundred and sixty-five thousand Brazilian Reais); and (ii) 3% (three percent) of the last calculated EBITDA, or its equivalent value in other currencies, monetarily restated, from the Issue Date, by the positive variation of the IPCA;

(p) any of the statements or guarantees provided by the Issuer prove to be false, incorrect, inconsistent, insufficient or misleading, on the date they were provided;

(q) non-compliance, by the Issuer, with the following Financial Indexes and limits (“Financial Indexes”) to be verified based on the Issuer’s restated annual financial statements, as of the fiscal year ended December 31, 2022 (for purposes of clarification there will be no verification of the Financial Indexes in relation to the 2021 fiscal year):

(I) Gross Debt/Pro Forma EBITDA Indicator less than or equal to: (i) 7.2x (seven and two tenths times), to be verified based on the Issuer’s annual, restated and audited financial statements for the fiscal year ended December 31, 2022; and (ii) 3.0x (three times), to be verified based on the Issuer’s annual, restated and audited financial statements as of the fiscal year ended December 31, 2023.

For the purposes of this item, Gross Debt and EBITDA shall have the following meanings: “Gross Debt”: means the total volume of loans and financing obtained by the Issuer, based on the Issuer’s restated annual financial statements for the most recent fiscal year issued by the Issuer; and “Net Equity”: means the Issuer’s Net Equity, based on the Issuer’s restated annual financial statements for the most recent fiscal year issued by the Issuer; “Pro Forma EBITDA”: means profit before financial result, taxes, depreciation, repayment, impairment of assets and equity equivalence, calculated over the last 12 (twelve) months, including EBITDA for the last 12 (twelve) months of all companies merged and/or acquired by the Issuer up to the calculation date;

(II) Pro Forma EBTIDA Margin in relation to Net Revenue equal to or greater than: (i) 7.1% (seven and one tenth percent), to be verified based on the annual, restated and audited financial statements of the Issuer of the Issuer for the fiscal year ended December 31, 2022; and (ii) 20% (twenty percent), to be verified based on the annual, restated and audited financial statements of the Issuer as of the fiscal year ended December 31, 2023; and

Ex. 10.24-31

(III) Debt Service Coverage (“ICSD”) Index equal to or greater than 4x (four times), to be verified based on the annual, restated and audited financial statements of the Issuer as of the fiscal year ended 31 December 2022.

For the purposes of this item, “ICSD” is the result of the following equation:

ICSD = Availability + FCAO

Short Term Debt

- “Availability” means the balances of cash, cash equivalents and financial investments recorded in current assets;

- “FCAO” means Cash Flow from Operating Activities as indicated in the Issuer’s audited restated annual financial statements for the last 12 (twelve) months; and

- “Short-Term Debt” means the sum of the balance of loans and financing and other onerous financial debts, including, without limitation, debentures, the net balance of active and passive operations with derivatives in which the Issuer is a party, as well as aval guarantees suretyships and other guarantees provided for the benefit of companies not restated in the Issuer’s audited financial statements, classified in the Issuer’s current liabilities. In the case of endorsements, guarantees and other guarantees provided and kept off the Issuer’s balance sheet, the Issuer’s co-obligations falling due within 12 (twelve) months following the ICSD calculation period will be considered as short-term debt.

6.1.3. In the event of any of the Events of Automatic Early Maturity provided for in Section 6.1.1 above, the obligations arising from the Debentures will automatically become due, regardless of notice or notice, judicial or extrajudicial. Without prejudice to the automatic expiration, the Trustee, as soon as it becomes aware, will send the Issuer a written communication, informing such event.

6.1.4. In the event of any of the other Events of Non-Automatic Early Maturity provided for in Section 6.1.2 above, the Trustee shall call a General Meeting of Debentureholders, within 5 (five) Business Days as of the knowledge of the occurrence of any of the events described in Section 6.1.2 above for the Debentureholders to decide on the non-declaration of the early maturity of the Debentures.

6.1.5. If the said General Meeting of Debentureholders is installed on first or second call, pursuant to Section 9.3 below, and the Debentureholders representing, at least, on first call, 66% (sixty-six percent) of the Outstanding Debentures decide to not declare the early maturity or, on second call, 50% (fifty percent) plus one of the Outstanding Debentures decide not to declare the early maturity of the obligations arising from the Debentures, the Trustee shall not declare the early maturity of the obligations arising from the Debentures. In case of suspension of work, the provisions of Sections 9.3.5 to 9.3.7 below apply. B3 shall be notified immediately when the early maturity of the Debentures occurs.

6.1.6. In the Early Maturity Event of the obligations arising from the Debentures, the Issuer undertakes to pay all of the Debentures at the Unit Par Value or balance of the Unit Par Value, as the case may be, plus Conventional Interest, calculated pro rata temporis, provided the First Payment Date or the last Conventional Interest Payment Date, whichever occurs last, until the actual redemption date, without prejudice to the payment of Delay Charges, when applicable, and any other amounts owed by the Issuer under the terms of this Debenture Indenture, including any overdue and unpaid expenses, within 15 (fifteen) Business Days as of the date on which the early maturity of the obligations arising from the Debentures occurs, under the terms set forth in this Section, under penalty of not doing so, it is also obliged to pay the Delay Charges, provided that such payment is due by the Issuer from the date of declaration of early maturity, and the Debentureholders may adopt all the necessary measures to satisfy their credit.

6.1.7. In order for the payment of all the Debentures provided for in the Section above to be made through B3, the Issuer shall notify B3, through correspondence jointly with the Trustee, about such payment, with at least 3 (three) Business Days in advance of the date stipulated for its completion.

Ex. 10.24-32

7. ISSUER’S ADDITIONAL OBLIGATIONS

7.1. The Issuer is additionally obliged to:

(a) provide to the Trustee:

(i) on the date that occurs first within 3 (three) months from the end date of each fiscal year or the date of effective release, a copy of the Issuer’s restated financial statements audited by an independent auditor registered with the CVM (“Independent Auditor”), relating to the respective fiscal year, prepared in accordance with the Corporation Law and with the rules issued by the CVM (“Audited Restated Financial Statements of the Issuer”):

(ii) within a period of up to 5 (five) Business Days as of the publication of the Issuer’s Restated Financial Statements, the items necessary to verify the Financial Indexes, accompanied by a demonstration of the calculation of the Financial Indexes carried out by the Issuer, and the Trustee may request the Independent Auditor any additional clarifications that may be necessary (since the obligation set forth in this item “ii” will only be applicable from the financial year 2023, in relation to the Restated Financial Statements referring to the financial year ended December 31, 2022);

(iii) within a period of up to 5 (five) Business Days counted from the date of release of the Issuer’s Restated Financial Statements, a statement signed by the Issuer’s legal representatives, in the form of its bylaws, attesting (a) the veracity and absence of defects in the Financial Indexes (the obligation provided for in item “a” will only be applicable as of fiscal year 2023, with respect to the Restated Financial Statements for the fiscal year ended December 31, 2022); (b) that the provisions contained in this Debenture Indenture remain valid; (c) the non-occurrence of any Early Maturity Event and the non-existence of the Issuer’s non-compliance with the Debentureholders; (d) compliance with the obligation to maintain the securities issuer registration with the CVM; (e) compliance with the obligation to maintain a department to serve Debentureholders; and (f) that no acts were performed in disagreement with the Issuer’s bylaws, and the Trustee may request from the Issuer and/or the Independent Auditor all possible additional clarifications that may be necessary;

(iv) after the implementation of the provisions of Section 3.10.6 of this Indenture, make available the Restated Financial Statements of the Acquired Companies within a period of up to 5 (five) Business Days counted from the date of the respective releases;

(v) within a period of up to 5 (five) Business Days counted from the date of acknowledgment, information regarding the occurrence of any Early Maturity Event;

(vi) within a period of up to 5 (five) Business Days from the date of receipt, sending a copy of any correspondence or judicial or extrajudicial notice received by the Issuer related to an Early Maturity Event;

(vii) within a period of up to 5 (five) Business Days from the date of acknowledgment, information regarding the occurrence of any event or situation that causes or may cause any Material Adverse Effect (a) on the situation (economic, financial, operational or reputational) of the Issuer or the Acquired Companies, in their businesses, goods, assets and/or operating results; or (b) that affects the Issuer’s ability to fulfill any of its obligations under this Debenture Indenture (“Material Adverse Effect”):

(viii) within 5 (five) Business Days counted from the receipt of the request by the Trustee any information that may be reasonably requested by the Trustee, so that it can fulfill its obligations under the terms of this Debenture Indenture, of the Instruction of CVM Resolution No. 17, of February 09, 2021 (“CVM Instruction 17”) and other applicable legislation, including necessary information within the scope of item (i) above;

(ix) within 5 (five) Business Days after its publication, notice of the call of any general meeting, with the date of its holding and the agenda, and, as soon as available, copies of all the minutes of the general meetings, meetings of the board of directors, executive board and fiscal council that, in some way, involve the interest of the holders of the Debentures. In the event that the general meeting is installed despite the absence of a call notice by publication in a newspaper, within 5 (five) Business Days after its holding, notice with the presentation of copies of all the minutes of the general meetings, meetings of the board of directors, executive board and fiscal council that, in some way, involve the interest of the holders of the Debentures; and

Ex. 10.24-33

(x) quarterly reports on the Issuer’s performance, provided there is no confidentiality restriction under the terms of the rules and regulations issued by CVM, B3 or other markets to which the Issuer is subject.

(b) keep its corporate books and records up-to-date and in order;

(c) always keep valid, effective, in perfect order and in full force all the authorizations necessary for the realization, effectiveness, liquidation, good order and transparency of the Issue and the execution of this Debenture Indenture and the fulfillment of all obligations set forth herein, including corporate, regulatory and/or third-party authorizations/approvals, including creditors, as applicable;

(d) hire and keep contracted, at its expense, the service providers inherent to the obligations set forth in this Debenture Indenture, including the Trustee, the Bookrunner, the Settlement Agent, the Independent Auditor, the system for distributing the Debentures on the market (MDA) and the Debentures trading system in the secondary market;

(e) pay all taxes levied or that may be levied on the Debentures that are the Issuer’s responsibility, including Withholding Income Tax;

(f) bear all costs arising from (i) the distribution of the Debentures, including all costs related to their deposit at B3, (ii) registration and publication of the acts necessary for the Issue, as applicable, such as this Debenture Indenture, any amendments and the Corporate Approval, and (iii) the expenses and remuneration with the hiring of Trustee, Settlement Agent and Bookrunner;

(g) call, within 5 (five) Business Days, a General Meeting of Debentureholders, to resolve on any of the matters that are of interest to the Debentureholders, if the Trustee shall do so, under the terms of the law and/or of this Debenture Indenture, but fails to do so within the applicable time frame;

(h) attend, through their representatives, the General Meetings of Debentureholders, whenever requested;

(i) not carry out operations outside its corporate purpose, subject to the statutory, legal and regulatory provisions in force;

(j) keep its accounting updated and carry out the respective records in accordance with the accounting principles adopted in Brazil;

(k) pursuant to article 17 of CVM Instruction 476: (a) (i) prepare year-end financial statements and, if applicable, restated statements, in accordance with the Corporation Law and with the regulations of the CVM; (ii) submit its financial statements to audit by an auditor registered with the CVM; (iii) disclose, until the day before the start of negotiations, its financial statements, accompanied by notes and the opinion of the independent auditors, related to the last 3 (three) fiscal years ended, except when the Issuer does not have them because it has not started its activities prior to said period; (iv) disclose the subsequent financial statements, accompanied by notes and the report of the independent auditors, within 3 (three) months from the end of the fiscal year; (v) comply with the provisions of CVM Instruction 358, of January 3, 2002, as amended (“CVM Instruction 358”), regarding the duty of secrecy and prohibitions on trading; (vi) disclose the occurrence of a material fact, as defined by article 2 of CVM Instruction 358, and communicate the occurrence of such material act or fact immediately to the Trustee; (vii) provide the information requested by CVM; (viii) publish the annual report and other communications sent by the Trustee on its page on the World Wide Web on the same date of receipt, also subject to the provisions of item (iv) above; and (ix) comply with the provisions of the specific regulations issued by the CVM, if called, to carry out partially or exclusively digitally, a meeting of Debentureholders, which have been the subject of a public offering with restricted efforts under the terms of CVM Instruction 476; and (b) the Issuer shall disclose the information referred to in items (iii), (iv), (vi) and (ix) of this section in (i) on its page on the world wide web, keeping it available for a period of 3 (three) years and (ii) in a system made available by the managing entity of organized markets where the securities are admitted for trading purposes;

Ex. 10.24-34

(l) not to disclose to the public information regarding the Issuer, the Issue or the Debentures, in violation of the provisions of the applicable regulations, including, but not limited to, the provisions of CVM Instruction 476 and article 48 of CVM Instruction 400;

(m) obtain, maintain and keep in force (and, where appropriate, renew in a timely manner) all authorizations, approvals, licenses, including those of an environmental nature, permissions, permits and their renewals necessary for the performance of activities of the Issuer, unless the non-compliance with the provisions of this item is questioned in good faith in the judicial and/or administrative spheres and does not cause a Material Adverse Effect;

(n) to comply with and ensure that its subsidiaries, as applicable, comply with the Social-Environmental Laws, preserving the environment and complying with the determinations of Municipal, State and Federal Bodies that, on a subsidiary basis, come to legislate or regulate environmental standards, as well as adopting preventive or reparative measures and actions, aimed at preventing and correcting any damage to the environment and its workers resulting from the activities described in its corporate purpose, unless the non-compliance with the provisions of this item is the subject of good faith questioning in the judicial and/or administrative sphere and does not cause a Material Adverse Effect;

(o) comply with and ensure that the subsidiaries, as applicable, comply with the legislation and regulations in force, related to the absence of child and slave labor, or that encourage prostitution, including with regard to conduct that discriminates against race or gender or crime against the environment, criminal exploitation of prostitution, as well as crime against the rights of forestry workers, in particular, but not limited to, the right over areas of indigenous occupation (“Social Protection Laws”);

(p) pay on their respective maturities, in accordance with the terms established by the legislation in force, all their respective obligations and responsibilities (including all obligations of a tax, labor, environmental and social security nature), unless (i) the Issuer prove that, in a timely manner, the appropriate judicial or administrative measures have been taken and are in progress in order to suspend or reverse the need to comply with such legislation, and the non-compliance with the provisions of this item does not cause a Material Adverse Effect; or; (ii) the need to comply with such legislation has been proven to have been suspended by the Issuer through applicable legal measures and within the legal term;

(q) comply with all laws, rules, regulations and determinations of government agencies, municipalities or courts, applicable to the conduct of its business, except if (i) the Issuer proves that, in a timely manner, the necessary legal measures were taken and are in progress or administrative measures aimed at suspending or reversing the need to comply with such legislation, and non-compliance with the provisions of this item does not cause a Material Adverse Effect; or (ii) the need to comply with such legislation has been proven to have been suspended by the Issuer through applicable legal measures and within the legal term;

(r) abide by, comply with and/or enforce, by itself, and by its controlling companies, subsidiaries, affiliated companies, as applicable, its managers and employees, when acting on its behalf, any and all laws or regulations, national or foreign, applicable to the Issuer, to its controlling companies and/or subsidiaries and/or affiliated companies, to the Anti-Corruption Laws;

(s) not create any burden or encumbrance on the shares of the companies Effecti Tecnologia Web Ltda., registered with CNPJ/ME [***], IPE Tecnologia Digital Ltda. - ME, registered with CNPJ/ME [***], IPE Digital Cloud Ltda., registered with CNPJ/ME [***], Leadlovers Tecnologia Ltda., registered with CNPJ/ME [***], Dataminer Data, Information and Documents Ltd., registered with CNPJ/ME [***], Onlick Sistemas de Informação Ltda., registered with CNPJ/ME [***] and Commit Consulting Ltda., Registered with CNPJ/ME [***], Apiecomm Tecnologia Ltda., Registered with CNPJ/ME [***] within the scope of new bilateral loan and financing operations or via bonds and securities, except if within the scope of the Restricted Offering;

Ex. 10.24-35

(t) cause each Acquired Company to assume the obligation not to contract new debts, including in the financial and capital markets, which are guaranteed by pledge or fiduciary assignment in guarantee of any credit rights owned by the Acquired Company, until full settlement of the Secured Obligations, pursuant to the draft amendment to the Agreement for Fiduciary Assignment of Receivables, which is an integral part of the Agreement for Fiduciary Assignment of Receivables in the form of its Exhibit IV;

(u) for the period provided for in Section 7.1.1, calculate and present to the Debentureholders information on the Issuer’s Financial Indexes at the end of the first half of each fiscal year (as of fiscal year 2022), based on the unaudited financial statements of the Issuer, within 60 (sixty) days from the end of the half-year to which they refer (observing that any failure to reach the Financial indexes provided for in this Indenture that is Identified based on these half-yearly calculations will not imply any violation of the rules provided for in this Debenture Indenture and/ or in any other documents, will not have any effects or penalties for the Issuer and will not characterize an Early Maturity Event, in any way, which can only be characterized if there is non-compliance with the Financial Indexes provided for in this Debenture Indenture based on the annual financial statements audited by the Issuer, as provided for in item 6.1.2(q) of this Indenture); and

(v) for the period provided for in Section 7.1.1, not create any burden on the shares representing the share capital of Simplest Software Ltda., a company enrolled with CNPJ under No. 12.496.510/0001-80, in favor of third parties, by the Issuer or by its subsidiaries that hold said units.

7.1.1. The obligations set forth in Sections 3.10.1(iii), 7.1(u) and 7.1(v) will last only until the Issuer’s Gross Debt/Pro Forma EBITDA ratio becomes equal to or less than 3.5x (three and a half times) in 3 (three) consecutive half-yearly verifications to be carried out by the Issuer (at least 2 (two) of which are based on audited annual financial statements and the first measurement is based on the audited annual financial statements of the 2022 fiscal year), when they will automatically cease to produce any effects, which shall be reflected in the relevant documents, obliging the Parties to take all measures and sign all documents necessary for this purpose (including the amendment to the Agreement for Fiduciary Sale of Shares and Units and amendments to the articles of incorporation of Ipê, Effecti and Dataminer, to formalize the exclusion of Fiduciary sale of units representing the share capital of Ipê, Effecti and Dataminer).

8. TRUSTEE

8.1. Trustee

8.1.1. Appointment: The Issuer hereby names and appoints Vórtx Serviços Fiduciarios Ltda., qualified in the preamble of this Debenture Indenture as Trustee for the Issue, which herein and in the best form of law, accepts the appointment, under the terms of the law and of this Debenture Indenture, to represent the interests of the Debentureholders before the Issuer.

8.1.2. Declaration: The Trustee, appointed in this Debenture Indenture, declares, under the penalties of the law:

(a) not have any legal impediment, pursuant to article 66, paragraph 3 of the Corporation Law, CVM Resolution 17 or, in case of amendment, the one that replaces it, to exercise the function conferred upon it;

(b) accept the function conferred upon it, fully assuming the duties and attributions provided for in the specific legislation and in this Debenture Indenture;

(c) know and fully accept this Debenture Indenture, all its sections and conditions;

(d) not have any connection with the Issuer that prevents it from performing its duties;

(e) be aware of applicable regulations issued by the Central Bank of Brazil and the CVM, including Central Bank of Brazil Circular No. 1.832, of October 31, 1990;

Ex. 10.24-36

(f) be duly authorized to enter into this Debenture Indenture and to comply with its obligations set forth herein, having satisfied all legal requirements and corporate authorizations necessary for this purpose;

(g) not be in any of the situations of conflict of interest provided for in article 6 of CVM Resolution 17;

(h) be duly qualified to exercise the activities of a Trustee, pursuant to the applicable regulations in force;

(i) be a financial institution, duly organized, constituted and existing in accordance with Brazilian law;

(j) that this Indenture constitutes a legal, valid, binding and effective obligation of the Trustee, enforceable in accordance with its terms and conditions;

(k) that the execution of this Debenture Indenture and the fulfillment of its obligations set forth herein do not violate any obligation previously assumed by the Trustee;

(l) who verified, at the time of accepting their role, the consistency of the information contained in this Debenture Indenture, through the information and documents provided by the Issuer, endeavoring to remedy omissions, failures or defects that it is aware of, being certain that the Trustee did not carry out any procedure for independent or additional verification of the veracity of the information presented herein, with which the Debentureholders, when subscribing or acquiring the Debentures, declare themselves aware and in agreement;

(m) ensures and will ensure, under the terms of paragraph 1 of article 6 of CVM Resolution 17, equal treatment to all Debentureholders of any issues of Debentures carried out by the Issuer, affiliated, controlled, controlling company or member of the same group as the Issuer, in which he will act as Trustee.

8.1.3. The Trustee will exercise its functions from the date of signature of this Debenture Indenture or any amendment relating to its replacement, and shall remain in the exercise of its functions until the Maturity Date or, if the Issuer still has obligations under the terms of this Debenture Indenture in default after the Maturity Date, until all of the Issuer’s obligations under this Debenture Indenture are fully complied with, or even until its effective replacement, pursuant to section 8.3 below.

8.2. Remuneration of the Trustee, Settlement Agent and Bookrunner

8.2.1. An annual remuneration equivalent to R$55,000.00 (fifty-five thousand Brazilian Reais), the first installment being due on the 5th (fifth) Business Day from the first Payment Date or in 30 (thirty) days from the date of signature of this Debenture Indenture, whichever occurs first, and the other installments, on the same day in subsequent years, calculated pro rata die, if necessary. The first installment will be due even if the Issue is not paid in, by way of structuring and implementation. The Trustee’s remuneration will be due even after the final maturity of the Debentures if the Trustee is still exercising activities inherent to its function in relation to the Issue, which remuneration will be calculated pro rata die.

8.2.2. The installments mentioned above will be adjusted annually by the accumulated variation of the IPCA/IBGE, or in the absence thereof, or even in the impossibility of using it, by the index that replaces it, from the date of the first payment, until the subsequent dates of payment following, calculated pro rata die, if necessary.

8.2.3. The Trustee’s remuneration will be due until the full settlement of the securities, if these are not settled on the maturity date, which remuneration will be calculated pro rata die. Under no circumstances will it be possible to pay the rata temporis of such remuneration or return, even if partial. Especially in cases where the Trustee is obliged to monitor the allocation of the issue proceeds, even after its closure either due to original or early maturity, the Trustee will be entitled to its remuneration until full compliance with such allocation of funds.

Ex. 10.24-37

8.2.4. The installments mentioned in the items above will be increased by ISS (Tax on Services of Any Nature), PIS (Contribution to the Social Integration Program), COFINS (Contribution for the Financing of Social Security), CSLL (Contribution on Net Income) and the IRRF (Withholding Income Tax) and any other taxes that may be levied on the remuneration of the Trustee at the rates in effect on the dates of each payment.

8.2.5. The first installment of the Trustee’s fees may be invoiced by any company of the economic group, including, but not limited to, Vórtx Serviços Fiduciarios Ltda., registered with CNPJ/MF No. 17.595.680/0001-36.

8.2.6. In the event of late payment of any amount due, overdue debts will incur a contractual fine of 2% (two percent) on the amount of the debt, as well as default interest of 1% (one percent) per month, with the amount of overdue debt subject to monetary restatement by the accumulated IPCA, incident from the date of default to the date of actual payment, calculated pro rata die.

8.2.7. The remuneration of the Trustee, in the event that the Issuer remains in default with respect to its payment for a period exceeding 30 (thirty) days, will be borne by the Debentureholders, as well as reimbursable expenses.

8.2.8. Expenses. The Issuer will reimburse the Trustee for all expenses it has proven to have incurred to provide the services described in this Debenture Indenture as of the Debentures Issue Date and to protect the rights and interests of the Debentureholders or to carry out their credits. When the Issuer refuses to pay such expenses, the Debentureholders shall anticipate all costs to be borne by the Trustee. Examples of expenses that may be incurred by the Trustee are: (i) publication of reports, notices, public notices, and notice, notary expenses, as provided for in this Debenture Indenture and in the applicable legislation, and others that may be required by applicable regulations; (ii) expenses with conferences and telephone contacts; (iii) obtaining certificates, photocopies, scanning, sending documents, obtaining certified copies, transfers, drawing up of deeds, powers of attorney; (iv) transportation between states of the federation, food, transport and respective lodging, when necessary for the performance of duties and duly proven; (v) man-hours for the services provided by the Trustee; and (vi) revalidation of appraisal reports, if applicable, pursuant to CVM Circular Letter No. 1/2020 of the State Revenue Office (SRE).

8.2.9. The reimbursement referred to in the Section above will be made within 5 (five) Business Days after the respective rendering of accounts to the Issuer and sending a copy of the respective payment receipts.

8.2.10. The Trustee may, in case of default by the Issuer in the payment of the expenses referred to in the items above for a period exceeding 30 (thirty) days, request an advance from the Debentureholders for the payment of reasonable expenses and proven with legal, judicial proceedings or administrative costs that the Trustee may incur to protect the interests of the Debentureholders, expenses that shall be previously approved by the Debentureholders and the Issuer, and advanced by the Debentureholders, in proportion to their credits, and subsequently reimbursed by the Issuer, and the expenses to be advanced by the Debentureholders, in proportion to their credits, (i) include, but are not limited to, expenses with third party attorney fees, deposits, court costs and fees in the actions proposed by the Trustee or resulting from actions filed against it in the exercise of its function, resulting from the exclusive and proven fault of the Issuer, or even that proven to cause losses or financial risks, as a representative of the community of Debentureholders; any expenses, deposits and court costs resulting from the loss of suit in lawsuits will also be borne by the Debentureholders as well as their remuneration; and (ii) exclude the Debentureholders prevented by law from doing so, with the other Debentureholders having to apportion the expenses in proportion to their credits, it being stipulated that there will be a subsequent reimbursement to the Debentureholders who made the apportionment in a proportion greater than the proportion of their credits, upon any receipt of funds by those Debentureholders who were prevented from apportioning expenses related to their participation and the credit of the Trustee for expenses incurred to protect rights and interests or carry out credits of the Debentureholders that has not been settled in the manner provided above will be added to the Issuer’s debt, having preference over these in the payment order.

8.2.11. The Trustee will not anticipate funds for the payment of expenses resulting from the Issue, given that such funds will always be due and anticipated by the Issuer or by the Debentureholders, as the case may be.

Ex. 10.24-38

8.2.12. In case of default, pecuniary or not, by the Issuer, holding of meetings or restructuring of the Issue conditions, the Trustee will be owed an additional remuneration equivalent to R$500.00 (five hundred Brazilian Reais) per man-hour of work dedicated to the activities related to the Issue, including, but not limited to, (i) comments on the Issue documents during its structuring, in case the operation is not performed; (ii) enforcement of guarantees; (iii) attendance at formal meetings, general meetings or conference calls with the Issuer, the Debentureholders or other parties to the Issue; (iv) analysis and/or preparation of any amendments to the Issue Documents and meeting minutes; and (v) implementation of the resulting decisions taken in such events, remuneration to be paid within 10 (ten) days after the conference and approval by the Issuer of the respective “Hours Report”.

8.3. Replacement

8.3.1. In the event of temporary impediments, resignation, intervention, judicial or extrajudicial liquidation, bankruptcy, or any other case of vacancy of the Trustee, a General Meeting of Debentureholders for the choice of the new Trustee, which may be called by the Trustee to be replaced, by the Issuer, by Debentureholders representing at least 10% (ten percent) of the Outstanding Debentures, or by the CVM. In the event that the call does not occur within 15 (fifteen) days before the end of the period mentioned above, it will be up to the Issuer to make it, subject to the period of 15 (fifteen) days for the first call and 8 (eight) days for the second call, being certain that the CVM may appoint a provisional substitute while the process of choosing the new Trustee is not consummated. The remuneration of the new Trustee will be the same as that of the Trustee, subject to the provisions of section 8.3.6 below.

8.3.2. In the event that the Trustee is unable to continue to exercise its functions due to circumstances supervening this Debenture Indenture, including in the case of item “(c)” of section 8.4.1 below, the Trustee shall immediately notify the Issuer and the Debentureholders, by calling a General Meeting of Debentureholders, requesting their replacement.

8.3.3. Debentureholders are entitled, at any time, to proceed with the replacement of the Trustee and the appointment of their substitute, under market conditions, chosen by the Issuer from a triple list presented by the Debentureholders at the General Meeting of Debentureholders especially convened for this purpose.

8.3.4. The replacement of the Trustee shall be subject to an amendment to this Debenture Indenture, which shall be filed with JUCESP.

8.3.5. The replacement of the Trustee shall be communicated to CVM, within a period of up to 7 (seven) Business Days as of the filing date mentioned in section 8.3.4 above.

8.3.6. The Trustee will begin to exercise its functions from the date of signature of this Debenture Indenture or any amendment relating to its replacement, in the case of a substitute Trustee, and shall remain in the exercise of its functions until the effective replacement or until the fulfillment of all its obligations arising from this Debenture Indenture and the legislation in force.

8.3.7. It is established that, in the event of replacement of the Trustee, the replaced Trustee shall transfer, if applicable, the proportional portion of the remuneration initially received without consideration for the service provided, calculated pro rata temporis, from the last payment date up to the effective replacement date, to the Issuer. The amount to be paid to the substitute Trustee, in the case described here, will be updated from the date of effective receipt of the remuneration, based on the accumulated variation of the General Price Index – Market published by Fundação Getúlio Vargas (IGP-M/FGV).

8.3.8. The substitute Trustee will receive the same remuneration received by the Trustee in all its terms and conditions, and the first annual installment due to the substitute will be calculated pro rata temporis, from the date of beginning of the exercise of its function as Trustee of the Issue. This remuneration may be changed by mutual agreement between the Issuer and the substitute Trustee, provided that it is previously approved by the General Meeting of Debentureholders.

Ex. 10.24-39

8.3.9. The Trustee, if replaced under the terms of this section 8.3, at no additional cost to the Issuer, shall make it available to the institution that replaces it, within 10 (ten) Business Days before its effective replacement, at the expense of the Issuer, simple or scanned copies of all records, reports, statements, database and other information about the Issue and the Issuer that have been obtained, generated, prepared or developed by the Trustee or by any of its agents involved, directly or indirectly, with this Issue or that any of the persons referred to above have had access by virtue of the performance of their functions, regardless of the means in which they are stored or available, in a way that the substitute institution fulfills, without interruption of continuity, the duties and obligations of the Trustee replaced, under the terms of this Debenture Indenture.

8.4. Duties of the Trustee

8.4.1. In addition to others provided for by law, in CVM regulations and in this Debenture Indenture, the duties and attributions of the Trustee are:

(a) to carry out its activities with good faith, transparency and loyalty to the Debentureholders;

(b) to protect the rights and interests of Debentureholders, by deploying in the exercise of their duties the care and diligence that every active and upright person usually deploys in the management of their own assets;

(c) to resign from office, in the event of a conflict of interest or any other type of disability, and immediately call the General Meeting of Debentureholders to resolve on their replacement;

(d) to keep in good custody all documentation relating to the exercise of their functions;

(e) to verify, when accepting the position, the consistency of the other Information contained in the Debenture Indenture, making sure that the omissions, flaws or defects that it becomes aware of are corrected;

(f) to work together with the Issuer so that the Debenture Indenture and its amendments are registered at JUCESP, by adopting, in the event of the Issuer’s omission, the measures provided for by law;

(g) to monitor the provision of periodic information by the Issuer and to warn the Debentureholders, in the annual report referred to in item (k) below, of the inconsistencies or omissions of which it becomes aware;

(h) to give an opinion on the sufficiency of the information provided in the proposals for modifying the conditions of the Debentures;

(i) to monitor the calculation of Conventional Interest and scheduled repayment made by the Issuer, under the terms of this Debenture Indenture;

(j) to request, when it deems necessary for the faithful performance of its functions, updated certificates from civil distributors, Public Treasury Courts, protest notary offices, Labor Courts, Public Treasury Attorney’s Office of the jurisdiction of the Issuer’s headquarters or domicile;

(k) to prepare an annual report for the Debentureholders, pursuant to article 68, paragraph 1, item “b”, of the Corporation Law, and article 15 of CVM Resolution 17, which shall contain, at least, the following information:

(i) compliance by the Issuer with its obligations to provide periodical information, indicating inconsistencies or omissions of which it is aware;

(ii) amendments to the Issuer’s bylaws that occurred in the period with relevant effects for the Debentureholders;

(iii) comments on the Issuer’s economic, financial and capital structure indicators related to sections designed to protect the interests of security holders and which establish conditions that the Issuer shall not fail to comply with;

(iv) number of Debentures issued, number of Outstanding Debentures and balance canceled in the period;

Ex. 10.24-40

(v) redemption, repayment, conversion, renegotiation and payment of interest on the Debentures made in the period;

(vi) verification of the allocation of funds raised through the Issue, according to information provided by the Issuer;

(vii) maintenance of the sufficiency and enforceability of the guarantees, provided that for this Issue there are no guarantees;

(viii) statement about the non-existence of conflicts of interest situation that prevents the Trustee from continuing to exercise the function;

(ix) list of goods and values that may be submitted to its management, if any;

(x) existence of other issues of public or private security issues carried out by the Issuer or by an affiliate, subsidiary, controlling company or member of the same group of the Issuer in which it has acted as Trustee in the period, as well as the following data on such issues, (i) name of the offering company; (ii) number of securities issued; (iii) issue amount; (iv) type and guarantees involved; (v) maturity and interest rate; (vi) default in the period; and

(xi) fulfillment of other obligations assumed by the Issuer in this Debenture Indenture.

(l) to make the report referred to in item “k” above available on its world wide web page, within a maximum period of 4 (four) months from the end of the Issuer’s fiscal year;

(m) to disclose the information referred to in line (x) of item “m” above on its website as soon as it becomes aware thereof;

(n) to inspect compliance with the sections and items contained in this Debenture Indenture, especially those that impose positive and negative covenants;

(o) to request, when deemed necessary and at the Issuer’s expense, an external audit of the Issuer;

(p) to attend the General Meeting of Debentureholders in order to provide the information requested, as well as call, when necessary, the General Meeting of Debentureholders pursuant to this Debenture Indenture;

(q) to keep the list of Debentureholders and their addresses up to date, including dealings with the Issuer, the Bookrunner, the Settlement Agent, and B3, considering that, for the purposes of complying with the provisions of this paragraph, the Issuer and the Debentureholders, upon subscription, payment or acquisition of the Debentures, expressly henceforth authorize the Settlement Agent, the Bookrunner and B3 to comply with any requests made by the Trustee, including those referring to the disclosure, at any time, of the position of Debentures, and their respective Debentureholders; and

(r) to communicate to the Debentureholders regarding any default, by the Issuer, of financial obligations assumed in this Debenture Indenture, including the obligations related to guarantees and sections intended to protect the interest of the Debentureholders and which establish conditions that shall not be breached by the Issuer, indicating the consequences for the Debentureholders and the measures it intends to take regarding the matter, within 7 (seven) Business Days counted from the acknowledgment by the Trustee of the default.

8.5. Expenses

8.5.1. The Trustee’s remuneration does not include expenses considered necessary for the exercise of the role of Trustee, during the implementation and duration of the service, which will be covered by the Issuer, upon payment of the respective invoices accompanied by the respective vouchers, issued directly in the name of the Issuer or upon reimbursement, after, whenever possible, prior approval, pursuant to sections 8.5.2 and 8.5.4 below, namely:

(a) publication of reports, call notices, notices and notices, as provided for in this Indenture;

(b) issue of certificates, notary expenses, photocopies, scans, sending of documents;

(c) expenses with conference calls and phone calls;

Ex. 10.24-41

(d) transportation between cities and states and respective accommodation, transport, food, when necessary for the performance of functions; and

(e) any additional and special or expert surveys that may be essential, such as expenses with specialists, such as auditing, inspection, and/or legal advice to the Debentureholders, if omissions and/or obscurities occur in the information concerning the strict interests of the Debentureholders.

8.5.2. All expenses with legal proceedings, including administrative ones, which the Trustee may incur to protect the interests of the Debentureholder shall be, whenever possible, previously approved and advanced by the Debentureholders and, subsequently, as provided for by Law, reimbursed by the Issuer, subject to section 8.5.4 below. Such expenses to be paid in advance by the Debentureholders also include expenses with third party attorney fees, deposits, court costs and fees in the actions filed by the Trustee, as representative of the community of Debentureholders. Any expenses, fees, deposits and court costs arising from the Debentureholder’s loss in lawsuits will be borne by the Debentureholder, as well as the Trustee’s remuneration in the event the Issuer remains in default with respect to the payment thereof for a period exceeding 30 (thirty) days.

8.5.3. The Trustee agrees with the risk of not having such expenses previously approved and/or reimbursed by the Issuer if they were incurred in disagreement with (i) criteria of common sense and reasonableness generally accepted in commercial relations of the kind, and (ii) the trustee role that is inherent to it, subject to article 13 of CVM Resolution 17.

8.5.4. The reimbursement referred to in section 8.5.2 above will be made within 5 (five) Business Days counted from the delivery to the Issuer of copies of the supporting documents of the expenses actually incurred and necessary for the protection of the rights of the Debentureholders, as expressly provided in the sections above.

8.6. Specific Assignments

8.6.1. In the event of non-compliance with any conditions of the Issue, the Trustee shall use any and all measures provided for by law or in this Indenture to protect the rights or defend the interests of the Debentureholders, pursuant to article 12 of CVM Resolution 17.

8.6.2. Without prejudice to the Trustee’s duty of due diligence, the Trustee will assume that the original documents or certified copies of documents forwarded by the Issuer or by third parties at its request were not subject to fraud or adulteration. The Trustee will not, under any circumstances, be responsible for preparing the Issuer’s corporate documents, which will remain under the legal and regulatory obligation of the Issuer to prepare them, under the terms of the applicable legislation.

8.6.3. Except for the situations previously approved by this Debenture Indenture, the acts of statements of the Trustee that create liability to the Debentoreholders and/or exempt third parties from obligations before them will only be valid when previously approved by the Debentureholders in a General Meeting of Debentureholders, under Section 9 below.

8.6.4. For the purposes of paragraph 2 of article 6 of CVM Resolution 17, on the date of signature of this Debenture Indenture, the Trustee, based on the corporate organization chart sent by the Issuer, identified that it does not provide Trustee services in issues of the group.

9. GENERAL MEETING OF DEBENTUREHOLDERS

9.1. General rule

9.1.1. The Debentureholders may, at any time, hold a general meeting(s), in accordance with the provisions of article 71 of the Corporation Law, in order to resolve on matters of interest to the Debentureholders (“General Meeting(s) of Debentureholders”). The General Meetings of Debentureholders shall be held in person and, if regulated by the CVM, may alternatively be held by conference call, video conference or any other means of communication, provided that under the terms of the applicable legislation.

Ex. 10.24-42

9.1.2. The provisions of the Corporation Law on the general meeting of shareholders apply to the General Meeting of Debentureholders, where appropriate.

9.2. Call notice

9.2.1. The General Meeting of Debentureholders may be called by the Issuer, by the Trustee and by the Debentureholders representing at least 10% (ten percent) of the Outstanding Debentures, or by CVM.

9.2.2. The convening of the General Meeting of Debentureholders will take place through an announcement published at least 3 (three) times in the Publication Newspapers, respecting other rules related to the publication of call notice of general meetings contained in the Corporation Law, of the regulation applicable and of this Debenture Indenture.

9.2.3. The General Meeting of Debentureholders shall be held at least 15 (fifteen) days in advance, counted from the date of the first publication of the call notice and the second call can only be held at least 8 (eight) days in advance after the date the publication of the new call.

9.2.4. Regardless of the legal formalities provided for, the General Meeting of Debentureholders attended by all holders of Outstanding Debentures, as the case may be, shall be considered regular.

9.3. Convening of meeting

9.3.1. The General Meeting of Debentureholders will be convened, on first call, with the presence of Debentureholders representing at least 75% (seventy-five percent) of the Outstanding Debentures, and, on second call, with the presence of any number of Debentureholders of Outstanding Debentures.

9.3.2. For the purposes of this Debenture Indenture, “Outstanding Debentures” means all subscribed and unredeemed Debentures, excluding those Debentures: (i) held in treasury by the Issuer; or (ii) owned by: (a) companies (directly or indirectly) controlled by the Issuer, (b) parent companies (or control group) of the Issuer; (c) companies under common control; and (d) Issuer managers, including, but not limited to, persons directly or indirectly related to any of the aforementioned persons, including their spouses, partners or relatives up to the 2nd (second) degree.

9.3.3. The presence of the Issuer’s legal representatives at the General Meeting of Debentureholders will be allowed, except when the Issuer calls the said General Meeting of Debentureholders, or when formally requested by the Trustee, in which case it will be mandatory.

9.3.4. The role of chairman at a General Meeting of Debentureholders will be the responsibility of the Debentureholder elected by the Debentureholders or the one designated by the CVM.

9.3.5. Once the General Meetings of Debentureholders have been convened, holders of Outstanding Debentures may resolve on the suspension of work to resume the respective General Meeting of Debentureholders at a later date, provided that the suspension is approved at said General Meeting by the same quorum established for the resolution of the matter that will be suspended until work resumes, subject to the provisions of article 129 of the Corporation Law.

9.3.6. In case of suspension of work for resolution at a later date, the matters already resolved until the suspension of the General Meeting of Debentureholders convened cannot be voted again when the work resumes. The resolutions already taken will be, for all legal purposes, perfect legal acts.

9.3.7. Matters not yet voted on by the suspension of the works will not be considered resolved and will not produce effects until the date of their effective resolution after the resumption of the works.

9.4. Resolution Quorum

9.4.1. The resolutions taken by the Debentureholders at the General Meeting of Debentureholders within the scope of their legal authority, subject to the quorums established in this Debenture Indenture, will be existing, valid and effective before the Issuer and will oblige all holders of the Outstanding Debentures, regardless of having attended the General Meeting of Debentureholders or the vote cast at the respective General Meeting of Debentureholders.

Ex. 10.24-43

9.4.2. Except for the provisions of section 9.4.3 below, all resolutions to be taken at the General Meeting of Debentureholders will depend on the approval of Debentureholders representing at least 66% (sixty-six percent) of the Outstanding Debentures.

9.4.3. The following are not included in the quorum referred to in section 9.4.2 above:

(a) the quorums expressly provided for in other items and/or sections of this Debenture Indenture;

(b) changes related to the characteristics listed below of the Debentures, as may be proposed by the Issuer, (i) Conventional Interest on the Debentures; (ii) Conventional Interest Payment Dates; (iii) Maturity Dates; (iv) the Early Expiration Events (including changes in wording, inclusions or exclusions in the Early Expiration Events), except in case of changes resulting from the provisions of item (c) below; (v) the values, amounts and repayment dates of the principal of the Debentures; (vi) the Total Optional Early Redemption of the Debentures and the Total Optional Early Redemption Offering; (vii) the relevant provisions of the Guarantee Agreements, as well as the Guarantees; and/or (viii) the quorums provided for in this Debenture Indenture, which will depend on the approval of Debentureholders representing at least 90% (ninety percent) of the Outstanding Debentures, both on first and second call; and

(c) obtaining prior approval, granting of temporary waiver or temporary pardon (waiver), prior to the occurrence of any breach of obligations established in this Debenture Indenture, including Early Maturity Events, shall be approved by Debentureholders representing at least 75% (seventy-five percent) of the Outstanding Debentures, both on first and second call.

9.4.4. Each Debenture will entitle its holder to one vote at the General Meeting of Debentureholders, with the appointment of proxies being permitted, whether Debentureholders or not.

9.4.5. The resolutions taken by the Debentureholders at the General Meeting of Debentureholders, within the scope of their legal authority, subject to the quorums established in this Debenture Indenture, will be existing, valid and effective before the Issuer and will oblige all Debentureholders, regardless of having attended the General Meeting of Debentureholders or the vote cast at the respective General Meeting of Debentureholders.

9.4.6. The role of the Trustee is limited to the scope of CVM Resolution No. 17, of this Debenture Indenture and of the applicable articles of the Corporation Law, which is exempt, under any form or pretext, from any additional liability that has not elapsed of the applicable legislation and/or regulation and/or of this Debenture Indenture.

9.4.7. Without prejudice to the other provisions of this Debenture Indenture, the General Meetings of Debentureholders may be held exclusively or partially digitally, subject to the provisions of CVM Instruction No. 625, of May 14, 2020.

10. REPRESENTATIONS AND WARRANTIES OF THE ISSUER

10.1. The Issuer, as applicable, hereby represents and warrants that:

(a) it is a company duly organized, organized and existing, in accordance with Brazilian laws and is duly authorized to conduct its business;

(b) it obtained all necessary authorizations, including corporate and regulatory ones, as applicable, for the execution of this Debenture Indenture, for the issue of the Debentures, and for the fulfillment of its obligations set forth herein, having satisfied all the legal and statutory requirements necessary for such purpose;

(c) its legal representatives who sign this Debenture Indenture have statutory and/or delegated powers to assume, on behalf of the Issuer, the obligations established herein and, as agents, had the powers legitimately granted, with the respective terms of office in full force;

Ex. 10.24-44

(d) the execution of this Debenture Indenture and the fulfillment of the obligations set forth herein do not infringe or contradict (i) any contract or document to which the Issuer is a party, nor will they result in (1) early maturity of any obligation established in any of these contracts or instruments, (2) the creation of any encumbrance on any asset or asset of the Issuer; (3) termination of any such agreement or instrument; (ii) any law, ordinance or regulation to which the Issuer is subject; or (iii) any administrative, judicial or arbitration decision or judgment that affects the Issuer;

(e) no registration, consent, authorization, approval, license, order, before any governmental authority or regulatory body, in addition to those already granted, is required for the fulfillment, by the Issuer, of its obligations under this Indenture or for carrying out the Issue;

(f) the obligations assumed in this Debenture Indenture are legally valid, effective and binding obligations of the Issuer, enforceable in accordance with its terms and conditions, and this Debenture Indenture has the force of an extrajudicial enforceable instrument pursuant to Law No. 13.105, of March 16, 2015, as amended (“Code of Civil Procedure”);

(g) it has, under the terms of the applicable legislation, all the authorizations and licenses required by the federal, state and municipal authorities for the exercise of its activities, all of which are valid and in force, except those that are in the process of being obtained or renewed;

(h) it complies with, and ensures that its subsidiaries comply with, the legislation in force, as well as the regulations, administrative rules and determinations of government bodies, municipalities or courts, applicable to the conduct of its business and necessary for the execution of its activities, except for cases in which non-compliance is being questioned in good faith at the administrative and/or judicial levels, provided that said legislation, regulation, rule or determination, in relation to the Issuer, as the case may be, has its enforceability suspended;

(i) it complies with, and makes its subsidiaries comply with, the Social-Environmental Laws, except for cases in which the non-compliance is being contested in good faith, administratively or judicially, by the Issuer and/or by its subsidiaries, in relation to the Issuer, as the case may be and has its enforceability suspended;

(j) it complies with, and causes its subsidiaries to comply with, the Social Protection Laws;

(k) the documents and information provided within the scope of the Issue are correct, true, consistent and sufficient and it has not omitted any fact necessary to make said information not misleading at said time in light of the circumstances in which it was provided;

(l) there is no lawsuit, administrative or arbitration proceeding to which it has been formally cited, and, to the best of its knowledge, inquiry or other type of governmental investigation, which may cause a Material Adverse Effect to the Issuer;

(m) the Issuer’s financial statements, referring to the fiscal years ended December 31, 2018, 2019 and 2020, are true, complete, consistent and correct in all respects on the date they were prepared, reflect, clearly and precisely, the financial and equity position, results, operations and cash flows of the Issuer in the period, and up to the date of signature of this Debenture Indenture: (i) there was no Material Adverse Effect on the financial status and operating results in question; (ii) there was no relevant material transaction involving the Issuer outside the normal course of its business; and (iii) there was no substantial increase in the Issuer’s indebtedness;

(n) it is in compliance with the obligations contained in this Indenture and is not, on this date, incurring in any of the Early Maturity Events; and

(o) on the date hereof, it complies, as well as ensures that its subsidiaries comply with, the applicable rules that deal with the Anti-Corruption Laws, to the extent that (i) it makes its best efforts to make all professionals that come to have a relationship with the Issuer, as applicable; (ii) refrains from committing acts of corruption and from acting in a way that is harmful to the public administration, nationally and in the countries in which it operates, as applicable, in its interest or for its benefit, exclusive or not; and (iii) will make any payments due to Debentureholders exclusively through the B3 system.

Ex. 10.24-45

11. GENERAL PROVISIONS

11.1. The waiver of any of the rights arising from this Debenture Indenture is not presumed. Accordingly, no delay, omission or liberality in the exercise of any right, option or remedy that belongs to any of the parties to this Debenture Indenture will harm such rights, powers or remedies, or be interpreted as a waiver thereof or agreement with such default, nor shall it be a novation or modification of any other obligations assumed in this Debenture Indenture or precedent regarding any other default or delay.

11.2. The words and terms contained in this Indenture not expressly defined herein, written in Portuguese or in any foreign language, as well as any other technical and/or financial language, which, during the term of this Debenture Indenture, in the fulfillment of rights and obligations assumed by both parties, whether used to identify the practice of any acts or facts, shall be understood and interpreted in line with the uses, customs and practices of the Brazilian stock market.

11.3. This Debenture Indenture is irrevocably and irreversibly signed, binding the Parties on their behalf and their successors.

11.4. If any of the provisions of this Debenture Indenture are deemed illegal, invalid or ineffective, all other provisions not affected by such judgment shall prevail, and the parties undertake, in good faith, to replace the affected provision with another that, in the as far as possible, produce the same effect.

11.5. This Debenture Indenture and the Debentures are extrajudicial enforcement instruments, pursuant to items I and II of article 784 of the Code of Civil Procedure, the Parties recognizing from now on that, regardless of any other applicable measures, the obligations assumed under the terms of this Debenture Indenture and in relation to the Debentures are subject to specific execution, subject to the provisions of articles 815 et seq. of the Code of Civil Procedure, without prejudice to the right to declare the early maturity of the Debentures, under the terms of this Debenture Indenture.

11.6. This Debenture Indenture is governed by the Laws of the Federative Republic of Brazil.

11.7. The terms established in this Debenture Indenture will be computed in accordance with the rule provided for in article 132 of Law No. 10.406, of January 10, 2002, as amended (“Civil Code”), excluding the starting day and including that of the due date.

11.8. Any alteration to this Debenture Indenture, after the payment of the Debentures, will depend on the prior approval of the Debentureholders, at the General Meeting of Debentureholders, under the terms and conditions set forth in this Debenture Indenture, except in the following cases, in which such alteration will not depend on prior approval of the Debentureholders, provided such cases do not represent damage to the Debentureholders or any change in the flow of Debentureholders, including with regard to the enforceability, validity and lawfulness of this Debenture Indenture, as well as do not generate new costs or additional expenses to the Debentureholders: (i) modifications already expressly permitted in this Indenture; (ii) the need to comply with legal or regulatory compliance requirements, or those presented by CVM, B3 and/or ANBIMA; and (iii) misspelling, cross-referencing or other strictly formal inaccuracy; (iv) the correction of material errors, whether gross, typing or arithmetic errors; or, also, (v) alteration of the registration data of the Parties, such as alteration in the corporate name, address and telephone, among others, provided that the alterations or corrections referred to in items (i), (ii), (iii) and (iv) above.

11.9. For the purposes of the Debenture Indenture, all decisions to be taken by the Trustee will depend on the prior manifestation of the Debentureholders, in the General Meeting of Debentureholders, except: (i) if otherwise provided as provided for in this Debenture Indenture, subject to the call notice, quorum and other provisions set forth in this Debenture Indenture; and (ii) for the authorizations expressly granted to the Trustee within the scope of the Debenture Indenture and that do not conflict with what shall be previously approved by the Debentureholders. In case of ambiguity, the approval of the Debentureholders will prevail.

Ex. 10.24-46

11.10. All documents and communications, which shall always be made in writing, as well as the physical means containing documents or communications, to be sent by either party under the terms of this Debenture Indenture shall be forwarded to the following addresses:

To the Issuer:

NUVINI S.A.

Rua Jesuíno Arruda, No. 769, room 20B

Postal Code 04532-082, São Paulo - SP

Attn.: Ronald Domingues

Phone: (11) 96565-2547

E-mail: ronald@nuvini.com.br

To the Trustee:

VÓRTX DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA.

Rua Gilberto Sabino, No. 215, 4th floor, Pinheiros

Postal Code 05425-020, São Paulo - SP

Attn.: Eugênia Souza / Marcio Teixeira

Telephone: 11 3030-7163

E-mail: agentfiduciario@vortx.com.br or pu@vortx.com.br (the latter, just for pricing)

11.10.1. Communications referring to this Indenture will be considered delivered when received under protocol or with “receipt notice” sent by mail or telegram at the above addresses. Communications made by email will be considered received on the date of receipt of the “delivery notice”. The change of any of the above addresses shall be communicated to the other party by the party that has its address changed, under penalty of the communications sent to the addresses previously indicated being considered delivered.

11.11. The Parties may enter into this Debenture Indenture electronically using the certification process made available by the Brazilian Public Key Infrastructure - ICP-Brasil, producing all effects in relation to the signatories, pursuant to paragraph 1 of article 10 of Provisional Measure No. 2.200-2, of August 24, 2001, of which the Parties declare to have full knowledge.

12. JURISDICTION

12.1. The jurisdiction of the City of São Paulo, State of São Paulo, is elected, to the exclusion of any other, however privileged it may be, to resolve any issues that may arise from this Debenture Indenture.

Ex. 10.24-47

EXHIBIT I

Fiduciary Sale of Shares and Units Form

PRIVATE INSTRUMENT OF FIDUCIARY SALE OF [SHARES] // [UNITS] UNDER CONDITION PRECEDENT AND OTHER COVENANTS

By this “Private Instrument of Fiduciary Sale of [Shares]//[Units] and Other Covenants” (“Agreement”):

as a Fiduciary Seller,

I. NUVINI S.A., a corporation not registered as a publicly-held company with the Brazilian Securities Commission (“CVM”), headquartered in the city of São Paulo, state of São Paulo, at Rua Jesuíno Arruda, No. 769, room 20B, Postal Code 04532-082, duly registered with the National Corporate Taxpayers Register of the Ministry of Economy, Finance and Planning (“CNPJ/ME”) [***], with its articles of incorporation filed with the Commercial Registry of the State of São Paulo (“JUCESP”) [***], hereby represented in the form of its bylaws (“Fiduciary Seller”):

in the capacity of Trustee, and representative of the community of interests of the holders of the Debentures (as defined below) (“Debentureholders”), pursuant to Law No. 6.404, of December 15, 1976, as amended (“Corporation Law”).

II. VÓRTX DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA., a financial institution organized as a corporation, headquartered in the city of São Paulo, State of São Paulo, at Rua Gilberto Sabino, No. 215, 4th floor, Pinheiros, Postal Code 05425-020, enrolled with the CNPJ/ME [***], hereby represented pursuant to its bylaws, representing the common interests of the holders of the Debentures of the 1st (first) issue of the Fiduciary Seller’s Debentures (“Trustee”);

and, as consenting intervening party,

III. [-], [limited liability company] // [corporation], headquartered in the City of [-], State of [-], at [-], No. [-], Postal Code [-], enrolled with the CNPJ/ME under No. [-], herein represented in the form of its [articles of incorporation] // [bylaws] (“Company”);

the Fiduciary Seller and the Trustee hereinafter jointly referred to “Parties” and individually and indistinctly as “Party”, hereby and in the best form of law, sign this Agreement, by means of the sections and conditions below.

WHEREAS:

(i) on May 18, 2021, the “Private Instrument of Indenture of the 1st (First) Issue of Simple, non-Convertible Debentures, with Security Interest, in a single Series, for Public Distribution with Restricted Distribution Efforts of Nuvini S.A.” by and between the Fiduciary Seller, as issuer, and the Trustee, as representative of all Debentureholders of the 1st (first) issue of Debentures by the Fiduciary Seller (“Debentureholders” and “Debenture Indenture”, respectively), for the issue of simple, non-convertible Debentures, in the amount of up to R$250,000,000.00 (two hundred and fifty million reais), by the Fiduciary Seller (“Debentures” and “Issue”, respectively) for distribution with restricted efforts, pursuant to CVM Instruction No. 476, of January 16, 2009, as amended (“Restricted Offering” and “ CVM Instruction 476”, respectively);

(ii) the net funds raised through the Issue were disbursed in the Disbursement Escrow Account (as defined in the Debenture Indenture), and according to the Debenture Indenture, such funds will be used for (a) payment of the Issue expenses, as described in the Debenture Indenture, and (b) payment of the acquisition price of the Acquired Companies (as defined in the Debenture Indenture) (“Funds from the Acquired Companies”) upon release of said funds to a free transaction account held by of the Fiduciary Seller;

(iii) the release of Funds from the Acquired Companies to the Fiduciary Seller’s free transaction account will be carried out by the Trustee, provided that certain conditions are observed, under the terms of the Debenture Indenture, including the delivery of a signed copy of the fiduciary sale of 100% (one hundred percent) of the [shares // units] issued by the Acquired Company by the Fiduciary Seller in favor of the Debentureholders in guarantee of the faithful, timely and full compliance with the Secured Obligations (as defined below) (“Fiduciary Sale”):

Ex. 10.24-48

(iv) the Parties wish to enter into this Agreement to formalize the Fiduciary Sale; and

(v) the Parties had adequate time and conditions for the evaluation and discussion of all sections of this Agreement, whose execution, entering into and termination are guided by the principles of equality, honesty, loyalty and good faith.

The Parties RESOLVE, by mutual agreement and without any restrictions, to enter into this Agreement, in accordance with the terms and conditions set forth below, freely agreed between the Parties, which undertake to comply with them and ensure that they are complied with:

SECTION ONE - DEFINITIONS AND EXHIBITS

1.1. The following rules shall be applied in the interpretation of this Agreement:

(i) References to any documents or instruments include all respective exhibits, amendments, replacements, restatements and supplements, unless express provision otherwise.

(ii) The terms “including” and “include”, and other similar terms, shall be interpreted as if they were accompanied by the expression “but not limited to”.

(iii) Whenever required by the context, the definitions contained in this Agreement will apply to both the singular and the plural, and the masculine gender shall include the feminine and vice versa.

(iv) The exhibits are incorporated into this Agreement, and shall be considered an integral part hereof, as if it had been written therein. References such as “this Agreement” and words such as “here” or “herein” or words to the same effect refer to this Agreement, including its attachments, as a whole.

(v) References to legal provisions shall be construed as references to those provisions as amended, expanded, restated or reissued, or as their application is changed from time to time by other rules.

(vi) Unless otherwise provided herein, references to sections and attachments refer to sections and attachments of this Agreement.

(vii) The titles of the sections contained herein are merely for reference purposes, thus being irrelevant for the interpretation or analysis of the content of this Agreement.

(viii) All references to Persons include their successors, heirs, beneficiaries and assignees in any capacity, unless express provision otherwise.

(ix) Except as otherwise indicated in this Agreement, references to any terms or periods will be considered references to the number of calendar days, and all terms or periods provided for in this Agreement will be counted excluding the date of the event that caused the start of the respective term or period and including the last day of the term or period in question, as provided for in article 132 of the Civil Code. All terms and periods established in this Agreement that do not end on a Business Day will be automatically extended to the first subsequent Business Day.

(x) For purposes of this Agreement only, “Business Day(s)” means each day that is not a national holiday, a Saturday or Sunday, or a day when there is no commercial activity in the City of São Paulo, State of São Paulo.

1.2. Except as otherwise provided herein, terms used herein with capital initials and not otherwise defined (including, without limitation, the Preamble) shall have the meaning ascribed to them in the Debenture Indenture. In case of conflict between the definitions contained in the Indenture and the definitions contained in this Agreement, the definitions established herein shall prevail, for the exclusive purposes of this Agreement.

1.3. Exhibits to this Agreement are: Exhibit I - Terms and Conditions of Secured Obligations; Exhibit II - Amendment to the Agreement Form; and Exhibit III - Power of Attorney Form.

Ex. 10.24-49

SECTION TWO - FIDUCIARY SALE AND FIDUCIARY ASSIGNMENT

2.1. Fiduciary Sale. In guarantee of faithful, timely and full compliance with all obligations, principal and/or ancillary, related to the Debentures and the Debenture Indenture, including the payment of the Unit Par Value or the balance of the Unit Par Value, as the case may be, plus the Conventional Interest, calculated pro rata temporis, as of the Date of First Payment or the last Conventional Interest Payment Date immediately before, as the case may be, plus Delay Charges from the date of late payment of pecuniary obligations until the effective payment date and other applicable charges due by the Fiduciary Seller under the terms of the Debentures, the Debenture Indenture and the Guarantee Agreements (as defined in the Debenture Indenture), as well as other present and future pecuniary obligations, principal and ancillary, provided for in the Debenture Indenture and in the Guarantee Agreements, including any and all court and/or out of court costs or expenses that are reasonable and proven to be incurred by the Trustee, including its fees, and/or by the Debentureholders in the establishment, formalization, execution and/or foreclosure of the Security Interest, and as a result of proceedings, procedures and/or other judicial or extrajudicial measures necessary to protect its rights and prerogatives arising from the Debentures, the Debenture Indenture and/or the Guarantee Agreements, expenses with Trustee, Settlement Bank, Bookrunner arising from the Debentures or the Debenture Indenture, the description of which appears in Exhibit I to this Agreement (“Secured Obligations”), the Fiduciary Seller herein sells and transfers the fiduciary ownership, on an irrevocable and irreversible basis, the non-permanent domain and the indirect possession, in favor of the Trustee, as a representative of the Debentureholders’ communion, free and clear of any encumbrances, liens or restrictions, pursuant to article 66-B of Law No. 4.728, of July 14, 1965, as amended (“Law 4.728”) and article 1.361 et seq. of Law No. 10.406, of January 10, 2002, as amended (“Civil Code” and “ Fiduciary Sale”), respectively, with the assets and rights subject matter of the Fiduciary Sale described in items (i) to (iii) below, jointly referred to as “Fiduciary Sale Assets”), subject to the Condition Precedent (as defined below):

(i) all [shares] // [units] issued by the Company representing 100% (one hundred percent) of its respective capital stock, held by the Fiduciary Seller (“[Shares] // [Units] Disposed on a Fiduciary Sale”):

(ii) all [Shares] // [Units] issued by the Company that may, as of the date of signature of this Agreement, be acquired and/or assigned to the Fiduciary Seller or any legal successor, due to splits or groupings of Fiduciary Sale [Shares] // [Units] and distribution of bonuses; and

(iii) any and all units, shares, securities and other rights, including, but not limited to, subscription warrants, convertible debentures, founders’ shares, certificates, bonds or other securities Convertible Debentures, representing the Company’s capital stock, which may, as of the execution of this Agreement, replace the Fiduciary Sale [Shares] // [Units], due to cancellation of Fiduciary Sale [Shares] // [Units], consolidation, merger, spin-off or any other form of corporate restructuring involving the Company, or any assets into which the Fiduciary Sale [Shares] // [Units] or the other assets and rights mentioned in this paragraph are converted, including any deposit certificates, securities or credit instruments.

2.2. Fiduciary Assignment. In addition, the Fiduciary Seller, by this Agreement, irrevocably and irreversibly assigns on a fiduciary basis in guarantee of the Secured Obligations, pursuant to articles 1.361 et seq. of the Civil Code, articles 18 to 20 of Law No. 9.514, of November 20, 1997, as amended (“Law 9.514/97”) and article 66-B of Law 4.728, in favor of the Trustee, free and clear of any liens, encumbrances or restrictions, under the terms and conditions set forth in this Agreement (“Fiduciary Assignment” jointly with the Fiduciary Sale referred to as the “Guarantees”), the credit rights arising from the distribution of dividends, profits, revenues, income and interest on equity, reimbursement of capital, proceeds, values, bonuses, preferences, other proceeds paid or to be paid as a result of, or in relation to, any of the Fiduciary Sale [Shares] // [Units], as well as the amounts paid by way of capital reduction, effected in currency or upon delivery or assignment of certificates, amounts securities, rights and other assets, at any time received, due and in any capacity distributed to the Fiduciary Seller relating to the Fiduciary Sale [Shares] // [Units] (“Fiduciary Assignment Rights” jointly with the Fiduciary Sale Assets referred to as the “ Fiduciary Sale and Assignment Assets and Rights”).

Ex. 10.24-50

2.3. Condition Precedent. The Parties hereby agree that this Agreement enters into force on the date of fulfillment of the Condition Precedent and will remain in force until the full, irrevocable and indisputable settlement of the Secured Obligations, its effectiveness being subject to the Condition Precedent, pursuant to articles 121 and 125 et seq. of the Brazilian Civil Code, which will become effective and enforceable, regardless of any amendment or notice, upon payment of the acquisition price of the Acquired Company (“Condition Precedent”).

2.4. New Shares and/or Units. Any shares and/or units issued by the Company, as applicable, will be automatically incorporated into this guarantee, for all legal purposes, becoming part of the definition of “Fiduciary Sale [Shares] // [Units]” that are received, conferred and/or acquired by the Fiduciary Seller in addition to the Fiduciary Sale [Shares] // [Units] due to the acquisition of shares and/or units, restatement, merger, spin-off, consolidation, exchange, replacement, division or corporate restructuring of the Acquired Companies, as well as any bonds or securities resulting from or in which the Fiduciary Sale Shares and/or Units and such new shares and/or units are converted (“New Fiduciary Sale Shares and/or Units”)

2.5. New Acquired Companies. Pursuant to the Debenture Indenture, the Funds of the Acquired Companies necessary to acquire a new Acquired Company (“New Acquired Company”) will be released to the Fiduciary Seller, provided that the shares and/or units issued by the respective New Acquired Company are fiduciarily sold in favor of the Debentureholders, represented by the Trustee, by means of an amendment to this Agreement, under the terms of Exhibit III to this Agreement (“Acquired Company Amendment”). The Acquired Company Amendment duly executed by the Trustee, with the intervening consent of the New Acquired Company, will have as a Condition Precedent the effective payment of the acquisition price of the New Acquired Company.

2.5.1. No additional approval by the Debentureholders will be required for the Acquired Company Amendment to be formalized, under the terms set forth in Section 2.5 set forth above.

2.6. Enforcement of Guarantees. The Guarantees, as well as all the obligations agreed upon herein, will remain complete and in full force until the full discharge of the Secured Obligations. Partial compliance with the Secured Obligations does not imply a corresponding release from the Guarantees.

2.7. Replacement of Acquired Companies. Upon approval by Debentureholders at a general meeting of Debentureholders called for this purpose and subject to the quorum provided for in Section 9.4.3(b) of the Debenture Indenture, the Fiduciary Seller may replace any of the Acquired Companies with other companies that operate in the production and commercialization of software and related activities to be acquired by the Fiduciary Seller (“Substitute Company”), in guarantee of faithful, timely and full compliance with the Secured Obligations, provided that the following conditions are observed: (i) the Fiduciary Seller holds 100% (one hundred percent) of the capital stock of the Substitute Company; (ii) the Substitute Company has presented Gross Revenue, in its most recent fiscal year, greater than or equal to that recorded by the Acquired Company that is being replaced, in its most recent fiscal year; and (iii) the activity provided for in the Allocation of Funds, pursuant to Section 3.2 et seq. of the Debenture Indenture is carried out. For clarification purposes, “Gross Revenue” means all inflow of funds arising from the Substitute Company’s main activity, which it shall recognize, in its Financial Statements, from the transfer of goods or services promised to customers in the amount that reflects the against consideration to which the Substitute Company expects to be entitled in exchange for said goods or services.

Ex. 10.24-51

SECTION THREE - FORMALITIES

3.1. Formality. The Fiduciary Seller undertakes, being solely responsible for all expenses arising from such acts:

(i) (a) within 5 (five) Business Days after the execution of this Agreement and its amendments, request the respective registration or, in the case of any amendments, annotation, at the registry office of deeds and documents of the city of São Paulo, State of São Paulo and other competent notary offices, as the case may be (“Registry of Deeds and Documents”), which shall be demonstrated upon presentation of the application protocol to the Trustee; and (b) within 2 (two) Business Days after the effective registration and/or annotation of this Agreement and/or its amendments, deliver to the Trustee, supporting documents of the respective registration and/or annotation, including, but not limited to, original copies of this Agreement or its amendments duly signed and registered in the Registry Office of Deeds and Documents;

(ii) within 5 (five) Business Days after the execution of this Agreement, the Fiduciary Seller shall provide for [the amendment of the Company’s articles of incorporation in order to contemplate the Guarantees on Fiduciary Sale and Assignment Assets and Rights established by this Agreement, as well how to carry out the respective protocol with the competent Commercial Registry (“Commercial Registry”); // [that the Guarantees on the Fiduciary Sale and Assignment Assets and Rights established by this Agreement, in the Registered Shares Register of the Company, in accordance with article 40 of the Corporation Law, as follows: “ All the [Units]//[Shares], issued today or to be issued in the future, by [-], which are or will be, at any time, owned by Nuvini S.A. ([“Unis”] // [“Shares”] and [“Unitholder”] //[“Shareholder”], respectively), as well as dividends, income, interest on equity and other amounts may be credited, paid, distributed or otherwise delivered, in any capacity, to [“Unitholder”] // [“Shareholder”], in relation to [Units]//[Shares], as well as any assets or rights into which the [Shares] // [Units] are or will be converted at any the time, were Disposed on Fiduciary Sale as Security Interest in favor of VÓRTX DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA., as representative of all the Debentureholders of the 1st (First) Issue of simple, non-Convertible Debentures, with Security Interest, with an Additional Personal Guarantee, in a single Series, for Public Distribution with Restricted Distribution Efforts of Nuvini SA., under the terms of the “Private Instrument of Fiduciary Sale of [Shares]//[Units] Under Condition Precedent and Other Covenants”, dated [-] [-] 2021, as may be amended from time to time, filed with the registered office of the company.]”, and

(iii) submit to the Trustee [digital copy (.pdf format) of the amendment to the Company’s articles of incorporation containing the annotation of the Guarantees duly registered with the Commercial Registry within a period of up to 2 (two) Business Days counted from the date of obtaining the registration of this Agreement] // [digital copy (.pdf format) of the registration in the Company’s Registered Shares Register within a period of up to 2 (two) Business Days from the execution of such registration].

3.2. Additional Formalities. The Fiduciary Seller shall comply with any other legal requirement that may be applicable and necessary for the full preservation of the rights established in this Agreement in favor of the Trustee, providing the Trustee with proof of such compliance.

SECTION FOUR - POLITICAL AND PROPERTY RIGHTS

4.1. Political and Property Rights. Subject to the terms and conditions of this Agreement, provided there is no occurrence (i) of an Early Maturity Event, under the terms and conditions set forth in the Debenture Indenture, not remedied within the applicable cure period, if any; or (ii) the final maturity of the Secured Obligations without them having been fully and effectively settled, the Fiduciary Seller may freely exercise its voting rights in the Company during the term of effectiveness of this Agreement.

4.2. Statement by the Trustee. It is hereby certain and agreed that the Trustee, as representative of the Debentureholders, can only give a statement as instructed by the Debentureholders after a general meeting of Debentureholders has been held, under the terms of the Debenture Indenture. If such meeting is not held or, even if convened, there is no quorum to resolve the matter in question, the Trustee shall remain silent as to the exercise of the right in question, being certain that its silence, in this case, will not be interpreted as negligence, and Trustee cannot be held responsible for the absence of statement.

4.3. Restriction on Voting Rights. In the event of an Early Maturity Event, not remedied within the respective cure period, as applicable, under the terms set forth in the Debenture Indenture, or at the final maturity of the Secured Obligations, without them having been fully and effectively settled, any and all Fiduciary Seller’s voting rights in the Company may only be exercised with the prior written consent of the Trustee.

Ex. 10.24-52

4.3.1. The Fiduciary Seller will not vote in the Company’s corporate resolutions in a way that violates the terms and conditions set forth in this Agreement, or that, in any other way, impairs the effectiveness, validity or priority of the Guarantees or, even, of the obligations represented by means of the Debentures, under penalty of characterization of the Early Maturity Event provided for in Section 6.1.2, item “(a)” of the Debenture Indenture.

4.4. Distribution of Dividends. Provided that there has not occurred (i) an Early Maturity Event, under the terms and conditions set forth in the Debenture Indenture, not remedied within the applicable cure period, if any; or (ii) the final maturity of the Secured Obligations without them having been fully and effectively settled, the Trustee will be entitled to receive and retain the Fiduciary Assignment Rights paid in relation to the Fiduciary Sale [Shares] // [Units], subjected to the provisions of the Debenture Indenture.

4.4.1. Upon occurrence of (i) an Early Maturity Event, under the terms and conditions set forth in the Debenture Indenture, not remedied within the applicable cure period, if any; or (ii) the final maturity of the Secured Obligations without them having been fully and effectively settled, only the Fiduciary Assignment Rights in relation to Fiduciary Sale [Shares] // [Units] may be paid, with prior written consent of the Trustee, as representative of the Debentureholders.

SECTION FIVE – REPRESENTATIONS AND WARRANTIES OF THE FIDUCIARY SELLER

5.1. Representations and Warranties of the Fiduciary Seller. Without prejudice to the other obligations assumed in this Agreement and in the Debenture Indenture or in law, the Fiduciary Seller represents and warrants, on the date of this Agreement, as applicable, that:

(i) it is a duly organized, formed and existing company, in accordance with Brazilian law and is duly authorized to conduct its business;

(ii) it obtained all licenses, authorizations and approvals necessary for the execution of this Agreement and the fulfillment of its obligations hereunder, as applicable, having satisfied all legal and statutory requirements necessary for this purpose;

(iii) it has full capacity to comply with all its obligations under this Agreement;

(iv) the legal representatives that sign this Agreement have statutory and/or delegated powers to assume, on their behalf, the obligations established herein and, being agents, had the powers legitimately granted, with the respective terms of office in full force;

(v) this Agreement and the obligations set forth herein are legal, valid, binding and enforceable obligations of the Trustee, enforceable in accordance with its terms and conditions;

(vi) the execution and fulfillment of its obligations under this Agreement do not violate or contradict (a) any agreement or document to which the Fiduciary Seller is a party, nor will it result in (1) early maturity of any obligation set forth in any of these agreements or instruments; (2) creation of any encumbrance on any asset or good of the Fiduciary Seller (except the Security Interests created within the scope of the Guarantee Agreements); (3) termination of any such agreements or instruments; (b) any law, decree or regulation to which the Fiduciary Seller is subject; or (c) any administrative, judicial or arbitration decision or judgment that affects the Fiduciary Seller;

(vii) except for the registrations and annotations pursuant to Section 3.1 above and the Condition Precedent, no authorization or approval, and no notice or registration with any governmental authority or regulatory body is necessary for the due execution, delivery and performance of the obligations under this Agreement;

(viii) [there is no [shareholders] // [unitholders] agreement of the Company, redemption rights or any other rights or claims of any nature, relating to the issue, purchase, repurchase, redemption, transfer or voting rights in relation to the Fiduciary Sale [Shares] // [Units], which affects the Fiduciary Seller’s right to dispose of the Fiduciary Sale [Shares] // [Units] or whose provisions affect, in any way, the execution of this Agreement and any amendments thereto, the fulfillment of the obligations set forth herein and its execution;]1

[1]	Note to Draft: Depending on the audit of the Acquired Company.

Ex. 10.24-53

(ix) no Fiduciary Sale [Share] // [Unit] was issued in violation of any right, whether of preference or of any other nature, of any shareholder and/or unitholder;

(x) after compliance with the Condition Precedent, it will be the legitimate holder and possessor of the Fiduciary Sale [Shares] // [Units], which will be free and clear of any encumbrances, liens or charges of any nature, legal or conventional, with exception of the encumbrance established under this Agreement, with no judicial, arbitration, administrative or fiscal action or proceeding against it that may, even indirectly, harm or invalidate this Fiduciary Sale;

(xi) the power of attorney granted pursuant to Section 7.2 below was duly signed by the Fiduciary Seller and validly grants the powers indicated therein to the Trustee;

(xii) [the Fiduciary Sale [Shares] // [Units] were duly authorized, validly issued, are [fully] // [partially] paid in. There are not, in relation to the Fiduciary Sale [Shares] // [Units], any (i) subscription warrants; (ii) options; (iii) suretyships; (iv) subscriptions; (v) rights; (vi) stock reserves; (vii) commitments or any other contracts of any nature obliging the Company to issue shares or guarantees convertible into the right to acquire shares issued thereby; and/or (viii) other contractual agreements regarding the purchase of Fiduciary Sale [Shares] // [Units];]2

(xiii) after compliance with the Condition Precedent, the Fiduciary Sale and Assignment Assets and Rights, while disposed of on Fiduciary Basis as guarantee under the terms of this Agreement, will be the sole and exclusive ownership of the Fiduciary Seller and the Fiduciary Sale [Shares] // [Units] represent [-]% ([-] percent) of the Company’s capital stock;

(xiv) the Fiduciary Seller holds the voting right in relation to the Fiduciary Sale [Shares] // [Units], as well as the powers to give in fiduciary sale the Fiduciary Sale and Assignment Assets and Rights and establish a Security Interest thereon, under the terms set forth in this Agreement; and

(xv) no information, financial statement, attachment or report provided by or on behalf of the Fiduciary Seller or the Company to the Trustee during the negotiation of this Agreement, contains any untrue statement of a fact, or an omission of a fact necessary for the statements to there and/or contained herein are not misleading.

5.2. Representations and Warranties of the Trustee. The Trustee, duly authorized in the form of its articles of incorporation, represents and warrants that:

(i) the legal representatives that sign this Agreement have statutory and/or legitimately granted powers to assume, on their behalf, the obligations established therein;

(ii) it ensures the faithful performance of the obligations provided for in this Agreement and observes, in their execution, the instructions of the Debentureholders and the provisions of this Agreement;

(iii) it expressly complies with the Debentureholders’ instructions in order to protect their rights over the Fiduciary Assignment Rights, as well as complies with all other provisions of this Agreement that are related to the activities inherent to the protection of the Debentureholders’ interests as a result of this Agreement;

(iv) all authorizations or approvals necessary for its operation were regularly obtained and are up to date; and

(v) this Agreement is a legal, valid and enforceable obligation against the Trustee in accordance with the terms hereunder.

SECTION SIX - OBLIGATIONS

6.1. Obligations of Fiduciary Seller. Without prejudice to the other obligations established in this Agreement and in the Debenture Indenture, on an irrevocable and irreversible basis, the Fiduciary Seller is bound by and undertakes to:

[2]	Note to Draft: Depending on the audit of the Acquired Company.

Ex. 10.24-54

(i) obtain and maintain all authorizations necessary for the execution of this Agreement, as well as for the full compliance with all obligations set forth herein, always valid, effective, in perfect order and in full force;

(ii) at any time and at its own expense, in a timely manner, take all measures that may be necessary and reasonably required by the Debentureholders, represented by the Trustee, for the purpose of creating, maintaining the validity, formalizing, perfecting and preserving the guarantee to allow the exercise, by the Trustee, as representative of the Debentureholders, of the respective rights and guarantees established by this Agreement, or whose institution is subject of this Agreement, including the execution of any document or additional agreement (including any amendments to the this Agreement, whether in whole or in part);

(iii) refrain from, directly or indirectly, (a) selling, assigning, transferring, exchanging or, in any way disposing or encumbering, or granting any call or put option, on any Fiduciary Sale [Shares] // [Units]; (b) creating any lien or encumbrance on the Fiduciary Sale [Shares] // [Units], or related to them, except for the encumbrances resulting from this Agreement; or (c) restricting, impairing or reducing the guarantee and rights created by this Agreement;

(iv) provide the Trustee with information and/or documents relating to the Fiduciary Sale [Shares] // [Units] within a period of up to 5 [five] Business Days counted from the Trustee’s request, except that, in case of an Early Maturity Event, not remedied within the respective period of cure, as applicable, pursuant to the Debenture Indenture, the information and documents provided for in this item shall be provided within 2 (two) Business Days, upon request of the Trustee;

(v) not to perform any act that may, directly or indirectly, impair, modify, restrict or negatively affect, in any way, any rights granted to the Trustee by this Agreement or by the applicable law or, even, the execution of the Fiduciary Sale established herein;

(vi) in case of occurrence of an Early Maturity Event, not remedied within the respective period of cure, as applicable, under the terms of the Debenture Indenture, and/or in case of final maturity of the Secured Obligations without due payment, not prevent the performance and implementation, by the Trustee, of any acts that are considered necessary for the execution of this Fiduciary Sale and to protect the rights, interests and guarantees of the Debentureholders, represented by the Trustee;

(vii) give knowledge of this Agreement and its respective terms and conditions to its managers and executives, as well as the Company’s managers and executives, and ensure that they fully comply with and enforce all its terms and conditions;

(viii) keep the Fiduciary Sale and Assignment Assets and Rights in their peaceful possession, free and clear of any and all liens, encumbrances, limitations or restrictions, judicial or extrajudicial, except for the liens created by this Agreement;

(ix) ensure that the [Shares] // [Units] Dispose on Fiduciary Sale always include all of the shares issued by the Company held by the Fiduciary Seller, until full and effective settlement of all Secured Obligations;

(x) communicate to the Trustee, within a maximum period of 5 (five) Business Days from the date on which it becomes aware, the details of any litigation, arbitration, judicial and/or administrative proceedings initiated, pending or any act or fact that may depreciate or threaten the safety, liquidity and certainty of the Fiduciary Sale and Assignment Assets and Rights or the validity and effectiveness of the Fiduciary Sale;

(xi) defend itself in a timely and effective manner against any act, action, procedure or process that may, in any way, have a material adverse effect on the Fiduciary Sale, the Fiduciary Sale and Assignment Assets and Rights, this Agreement and/or the full and timely fulfillment of the obligations related to the Debentures;

Ex. 10.24-55

(xii) within a maximum period of up to 10 (ten) Business Days from the respective request, provide the Trustee with all the information and evidence requested by it regarding the Fiduciary Sale and Assignment Assets and Rights, in order to allow the Trustee, as a representative of the Debentureholders, to exercise all the rights and prerogatives granted to it by means of this Agreement;

(xiii) file this Agreement at the Company’s headquarters, leaving it at the disposal of the Trustee and the Debentureholders; and

(xiv) keep the power of attorney granted pursuant to Section 7.2 below valid.

SECTION SEVEN – FORECLOSURE OF GUARANTEE

7.1. Foreclosure of Guarantee. By determining the early maturity of the Secured Obligations due to the occurrence of an Early Maturity Event, not remedied within the applicable cure period, if any, and/or the final maturity of the Secured Obligations without them having been fully and effectively settled, under the terms set forth in the Debenture Indenture, the Trustee, at the Fiduciary Seller’s expense, will have the right to exercise, with respect to the Fiduciary Sale and Assignment Assets and Rights, all the rights and powers conferred upon it by this Agreement and by the applicable law, including article 19 of Law 9.514/97 and article 66-B of Law 4.728, and may, at its sole discretion, and at the Fiduciary Seller’s expense (i) file in court or out of court for execution, without preference order, on a pro rata basis, considering the value of the Secured Obligations, being able to sell, assign, transfer, dispose and/or otherwise execute the Fiduciary Sale [Shares] // [Units], in whole or in part, through sale, assignment, transfer or by any other means to third parties, in a public or private operation, at the sole discretion of the Debentureholders, as long as it is not at a low price, regardless of any valuation, auction, placement, or any other judicial or extrajudicial measures, and apply the respective resources for partial payment or settlement of the Secured Obligations, subject for that purpose to the use of the resources arising from the payment of Fiduciary Sale [Shares] // [Units] in the payment of the Secured Obligations; and (ii) negotiate price, payment terms, deadlines, receive amounts, compromise and sign any documents or terms, provided that it is not at a low price, however special they may be, necessary for the practice of the acts referred to herein, being authorized, in such a way irrevocably and irreversibly, to carry out the procedures for foreclosing the Guarantees.

7.1.1. The Fiduciary Seller and the Trustee hereby undertake to perform all acts and comply with all procedures necessary for the regular transfer of ownership of the Fiduciary Sale and Assignment Assets and Rights in the event of foreclosure of the guarantee, as provided for in this Section, in order to respect and comply with all legal and regulatory requirements necessary for the regular performance of such transfer.

7.2. Power of Attorney. The Fiduciary Seller hereby irrevocably and irreversibly appoints, under the terms of articles 684 and 685 of the Civil Code, the Trustee as its attorney-in-fact, to take any measure on behalf of the Fiduciary Seller in relation to the matters dealt with in this Section:

(i) regardless of the occurrence of an Early Maturity Event, provided that it is not carried out by the Fiduciary Seller within the terms set forth in this Agreement, if applicable:

(a) register and/or annotate this Agreement and any of its amendments with the Registry Office of Deeds and Documents, if applicable, if the Fiduciary Seller fails to do so; and

(b) practice, on behalf of the Fiduciary Seller, any and all specific actions necessary for the improvement of the Guarantees subject matter of this Agreement.

(ii) after the declaration of an early maturity of the Secured Obligations due to the occurrence of an Early Maturity Event not remedied within the applicable cure period, if any, and/or final maturity of the Secured Obligations without due payment:

(a) sell (in any manner or in any environment), assign, collect, receive, appropriate (to the extent permitted by applicable law) and/or seize the Fiduciary Sale and Assignment Assets and Rights (or any part thereof) or dispose of in any other way, whether public or private, as long as it is not at a low price, and deliver the Fiduciary Sale and Assignment Assets and Rights or any part thereof, under the terms and conditions that the Debentureholders deem appropriate, provided that they are commercially reasonable, in accordance with this Agreement, regardless of any prior or subsequent notice to the Fiduciary Seller, the Trustee being invested with all necessary powers inherent thereto;

Ex. 10.24-56

(b) sign the respective disposal agreements, transfer terms and any other documents and instruments that may be necessary for the purpose of formalizing the sale, disposal, assignment or transfer, transferring ownership and domain, giving and receiving discharges, in a manner privately or amicably, of Fiduciary Sale and Assignment Assets and Rights, in whole or in part, to third parties, transferring ownership, granting and receiving the respective discharges and signing receipts; and

(c) request any and all prior approvals or consents that may be necessary to carry out the execution, foreclosure, public or private sale or transfer of the Fiduciary Sale Shares and/or Units to third parties, as well as representing the Fiduciary Seller before any agencies or authorities federal, state or municipal, in all their respective divisions and departments, including, but not limited to, registry offices of deeds and documents and protest offices and any financial institution, the Central Bank of Brazil, the Federal Revenue Service and customs authorities.

7.2.1. The rights described in Section 7.2 above are conferred on the Trustee in accordance with the power of attorney irrevocably and irreversibly granted under the terms of Exhibit IV to this Agreement. Such power of attorney is granted as a condition of this Agreement, in order to ensure compliance with the obligations established therein, pursuant to article 684 of the Civil Code.

7.2.2. The Fiduciary Seller hereby, on an irrevocable and irreversible manner, undertakes to renew the power of attorney granted to the Agreement under the terms of this Section 30 (thirty) days in advance of the expiration of the power of attorney to be renewed, during the term of this Agreement, granting new powers of attorney for the maximum period permitted in accordance with its by-laws and applicable law.

7.3. Partial Foreclosure. Any partial foreclosure of this Fiduciary Sale will not affect the terms, conditions and protections of this Agreement for the benefit of the Trustee, and this Agreement will remain in force until the date of full and effective settlement of all Secured Obligations.

7.4. Independence of the Foreclosure. The foreclosure of Fiduciary Sale [Shares] // [Units] as provided herein will be carried out independently and in addition to any other foreclosure of guarantee, Security Interest or personal guarantee, granted to the Trustee, within the scope of the Issue.

7.5. Return of the Remaining Value. After the full payment of the Secured Obligations, and after the deduction/payment of any tax due under the terms of the applicable legislation in relation to the payment of the Secured Obligations, the amounts received that may exceed the Secured Obligations shall be returned to the Fiduciary Seller within [2 (two)] Business Days after said payment and/or deduction.

7.6. Waiver of Fiduciary Seller. The Fiduciary Seller hereby waives, until full settlement of the Secured Obligations, in favor of the Trustee, any legal and/or contractual privilege that may affect the free and full enforceability, transfer or exercise of any rights of the Trustee under the terms of this Agreement, including in the event of foreclosure of this guarantee, extending said waiver to any preemptive rights or rights related to the indirect possession of the Fiduciary Sale [Shares] // [Units] by the Trustee. In the event of foreclosure of this guarantee, the Trustee will not have any right to recover from the Company, the Trustee or the buyer(s) of the Fiduciary Sale [Shares] // [Units], any amount paid for the Secured Obligations with the amounts arising from the disposal and transfer of Fiduciary Sale [Shares] // [Units], not being subrogated, therefore, in the credit rights corresponding to the Secured Obligations. The Fiduciary Seller therefore acknowledges: (i) that it will have no claim or action against the Company, the Trustee or the buyer(s) of the Fiduciary Sale [Shares] // [Units]; and (ii) that the absence of subrogation does not imply unjust enrichment of the Trustee, the Trustee or the purchaser(s) of the Fiduciary Sale [Shares] // [Units].

7.6.1. The Fiduciary Seller acknowledges that the non-subrogation provided for in Section 7.6 above will not imply unjust enrichment for any party, considering that the residual value of the sale of Fiduciary Sale [Shares] // [Units] will be refunded to the Fiduciary Seller, after payment of all Secured Obligations.

Ex. 10.24-57

7.7. Foreclosure Expenses. All necessary expenses that may be demonstrably incurred by the Trustee, including legal fees, court costs and expenses for the purpose of foreclosure of the guarantee subject-matter of this instrument, in addition to any Taxes, will be part of the value of the Secured Obligations.

SECTION EIGHT - NOTICES

8.1. Notices. All documents and communications by either Party under the terms of this Agreement shall be in writing and sent to the following addresses:

(i) - If to the Fiduciary Seller:

NUVINI S.A.

Rua Jesuíno Arruda, No. 769, sala 20B

Postal Code 04532-082, São Paulo - SP

Attn.: Ronald Domingues - CFO

Phone: 11 96565-2547

E-mail: ronald@nuvini.com.br

(ii) If to the Trustee:

VÓRTX DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA.

Rua Gilberto Sabino, No. 215, 4º andar, Pinheiros

Postal Code 05425-020, São Paulo - SP

Attn.: Eugênia Souza/Marcio Teixeira

Phone: 11 3030-7177

E-mail: agentfiduciario@vortx.com.br

8.1.1. Communications referring to this Agreement will be considered delivered when received under protocol or with “receipt notice” sent by mail, under protocol, or by telegram at the addresses above. Communications made by e-mail will be considered received on the date they are sent, provided that their receipt is confirmed by means of a callsign (receipt issued by the machine used by the sender) followed by verbal confirmation by telephone. The change of any of the above addresses shall be communicated to the other party by the party whose address has changed.

8.1.2. Change of any of the addresses above shall be communicated immediately by the Party that has its address changed. Any losses arising from non-communication regarding the change of address will be borne in full by the defaulting Party.

SECTION NINE - TERM OF EFFECTIVENESS AND RELEASE OF FIDUCIARY SALE

9.1. Term of Effectiveness. This Agreement will enter into force upon compliance with the Condition Precedent on the date of its signature and will remain so until full discharge of the Secured Obligations.

9.2. Condition for release. The guarantee granted under Section Two of this Agreement will be released in full by the Trustee, upon fulfillment and full discharge of the Secured Obligations, and the Fiduciary Seller shall bear all costs incurred for this purpose (“Condition for Release”).

9.3. Release Term. Once the Condition for Release has been fulfilled, the Trustee will deliver to the Fiduciary Seller the release term (“Release Term”), within a period of up to 5 (five) Business Days counted from the date of verification of compliance with the Condition for Release, and will cooperate as necessary with the Fiduciary Seller to register the Release Term at the Registry Office of Deeds and Documents.

Ex. 10.24-58

SECTION TEN - GENERAL PROVISIONS

10.1. This Agreement establishes a permanent guarantee right over the Fiduciary Sale and Assignment Assets and Rights and shall: (i) remain in full force until full settlement of all Secured Obligations, as provided for in the Debenture Indenture; (ii) will bind Fiduciary Seller, its successors, heirs and authorized assignees; and (iii) benefit the Trustee.

10.2. Any forbearance, partial exercise or concession between the parties will always be considered mere liberality, and will not be a waiver or loss of any right, faculty, privilege, prerogative or powers conferred (including mandate), nor will it imply novation, alteration, compromise, remission, modification or reduction of the rights and obligations arising therefrom.

10.3. No term or condition contained in this Agreement may be waived, amended or modified, unless formalized in writing and signed by the Fiduciary Seller and the Trustee. The express written waiver of a particular right shall not be deemed to be a waiver of any other right.

10.4. The exercise by the Trustee of any of its rights or remedies provided for in this Agreement will not exempt the Fiduciary Seller from any of its respective duties or obligations, under the terms of the Debenture Indenture, or documents and instruments related thereto.

10.5. No provision herein shall affect the Trustee’s right to serve notice of the Fiduciary Seller in any other manner permitted by applicable law.

10.6. If any of the provisions of this Agreement are found to be illegal, invalid or ineffective, all other provisions not affected by such judgment shall prevail, and the parties undertake, in good faith, to replace the affected provision with another that, to the extent possible, produce the same effect.

10.7. This Agreement is an extrajudicial enforceable instrument, pursuant to article 784, Items I and II of the Code of Civil Procedure, and the obligations contained therein are subject to specific performance, in accordance with articles 815 and following of the Code of Civil Procedure.

10.8. The Parties may enter into this Agreement electronically, in which case electronic signatures made using a digital certificate, validated in accordance with the Brazilian Public Key Infrastructure ICP-Brasil, pursuant to Provisional Measure No. 2.200-2, of August 24, 2001 will be considered valid. The Parties irrevocably and irreversibly acknowledge the authenticity, validity and full effectiveness of the digital certificate signature, for all legal purposes.

SECTION ELEVEN - APPLICABLE LAW AND JURISDICTION

11.1. This Agreement will be governed by and construed in accordance with Brazilian law.

11.2. The jurisdiction of the city of São Paulo, State of São Paulo, is elected to resolve any doubts or controversies arising from this Agreement, waiving any other, however privileged it may be.

IN WITNESS THEREOF, the Parties sign this Agreement, in [=] ([=]) copies of equal content and form, together with the 2 (two) witnesses identified below, who also sign it.

São Paulo, [=] [=], [=].

[signatures follow on the following pages]

[remainder of page intentionally left blank]

[signature pages to be included]

Ex. 10.24-59

EXHIBIT I TO THE PRIVATE INSTRUMENT OF FIDUCIARY SALE OF [SHARES] // [UNITS] UNDER CONDITION PRECEDENT AND OTHER COVENANTS

TERMS AND CONDITIONS OF THE SECURED OBLIGATIONS

For the purposes of the applicable legislation, this Agreement guarantees the obligations arising from the Debenture Indenture, whose main characteristics are described below:

(i) Total Issue Amount: The total issue amount is up to R$250,000,000.00 (two hundred and fifty million reais), on the Issue Date (as defined below) (“Total Issue Amount”), in accordance with the Bookbuilding Procedure (as defined in the Debenture Indenture).

(ii) Number of Debentures: Up to 250,000 (two hundred and fifty thousand) Debentures will be issued. The number of Debentures to be issued will be defined according to the demand for the Debentures determined through the Bookbuilding Procedure,

(iii) Unit Par Value: The Unit Par Value of the Debentures will be R$1,000.00 (one thousand reais) on the Issue Date (“Unit Par Value”).

(iv) Monetary Restatement: The Unit Par Value or the balance of the Unit Par Value of the Debentures will not be monetarily restated.

(v) Conventional Interest: The Unit Par Value or balance of the Unit Par Value will accrue conventional interest corresponding to 100.00% (one hundred percent) of the accumulated variation of the average daily rates of the DI - Interfinancial Deposit of one day, “over extra group” (“DI Rate”), expressed as a percentage per year, based on 252 (two hundred and fifty-two) Business Days, calculated and disclosed daily by B3 SA - Brasil, Bolsa, Balcão, in the daily newsletter available on its page on the Internet (www.b3.com.br) exponentially plus a spread or surcharge of 8.0000% (eight percent) per annum, based on 252 (two hundred and fifty-two) Business Days (“Conventional Interest”). The Conventional Interest on the Debentures will be calculated exponentially and cumulatively, pro rata temporis for business days elapsed, levied on the Unit Par Value or balance of the Unit Par Value, in accordance with the formula described in the Debenture Indenture.

(vi) Debentures Issue Date: For all legal purposes, the Debentures Issue Date will be May 14, 2021 (“Issue Date”).

(vii) Term of Effectiveness and Maturity Date: The Debentures will mature on May 14, 2026 (“Maturity Date”), except for the cases of early maturity of the Debentures, total optional early redemption of the Debentures and optional Early Redemption Offering total amount, under the terms of this Debenture Indenture.

(viii) Payment of Conventional Interest: Without prejudice to the cases of total optional early redemption of the Debentures, offering of total optional early redemption or early payment resulting from early maturity events, the Conventional Interest will be paid quarterly, always on the 14th of the month of February, May, August and November of each year, with the first payment on August 14, 2021 and the last payment on the Maturity Date of the Debentures, as per the table set forth in the Debenture Indenture (“Conventional Interest Payment Date”).

(ix) Repayment of the Balance of the Unit Par Value: Without prejudice to the cases of total optional early redemption of the Debentures, total optional Early Redemption Offering or early payment arising from early maturity events, under the terms of this Debenture Indenture, balance of the Unit Par Value of the Debentures will be repaid in quarterly installments, always on the 14th of the months of February, May, August and November of each year, starting on May 14, 2023 (each one of them a “Scheduled Repayment Date”), on the dates and at the percentages indicated in the Debenture Indenture.

Ex. 10.24-60

(x) Fine and Default Interest: Without prejudice to the Conventional Interest, in the event of delay in the payment of any amount due to the Debentureholders, the overdue debts will be subject, regardless of notice or notice or judicial or extrajudicial notice, to: (i) default interest at the rate of 1% (one percent) per month on the amount due calculated pro rata temporis, from the date of default to the date of actual payment; and (ii) conventional, irreducible and non-compensatory fine of 2% (two percent) on the amount due and unpaid (“Delay Charges”).

(xi) Place of Payment: The payments to which the Debentures are entitled will be made by the Issuer using, as the case may be: (a) the procedures adopted by B3, for the Debentures held in electronic custody at B3; or (b) the procedures adopted by the Bookrunner, for the Debentures that are not held in electronic custody at B3, or, as the case may be, by the financial institution contracted for this purpose, or even at the Issuer’s headquarters, if applicable.

Capitalized terms used, but not defined, in this Exhibit shall be interpreted in accordance with the meanings attributed to them in the Indenture and all references to any contracts or documents mean a reference to such instrument as amended, modified and that is in effect.

The other characteristics of the Secured Obligations are described in the Indenture. The description offered here merely aims to meet legal criteria and does not restrict in any way the rights of Debentureholders.

Ex. 10.24-61

EXHIBIT II TO THE PRIVATE INSTRUMENT OF FIDUCIARY SALE OF [SHARES] // [UNITS] UNDER CONDITION PRECEDENT AND OTHER COVENANTS

AMENDMENT TO AGREEMENT FORM

[=] AMENDMENT TO THE PRIVATE INSTRUMENT OF FIDUCIARY SALE OF [SHARES] // [UNITS] UNDER CONDITION PRECEDENT AND OTHER COVENANTS

By this “[=] Amendment to the Private Instrument of Fiduciary Sale of [Shares]//[Units] Under Condition Precedent and Other Covenants” (“Amendment”):

as a Fiduciary Seller,

I. NUVINI S.A., a corporation not registered as a publicly-held company with the Brazilian Securities Commission (“CVM”). headquartered in the city of São Paulo, state of São Paulo, at Rua Jesuíno Arruda, No. 769, room 20B, Postal Code 04532-082, duly enrolled with the National Corporate Taxpayers Register of the Ministry of Economy, Finance and Planning (“CNPJ/ME”) [***], with its articles of incorporation filed with the Commercial Registry of the State of São Paulo (“JUCESP”) [***], herein represented pursuant to its bylaws (“Fiduciary Seller”):

as Trustee,

II. VÓRTX DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA., a financial institution organized as a corporation, headquartered in the city of São Paulo, State of São Paulo, at Rua Gilberto Sabino, No. 215, 4th floor, Pinheiros, Postal Code 05425-020, registered with CNPJ/ME [***], hereby represented pursuant to its bylaws, representing the community interests of the Debentureholders of the 1st (first) issue of Fiduciary Seller’s debentures (“Trustee”):

in the capacity of consenting intervening party,

III. [[•], [limited/joint company], headquartered in the City of [•], State of [•], at [•], No. [•], Postal Code [•], enrolled with the CNPJ/ME under No. [•], herein represented in the form of its [articles of incorporation/bylaws] (“[•]”); and

as a new consenting intervening party and New Acquired Company,

IV. [[•], [limited/joint company], headquartered in the City of [•], State of [•], at [•], No. [•], Postal Code [•], enrolled with the CNPJ/ME under No. [•], herein represented in the form of its [articles of incorporation/bylaws] (“[•]”) (“[•]” or “New Acquired Company”), hereinafter referred to jointly as “Acquired Companies”)]:

the Fiduciary Seller and Trustee being hereinafter referred to jointly as “Parties” and individually and indistinctly, as a “Party”, hereby and in the best form of law, sign this Amendment, by means of the following sections and conditions.

WHEREAS:

(i) on May 18, 2021, the “Private Instrument of Indenture of the 1st (First) Issue of Simple, non-convertible Debentures, with Security Interest, in a Single Series, for Public Distribution with Restricted Distribution Efforts, of Nuvini S.A.” by and between the Fiduciary Seller, as issuer, and the Trustee, as representative of all Debentureholders of the 1st (first) issue of debentures by the Fiduciary Seller, as amended (“Debentureholders” and “Debenture Indenture”, respectively), for the issue of simple, non-convertible Debentures, in the amount of up to R$250,000,000.00 (two hundred and fifty million reais), of Fiduciary Seller (“Debentures” and “Issue”, respectively) for with restricted distribution efforts, pursuant to CVM Instruction No. 476, of January 16, 2009, as amended (“Restricted Offering” and “CVM Instruction 476”, respectively);

(ii) in guarantee of the Secured Obligations, on May 18, 2021, the “Private Instrument of Fiduciary Sale of Units Under Condition Precedent and Other Covenants” was entered into by and between the Fiduciary Seller and the Trustee (“Fiduciary Sale Agreement”):

Ex. 10.24-62

(iii) [on [•] [•], [•], an amendment to the “Private Instrument of Fiduciary Sale of [Shares]//[Units] Under Condition Precedent and Other Covenants” was entered into by and between the Fiduciary Seller, the Trustee, [•] and [•] (“Amendment to the Fiduciary Sale Agreement”, together with the Fiduciary Sale Agreement, the “Restated Fiduciary Sale Agreement”):

(iv) the net funds raised through the Issue were disbursed in the Disbursement Escrow Account (as defined in the Debenture Indenture), and, according to the Debenture Indenture, such funds will be used to pay the acquisition price of the Acquired Companies (as defined in the Debenture Indenture) (“Funds from the Acquired Companies”) upon the release of said funds to a free transaction account held by the Fiduciary Seller;

(v) the release of Funds from the Acquired Companies to the Fiduciary Seller’s free transaction account will be carried out by the Trustee, provided that certain conditions are observed, under the terms of the Debenture Indenture, including the formalization of the fiduciary sale in guarantee of 100% (one hundred percent) of the [shares //units] issued by the Acquired Company by the Fiduciary Seller in favor of the Debentureholders in guarantee of the faithful, timely and full performance of the Secured Obligations (as defined below) (“Fiduciary Sale”);

(vi) the Parties wish to enter into this Amendment to define the terms and conditions of the Guarantees that will be constituted under the [Shares] // [Units] of the New Acquired Company after payment of the acquisition price of the New Acquired Company; and

(vii) the Parties had adequate time and conditions for the evaluation and discussion of all sections of this Amendment, whose execution, entering into and termination are guided by the principles of equality, honesty, loyalty and good faith.

SECTION ONE - FIDUCIARY SALE AND FIDUCIARY ASSIGNMENT

1.1. Fiduciary Sale. Due to the Acquisition of the New Acquired Company, in addition to the Guarantees granted under the Agreement, in guarantee of faithful, timely and full compliance with the Secured Obligations, the Fiduciary Seller herein disposes and transfers the fiduciary property, on an irrevocable and irreversible basis, non-permanent domain and indirect possession, in favor of the Trustee, free and clear of any liens, encumbrances or restrictions, pursuant to article 66-B of Law 4.728, and article 1.361 et seq. of the Civil Code (“New Fiduciary Sale”), subject to the Condition Precedent (as defined below):

(i) of all [Shares] // [Units] issued by the New Acquired Company representing 100% (one hundred percent) of its respective capital stock, held by the Trustee, as indicated in Exhibit I to this Amendment (“New Fiduciary Sale [Shares // [Units]”):

(ii) all [Shares] // [Units] issued by the New Acquired Company that may, as of the date of signature of this Amendment, be acquired and/or assigned to the Fiduciary Seller, or any legal successor, due to dismemberment or groupings of the New Fiduciary Sale [Shares] // [Units] and distribution of bonuses;

(iii) any and all units, shares, securities and other rights, including, but not limited to, subscription warrants, convertible debentures, founders’ shares, certificates, securities or other securities Convertible Debentures, representing new capital stock Acquired Company, which may, as of the execution of this Amendment, replace the New Fiduciary Sale [Shares] // [Units], due to cancellation of the New Fiduciary Sale [Shares] // [Units], consolidation, merger, spin-off or any other form of corporate restructuring involving the New Acquired Company, or any assets into which the New Fiduciary Sale [Shares] // [Units] on or the other assets and rights mentioned in this paragraph are converted, including any deposit certificates, securities or credit notes.

1.2. Fiduciary Assignment. In addition, the Fiduciary Seller, through this Amendment, irrevocably and irreversibly assigns in fiduciary guarantee of the Secured Obligations, pursuant to articles 1.361 et seq. of the Civil Code, articles 18 to 20 of Law 9.514/97 and article 66-B of Law 4.728, in favor of the Trustee, free and clear of any liens, encumbrances or restrictions, under the terms and conditions set forth in this Amendment (“New Fiduciary Assignment”, jointly with the New Fiduciary Sale referred to as the “New Guarantees”), credit rights arising from the distribution of dividends, profits, revenues, income and interest on equity, reimbursement of capital, proceeds, values, bonuses, preferences, other fruits paid or to be paid as a result of, or in relation to, any of the New Fiduciary Sale [Shares] // [Units], as well as the amounts paid by way of capital reduction, effected in currency or upon delivery or assignment of certificates, securities, rights and other assets, at any time received, due and distributed to the Fiduciary Seller in any capacity relating to the New Fiduciary Sale [Shares] // [Units].

Ex. 10.24-63

SECTION TWO - FORMALITIES

2.1. Condition Precedent. The Parties hereby agree that this Amendment enters into force on the date of fulfillment of the Condition Precedent and will remain in force until the full, irrevocable and indisputable settlement of the Secured Obligations, its effectiveness being subject to the Condition Precedent, pursuant to articles 121 and 125 et seq. of the Brazilian Civil Code, which will become effective and enforceable, regardless of any amendment or notice, upon payment of the acquisition price of the New Acquired Company (“Condition Precedent”).

SECTION THREE - FORMALITIES

3.1. Formalities. The Fiduciary Seller undertakes, being solely responsible for all expenses arising from such acts, to:

(i) (a) within 5 (five) Business Days after the execution of this Amendment, request the annotation, at the registry office of Indentures and documents of the city of São Paulo, State of São Paulo and other competent notaries, as the case may be (“Registry Office of Deeds and Documents”), which shall be demonstrated upon presentation of the application protocol to the Trustee; and (b) within 2 (two) Business Days after the effective registration of this Amendment, deliver, to the Trustee, supporting documents of the respective registration, including, but not limited to, original copies of this Amendment duly signed and registered in the Registry Office of Deeds and Documents;

(ii) within 5 (five) Business Days after execution of this Amendment, the Fiduciary Seller shall provide for [the amendment of the articles of incorporation of the New Acquired Company in order to conform the New Guarantees on the Fiduciary Sale and Assignment Assets and Rights created by this Amendment, as well as carrying out the respective protocol at the competent Commercial Registry (“Commercial Registry”);] // [that the Guarantees on the Fiduciary Sale and Assignment Assets and Rights established by this Agreement, in the Registered Shares Register of the Company, in accordance with article 40 of the Corporation Law, as follows: “ All [Shares]//[Units], issued today or to be issued in the future, by [•], which seal or come to be, at any time, owned by Nuvini S.A. ([“Shares”]// and [“Shareholder”]//[“Unitholder”), respectively), as well as dividends, income, Interest on equity and other amounts may be credited, paid, distributed or otherwise delivered, in any capacity, to the [“Shareholder”] // [“Unitholder”], in relation to the [Shares]//[Units], as well as any assets or rights in which the [Shares] // [Units] seal or may be converted at any time, were fiduciary sold as Security Interest in favor of VÓRTX DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA-, as representative of all Debentureholders of the 1st (First) Issue of Simple, non-Convertible Debentures, with Security Interest, with Additional personal guarantee, in a single Series, for Public Distribution with Restricted Distribution Efforts of Nuvini S.A., under the terms of the “Private Instrument of Fiduciary Sale of [Shares] //[Units] Under Condition Precedent and Other Covenants”, dated [•] [•] 2021, as may be amended from time to time, filed at the company’s registered office;

(iii) [submit to the Trustee [digital copy (.pdf format) of the amendment to the articles of incorporation of the New Acquired Company containing the annotation of the New Guarantees duly registered with the Commercial Registry within a period of up to 2 (two) Business Days from the date of obtaining of the registration of this Agreement] // [digital copy (.pdf format) of the registration in the Registered Shares Register of the New Acquired Company within a period of up to 2 (two) Business Days from the execution of such registration;

3.2. Power of Attorney. On the present date, the Fiduciary Seller will deliver a power of attorney to the Trustee under the terms of Section 7.2 of the Agreement.

SECTION FOUR- RATIFICATION

4.1. The Parties ratify all other terms and conditions of the Agreement that have not been expressly amended by means of this Amendment.

Ex. 10.24-64

4.2. The Fiduciary Seller hereby declares that it is in compliance with all its obligations assumed under the Agreement and the Debenture Indenture, as well as ratifying, expressly and fully, all declarations, guarantees, powers of attorney and covenants, respectively provided, granted and contracted in the Agreement, as if such statements, guarantees, powers of attorney and covenants were fully transcribed herein.

4.3. The Fiduciary Seller undertakes to take all necessary measures to formalize this Amendment, as provided for in this Amendment and bylaw, especially to carry out all the necessary registrations and formalities required in Section Three of this Amendment, within the terms determined herein.

4.4. Changes made through this Amendment do not imply novation, whereby all obligations, sections, terms and conditions provided for in the Agreement that have not been expressly amended under the terms of this Amendment remain valid and in force.

4.5. The expressions and terms used in capital letters that are not defined in this Amendment will have the meaning determined in the Agreement or, alternatively, in the Debenture Indenture.

SECTION FIVE - APPLICABLE LAW AND JURISDICTION

5.1. This Amendment will be governed by and construed in accordance with Brazilian law.

5.2. The jurisdiction of the city of São Paulo, State of São Paulo, is elected to resolve any doubts or controversies arising from this Agreement, waiving any other, however privileged it may be.

IN WITNESS WHEREOF, the Parties sign this Amendment, in [=] ([=]) copies of equal content and form, together with the 2 (two) witnesses identified below, who also sign it.

São Paulo, [=] [=], 20[=],

[signatures follow on the following pages]

[remainder of page intentionally left blank]

[insert signatures]

Ex. 10.24-65

EXHIBIT III

POWER OF ATTORNEY FORM

POWER OF ATTORNEY

By this power of attorney,

NUVINI S.A., a corporation not registered as a publicly-held company with the Brazilian Securities Commission (“CVM”), headquartered in the city of São Paulo, state of São Paulo, at Rua Jesuíno Arruda, No. 769, room 20B, Postal Code 04532 -082, duly registered with the National Corporate Taxpayers Register of the Ministry of Economy, Finance and Planning (“CNPJ/ME”) [***], with its articles of incorporation filed with the Commercial Registry of the State of São Paulo (“JUCESP”) [***], hereby represented pursuant to its bylaws (“Grantor”) hereby names and appoints as its attorney-in-fact, including with powers of delegation, VÓRTX DISTRIBUIDORA DE TITULOS E VALORES MOBILIÁRIOS LTDA., a financial institution constituted as a corporation, headquartered in the city of São Paulo, State of São Paulo, at Rua Gilberto Sabino, No. 215, 4th floor, Pinheiros, CEP 05425-020, enrolled in the CNPJ/ME [***], hereby represented in the form of its bylaws, representing the Community Interests of the holders of the debentures of the 1st (first) issue of debentures of the Fiduciary Seller (“Grantee”), to which Grantor grants broad and specific powers, acting individually or jointly, on its behalf, to carry out all acts and operations, of whatever nature, necessary or convenient for the exercise of the rights provided for in the “Private Instrument of Fiduciary Sale of [Shares] // [Units] Under Condition Precedent and Other Covenants” dated [=] [=] 2021, entered into between the Grantor and the Grantee (as amended, modified, supplemented from time to time and in force, the “Agreement”), with powers to

(i) regardless of the occurrence of an Early Maturity Event, provided that it is not carried out by the Fiduciary Seller within the terms set forth in this Agreement, if applicable:

(a) register / file the Agreement and any of its amendments, with the Registry Office of Deeds and Documents, if applicable, if the Grantor fails to do so; and

(b) practice, on behalf of the Grantor, any and all specific actions necessary for the improvement of the Fiduciary Sale subject matter of the Agreement.

(ii) after the declaration of early maturity of the Secured Obligations due to the occurrence of an Early Maturity Event not remedied within the applicable cure period, if any, and/or final maturity of the Secured Obligations without due payment:

(a) sell (in any manner or in any environment), assign, collect, receive, appropriate (to the extent permitted by applicable law) and/or seize the Fiduciary Sale and Assignment Assets and Rights (or any part thereof) or dispose of in any other way, whether public or private, and deliver the Fiduciary Sale and Assignment Assets and Rights or any part thereof, under such terms and conditions as it deems appropriate, provided that they are commercially reasonable, in accordance with the Agreement, regardless of any prior notice or subsequent to the Grantor, the Grantee being invested with all the necessary powers inherent thereto;

(b) sign the respective disposal agreements, transfer terms and any other documents and instruments that may be necessary for the purpose of formalizing the sale, disposal, assignment or transfer, transferring ownership and domain, giving and receiving discharges, in a manner privately or amicably, of Fiduciary Sale and Assignment Assets and Rights, in whole or in part, to third parties, transferring ownership, granting and receiving the respective discharges and signing receipts;

(c) request any and all prior approvals or consents that may be necessary to carry out the execution, foreclosure, public or private sale or transfer of the Fiduciary Sale Units to third parties, as well as to represent the Grantor before any federal, state or municipalities, in all their respective divisions and departments, including, but not limited to, registry offices for titles and documents and protest offices and any financial institution, the Central Bank of Brazil, the Federal Revenue and customs authorities.

Ex. 10.24-66

This power of attorney will be valid for a period of [=] ([=]) year.

This power of attorney is granted as a condition of the Agreement, in order to ensure compliance with the obligations established in the Agreement and is irrevocable and irreversible in accordance with article 684 of the Civil Code.

This instrument shall be governed and interpreted in accordance with and governed by the laws of the Federative Republic of Brazil.

The powers granted herein are complementary and do not cancel, revoke or affect the powers conferred by the Grantor to the Grantee under the Agreement.

Capitalized terms not otherwise defined shall, when used herein, have the respective meanings assigned to them in the Agreement.

This power of attorney is granted, in 1 (one) copy, on [•] [•], 20[•], in the city of São Paulo, State of São Paulo, Brazil.

[Signature to be included]

Ex. 10.24-67

EXHIBIT II

Amendment Form - Inclusion of Acquired Company as Surety

[•] AMENDMENT TO THE PRIVATE INSTRUMENT OF INDENTURE OF THE 1st (FIRST) ISSUE OF SIMPLE, NON-CONVERTIBLE DEBENTURES, WITH SECURITY INTEREST, IN A SINGLE SERIES, FOR PUBLIC DISTRIBUTION WITH RESTRICTED DISTRIBUTION EFFORTS OF NUVINI S.A.

By this private instrument, the parties identified below:

I. NUVINI S.A., a corporation not registered as a publicly-held company with the Brazilian Securities Commission (“CVM”), headquartered in the city of São Paulo, state of São Paulo, at Rua Jesuíno Arruda, No. 769, room 20B, Postal Code 04532 -082, duly registered with the National Corporate Taxpayers Register of the Ministry of Economy, Finance and Planning (“CNPJ/ME”) [***], with its articles of incorporation filed with the Commercial Registry of the State of São Paulo (“JUCESP”) [***], hereby represented pursuant to its bylaws (“Issuer” or “Company”); and

II. VÓRTX DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA., a financial institution constituted as a joint-stock company, headquartered in the city of São Paulo, State of São Paulo, at Rua Gilberto Sabino, No. 215, 4th floor, Pinheiros, Postal Code 05425-020, enrolled with the CNPJ/ME [***], hereby represented pursuant to its bylaws, representing the common interests of the holders of the Debentures of the 1st (first) issue of Issuer’s Debentures (“Trustee” and “ Debentureholders”, respectively).

III. [Acquired Companies] (“Sureties”);

the Issuer and Trustee jointly referred to as “Parties” and, individually and indistinctly, as “Party”, hereby and in the best form of law, enter into this “Amendment to the Private Instrument of Indenture of 1st (First) Issue of Simple, non-Convertible Debentures, with Security Interest, With Additional Personal Guarantee, in a single Series, for Public Distribution with Restricted Distribution Efforts of Nuvini S.A.” (“Amendment”), as per the following terms and conditions.

WHEREAS:

A. On May 18, 2021, the Parties entered into this “Private Instrument of Indenture of the 1st Issue of Simple, non-Convertible Debentures, with Security Interest, with Additional Personal Guarantee, in a Single Series, for Public Distribution with Restricted Distribution Efforts of Nuvini S.A.”, as amended (“Debenture Indenture”), which was duly filed with the Commercial Registry of the State of São Paulo (“JUCESP”) [***], on May 28, 2021;

B. On May 18, 2021, the Issuer and the Trustee entered into the “Private Instrument of Fiduciary Sale of Shares and Units as Guarantee and Other Covenants” (“Agreement for Fiduciary Sale of Shares and Units”), as amended, through the which the Issuer granted the Fiduciary Sale of Shares and Units (as defined in the Debenture Indenture) in favor of the Debentureholders, represented by the Trustee, pursuant to Section 3.10, item (i), of the Debenture Indenture;

C. On May 18, 2021, the Issuer and the Trustee entered into the “Private Instrument of Fiduciary Assignment of Rights and Credits in Guarantee and Other Covenants” (“Agreement for Fiduciary Assignment of Receivables”), through which the Issuer granted the Fiduciary Assignment of Receivables (as defined in the Debenture Indenture) in favor of the Debentureholders, represented by the Trustee, pursuant to Section 3.10, item (ii) of the Debenture Indenture;

D. on [-] of [-] of [-], there was the Closing Date (as defined in the Debenture Indenture) of [Acquired Company],

E. the Parties wish to enter into this Amendment to include the Acquired Companies (as defined in the Debenture Indenture) as Surety within the scope of the Debenture Indenture, given that the execution of this Amendment is irrespective of prior approval by the Debentureholders or additional corporate approval by the Issuer.

RESOLVE to amend the Indenture, through this Amendment, by means of the following sections and conditions.

Ex. 10.24-68

The terms here started in capital letters, whether in the singular or plural, will have the meaning attributed to them in the Debenture Indenture.

1. AUTHORIZATIONS

1.1. This Amendment is entered into by the [Acquired Companies] (jointly referred to as “Sureties”) based on the corporate resolutions of [-] [-] [-] (“Sureties’ Corporate Approvals”)3.

2. REQUIREMENTS

2.1. The minutes of the Sureties’ Corporate Approvals that decided on the granting of the respective Surety will be [filed] with the competent Commercial Registry, in compliance with the provisions of Law 14.030, and, in addition, the respective extracts of the Sureties’ Corporate Approvals will be subsequently published on [-].

2.2. Registration of this Amendment

2.2.1. This Amendment will be duly filed with JUCESP, in accordance with article 62, item II, and paragraph 3 of the Corporation Law, and in compliance with the provisions of Law 14.030.

2.2.2. The Issuer undertakes to (i) file this Amendment with JUCESP within 5 (five) Business Days from the signature date; (ii) meet any requirements made by JUCESP in a timely manner; and (iii) send to the Trustee 1 (one) original copy of this Amendment duly filed with JUCESP within 5 (five) Business Days after the date of the respective filing.

2.2.3. Pursuant to articles 129, paragraph 3, 130 and 131 of Law No. 6.015, of December 31, 1973, as amended (“Public Records Law”), by virtue of the agreed guarantee, the Issuer shall, at its own costs and exclusive expenses, (a) within a maximum period of 10 (ten) Business Days from the date of signature of this Amendment, carry out the protocol for registration of this Amendment, before the [Competent Registry Offices of Deeds and Documents] and 4(b) meet any requirements made by the Registry of Indentures and Competent Documents in a timely manner and in accordance with the legal time frames. The Issuer will deliver to the Trustee 1 (one) original copy of this Amendment within 5 (five) Business Days after obtaining the respective records.

3. CHANGES

3.1. Considering the establishment of the Suretyship by the Sureties, the Parties Resolve, in order to include the Sureties: (i) to change the name of the Debenture Indenture in all Sections and parts of the Debenture Indenture where it is mentioned; (ii) amend the Preamble and Section 4.3 of the Indenture, and (iii) include Sections 1.2; 3.11; 3.11.1; 3.11.2; 3.11.3; 3.11.4; 3.11.5; 3.11.6; 3.11.7; 3.11.8; and 3.11.9, which are now in force with the following wording:

“PRIVATE INSTRUMENT OF INDENTURE OF THE 1st ISSUE OF SIMPLE, NON-CONVERTIBLE DEBENTURES, WITH SECURITY INTEREST, WITH ADDITIONAL PERSONAL GUARANTEE, IN A SINGLE SERIES, FOR PUBLIC DISTRIBUTION WITH RESTRICTED DISTRIBUTION EFFORTS, OF NUVINI S.A.

By this “Private Instrument of Indenture of the 1st Issue of Simple, non-Convertible Debentures, with Security Interest, with Additional Personal Guarantee, in a single Series, for Public Distribution with Restricted Distribution Efforts, of Nuvini S.A.”

By this private instrument, the parties identified below:

I. NUVINI S.A., a joint-stock company not registered as a publicly-held company before the Brazilian Brazilian Securities Commission (“CVM”), headquartered in the city of São Paulo, state of São Paulo, at Rua Jesuíno Arruda, No. 769, room 20B, Postal Code 04532 -082 duly registered with the National Corporate Taxpayers Register of the Ministry of Economy, Finance and Planning (“CNPJ/MB”) [***], with its articles of incorporation filed with the Commercial Registry of the State of São Paulo (“JUCESP”) [***], hereby represented pursuant to its bylaws soda/ (“Issuer” or “Company”);

[3]	Note to draft: If necessary.
[4]	Note to the draft: notary offices to be supplemented depending on the domicile of the Acquired Companies.

Ex. 10.24-69

II. VÓRTX DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA., a financial institution constituted as a corporation, headquartered in the city of São Paulo, State of São Paulo, at Rua Gilberto Sabino, No. 215, 1st floor, Pinheiros, CEP 05425-020, registered with the CNPJ/MB [***], hereby represented in the form of its bylaws, representing the community interests of the holders of the debentures of the 1st (first) issue of Issuer’s debentures (“Trustee” and “Debentureholders”, respectively); and

III. [Acquired Companies] (“Sureties”);

(...)

“1.2. The granting of the Suretyship (as defined below), as well as the assumption of the other obligations provided for in this Debenture Indenture, as applicable, were approved based on the following resolutions of the Sureties: [=] (“Sureties’ Corporate Approval” and, when referred to jointly with the Issuer’s Corporate Approval, “Corporate Approvals”).

(...)

“3.11. Suretyship

3.11.1 In guarantee of the faithful, full and timely payment and fulfillment of the Secured Obligations, the Sureties accept this Debenture Indenture and provide a suretyship (“Guarantee” and, jointly with the Secured Interests, “Guarantees”) in favor of the Debentureholders, represented by the Trustee, being bound by itself, or by its successors in any capacity, as sureties and main payors, jointly liable among themselves and with the Issuer, in accordance with article 818 of the Civil Code.

3.11.2 Subject to the provisions of this Debenture Indenture, the Sureties undertake, regardless of any claim, action, dispute or claim that the Issuer may have or exercise in relation to its obligations, to pay the entire amount of the Secured Obligations of a pecuniary nature, within a period of up to 2 (two) Business Days after receiving written notice from the Trustee to the Sureties, which shall be accompanied, when applicable, by copies of proof of expenses incurred. Such notice shall be immediately issued by the Trustee after the Issuer fails to pay any amount due in relation to the Debentures on the payment dates defined in this Indenture or upon the declaration of early maturity. Payment shall be made outside the scope of B3, free and net, without deduction of any taxes, fees, contributions of any nature, charges or withholdings, present or future, as well as any interest, fines or other tax liabilities, and the Sureties shall pay the additional amounts that are necessary for the Debentureholders to receive, after such deductions, payments or payments, an amount equivalent to the amount that would have been received if such deductions, payments or payments were not applicable.

3.11.3 The Suretyship will remain valid and fully effective, in case of additions, alterations and any other modifications of the conditions established in this Indenture, so that the obligations of the Sureties assumed herein will not be affected by acts or omissions that may exonerate them of its obligations or affect them, including, but not limited to, due to: (i) any extension of term or agreement between the Issuer and the Debentureholders; (ii) any novation or non-exercise of any right of the Debentureholders against the Issuer; and (iii) any limitation or incapacity of the Issuer, including its filing for out of court reorganization, judicial reorganization or bankruptcy.

3.11.4 The Sureties expressly waive any and all benefit of order, rights and powers of exoneration of any nature provided for in articles 333, sole paragraph, 364, 366, 821, 824, 827, 829, 830, 834, 835, 836, 837, 838 and 839 of the Civil Code and articles 130 and 291 of Law No. 13.105, of March 16, 2015, as amended (“Code of Civil Procedure”).

3.11.5 Subject to the provisions of Section 3.11.6 below, the sureties and/or their successors temporarily waive, in this act, the exercise of subrogation in the credit rights corresponding to the obligations assumed in this Section until there is full settlement of the Debentures. Thus, in the event of foreclosure of the Suretyship, the Sureties will not have any right to recover from the Issuer any amount resulting from the execution of the Suretyship until the full settlement of the Debentures. After the full settlement of the Debentures, the Sureties will be entitled to receive the amounts disbursed in favor of the Issuer as a result of the Suretyship.

3.11.6 The Sureties hereby agree and undertake, (i) only after the full settlement of all amounts due to the Debentureholders and the Trustee under the terms of the Debentures and this Indenture, to demand and/or demand the Issuer as a result of any amount it has borne under the terms of the Debentures and/or this Indenture, except to the extent necessary to protect its rights against statute of limitations and/or peremption, but provided that the

Ex. 10.24-70

effects of such measure do not imply in violation of any provision relating to the provisions of this Section or interfere with any right of the Debentureholders and/or the Trustee in relation to the receipt of all amounts due to the Debentureholders under the terms of this Indenture; and (ii) if you receive any amount from the Company as a result of any amount you have honored under the terms of the Debentures and/or this Debenture Indenture before the full settlement of all amounts due to the Debentureholders and the Trustee under the terms of the Debentures and/or of this Debenture Indenture, transfer, within 1 (one) business day from the date of receipt, such amount to the Debentureholders, outside the scope of B3.

3.11.7 This Suretyship will remain valid in all its terms until the date of full compliance with the Secured Obligations.

3.11.8 The Sureties are allowed to pay any defaulted obligation by the Issuer, regardless of notice from the Trustee, including during any cure period established in this Debenture Indenture, in which case the default may be remedied by the Sureties.

3.11.9 It is hereby established and agreed that failure by the Trustee to comply with the terms for executing the Suretyship in favor of the Debentureholders will not give rise, under any circumstances, to the loss of any right or faculty provided for herein, and the Suretyship may be enforced and demanded through the Trustee, in or out of court, as many times as necessary until full settlement of the Secured Obligations, and the Trustee shall, therefore, immediately notify the Issuer and the Sureties.”

(...)

“4.3. Types

4.3.1. The Debentures will be of the type secured with Security Interest under the terms of article 58, main provision, of the Brazilian Corporation Law, given that the Debentures will also have an additional personal guarantee provided by the Sureties.”

4. GENERAL PROVISIONS

4.1. All terms and conditions of the Debenture Indenture that have not been expressly amended by this Amendment are hereby ratified and remain in full force and effect.

4.2. The Issuer represents and warrants, individually, that the representations and warranties provided in the Debenture Indenture remain true, correct and fully valid and effective on the date of signature of this Amendment.

4.3. If any of the provisions of this Amendment is found to be illegal, invalid or ineffective, all other provisions not affected by such judgment shall prevail, and the Parties undertake, in good faith, to replace the affected provision with another that, as far as possible, produce the same effect.

4.4. This Amendment, the Debenture Indenture and the Debentures are extrajudicial enforcement instruments, under the terms of items I and II of article 784 of the “Code of Civil Procedure Code”, the Parties recognizing henceforth that, regardless of any other applicable measures, the obligations assumed in the terms of this Amendment, of the Debenture Indenture and in relation to the Debentures are subject to specific performance, subject to the provisions of articles 815 et seq. of the Code of Civil Procedure, without prejudice to the right to declare the early maturity of the Debentures, pursuant to this Amendment.

4.5. This Amendment is governed by the Laws of the Federative Republic of Brazil.

4.6. The jurisdiction of the Judicial District of São Paulo, State of São Paulo, is elected, to the exclusion of any other, however privileged it may be, to resolve any issues that may arise from this Debenture Indenture.

IN WITNESS WHEREOF, the Parties sign this Amendment, in [-] ([-]) copies of equal form and content and for the same purpose, together with the 2 (two) undersigned witnesses.

[location], [•] [•], [•].

[Signature pages to be included]

Ex. 10.24-71